As filed with the Securities and Exchange Commission on December 30, 2011

Registration No. 333-178088

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

TO

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Independence Mortgage Trust, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

Cira Centre

2929 Arch Street

17th Floor

Philadelphia, PA 19104

(215) 243-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Raphael Licht

President

Cira Centre

2929 Arch Street

17th Floor

Philadelphia, PA 19104

(215) 243-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copy to:

Jason W. Goode

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, GA 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion: Preliminary Prospectus dated December 30, 2011

Independence Mortgage Trust, Inc. $1,650,000,000 Maximum Offering $2,000,000 Minimum Offering

Independence Mortgage Trust, Inc. is a newly formed Maryland corporation that will originate, acquire and manage a portfolio of commercial real estate loans, commercial mortgage-backed securities, or CMBS, and other commercial real estate-related securities. We are sponsored by RAIT Financial Trust (NYSE: RAS), a publicly traded real estate investment trust, or REIT. We are externally managed by our advisor, Independence Mortgage Advisor, LLC, a wholly-owned subsidiary of our sponsor. We intend to qualify as a REIT for federal income tax purposes.

We are offering up to $1,650,000,000 in shares of our common stock. We will offer up to $1,500,000,000 in shares of our common stock in our primary offering at $10.00 per share and up to $150,000,000 in shares of our common stock pursuant to our distribution reinvestment program at an initial price of $9.50 per share.

This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 18 for risks to consider before buying shares of our common stock, including:

•	We have no prior operating history and there is no assurance that we will achieve our investment objectives.

•	Because this is a “blind pool” offering, you may not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•

There is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity event by a certain date or at all. As a consequence, it will be difficult for you to sell your shares.

•

The amount of distributions we may make, if any, is uncertain. Our distributions may be paid from sources such as borrowings, sales of assets or offering proceeds, and we have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, the funds available to us for investments would be reduced.

•

We are dependent on our advisor to conduct our operations. The substantial fees we will pay to our advisor and its affiliates were not negotiated at arm’s-length and therefore may be higher than fees payable to a third party. These fees will increase your risk of loss.

•

All of our executive officers and some of our directors are also officers and managers of our advisor and other entities affiliated with us. As a result, these individuals will face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, which could result in actions that are not in your best interests.

•

Our investments in commercial real estate loans, CMBS and other real estate-related securities will be subject to the risks related to the underlying real estate and may be affected by an unfavorable real estate market and general economic conditions.

•	We may incur substantial debt. High debt levels increase the risk of your investment.

•	We may change our investment and operational policies without stockholder consent.

•

If we fail to qualify as a REIT for federal income tax purposes and no relief provisions apply, our cash available for distribution to our stockholders and the value of our shares could materially decrease.

Your investment in our shares is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the amount or certainty of any cash benefits or tax consequences which may result from an investment in our common stock.

	Price to Public	Selling Commissions	Dealer Manager Fee	Proceeds to Us Before Expenses (1)(2)
Primary Offering Per Share	$10.00	$.70	$.30	$9.00
Total Minimum	$2,000,000.00	$140,000.00	$60,000.00	$1,800,000.00
Total Maximum	$1,500,000,000.00	$105,000,000.00	$70,000,000.00	$1,325,000,000.00
Distribution Reinvestment Program Offering Per Share (1)	$9.50	$—	$—	$9.50
Total Maximum	$150,000,000.00	$—	$—	$150,000,000.00

(1)	We reserve the right to reallocate shares of common stock being offered between the primary offering and our distribution reinvestment program.
(2)	Proceeds are calculated before reimbursing our advisor and dealer manager for organization and offering expenses.

Our shares of common stock will be offered to investors on a best efforts basis through Independence Realty Securities, LLC, the dealer manager of this offering. We will not sell any shares of our common stock unless we raise a minimum of $2,000,000 in subscription proceeds from persons not affiliated with us or our advisor by                     , 2013 (one year from the date of this prospectus). Pending satisfaction of the minimum offering amount, all subscription payments will be placed in an escrow account held by our escrow agent, UMB Bank, N.A., in trust for the subscribers’ benefit, pending release to us. If we do not raise at least $2,000,000 in subscription proceeds by                     , 2013, we will promptly return all funds in the escrow account (including interest and without deduction for fees), and we will stop selling our shares. We expect to sell the shares of our common stock offered in the primary offering over a two-year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until                     , 2015 (three years from the date of this prospectus). If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may terminate this offering at any time.

We will not sell any shares to Pennsylvania investors unless we raise a minimum of $75 million in gross offering proceeds (including sales made to residents of other jurisdictions) from persons not affiliated with us or our advisor. If we do not raise this amount within one year of the date we satisfy the $2,000,000 minimum offering requirement described above, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors.

The date of this prospectus is                     , 2012

SUITABILITY STANDARDS

An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment. We have established suitability standards for investors who purchase our common stock. These suitability standards are intended to help ensure, given the high degree of risk inherent in, the long-term nature of an investment in, and the relative illiquidity of, our shares, that shares of our common stock are an appropriate investment for those of you who become investors.

Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all of the information contained in this prospectus, including the “Risk Factors” section, in determining whether an investment in our common stock is appropriate.

The minimum initial investment in shares of our common stock is $2,000, and the minimum subsequent investment in our shares is $1,000 per transaction, although our board may elect to accept smaller investments in its discretion. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment program.

General Standards for all Investors. Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

For purposes of determining whether you satisfy the above standards, your net worth should be calculated excluding the value of your home, home furnishings and automobiles.

The following states have established suitability standards in addition to the minimum standards set forth above. Shares will only be sold to investors in these states who meet our suitability standards as set forth above, as well as the specific suitability standards set forth below.

Alabama—Investors must have a liquid net worth of at least 10 times their investment in us and other similar programs.

California—An investor’s investment in this offering may not exceed 10% of such investor’s net worth.

North Dakota—Investors must have a net worth of at least 10 times their investment in us and our affiliates.

Because the minimum offering of our common stock is less than $150 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. We will not sell any shares to Pennsylvania investors unless, within one year from the date that we satisfy the $2,000,000 minimum offering requirement, we receive subscriptions for at least $75 million (including subscriptions received from residents of other jurisdictions) from persons not affiliated with us or our advisor. See “Plan of Distribution—Special Notice to Pennsylvania Investors.”

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. With respect to participant-directed purchases under a 401(k) or other defined contribution plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, the authorized plan fiduciary who has approved our shares of common stock as an available investment option under the plan is considered a “fiduciary account.” In the case of gifts to minors, the suitability standards must be met by the custodian of the account or by the donor.

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In order to ensure adherence to the minimum income and net worth standards established for us, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information, including whether (1) the participant is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (2) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program and (3) the investment program is otherwise suitable for the participant. Executed subscription agreements will be maintained in our records for 6 years.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In this prospectus, the term “operating partnership” refers to Independence Mortgage Trust, LP, a Delaware limited partnership, of which Independence Mortgage Trust, Inc. is the sole general partner. The words “we,” “us,” “our” and “our company” refer to Independence Mortgage Trust, Inc. and our operating partnership, taken together, unless the context requires otherwise. The term “advisor” refers to Independence Mortgage Advisor, LLC. References herein to “shares” and “our common stock” refer to the shares of common stock of Independence Mortgage Trust, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplements, together with additional information described below under “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to raise capital in this offering;

•	our ability to effectively utilize the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	changes in interest rates and the market value of our investments;

•	our ability to maintain our qualifications as a REIT;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;

•	the availability of investment opportunities in commercial real estate loans, CMBS and other commercial real estate-related securities; and

•	changes to U.S. generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

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PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Independence Mortgage Trust, Inc.

We are a newly organized Maryland corporation that will originate, acquire and manage a portfolio of commercial real estate loans, commercial mortgage-backed securities, or CMBS, and other commercial real estate-related securities. We intend to implement an investment strategy focused primarily on origination of commercial real estate loans combined with experienced portfolio management. We intend to qualify as a REIT for federal income tax purposes beginning with the taxable year ending December 31 of the year in which we satisfy the minimum offering requirement. We intend to hold all of our investments through our operating partnership, of which we are the sole general partner.

Our office is located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104 and our telephone number is (215) 243-9000. You may find additional information about us at our website, www.imtreit.com. The contents of that website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

Our Sponsor

Our sponsor, RAIT Financial Trust (NYSE: RAS), is a leading provider of capital to the commercial real estate industry which employs over 350 real estate professionals and staff and is headquartered in Philadelphia, Pennsylvania. Since its formation in 1997, our sponsor has provided more than $4 billion in real estate debt financing across the spectrum of real estate capital using an analytical framework that underwrites every loan as if it were acquiring the underlying property securing the loan at the time that the loan is originated, including an analysis of the underlying property’s cash flows and capital requirements and any other financing secured by the underlying property. Through multiple economic cycles, our sponsor has expanded its capabilities, skillsets and platform. Our sponsor offers tailored debt financing solutions to real estate owners and operators, including bridge loans, mezzanine loans and CMBS conduit financings. Today our sponsor is a “vertically integrated” commercial real estate company which is engaged, through affiliated personnel and entities, in each major aspect of identifying, originating and servicing commercial real estate investments, owning and managing real estate properties and investing in real estate-related securities. Our sponsor:

•	underwrites, originates, closes and services (through our sponsor’s Standard & Poor’s rated primary and special loan servicer) commercial real estate loans;

•	values, acquires and sells real estate-related securities for our sponsor’s account and for third parties; and

•	manages a portfolio of real estate investments for our sponsor’s account and for third parties.

As of September 30, 2011, our sponsor’s investment portfolio included (1) over 157 commercial real estate loans owned or originated by our sponsor, including commercial mortgages, mezzanine loans, and preferred equity interests, with an aggregate carrying value of approximately $1.1 billion, (2) investments in real estate-related securities, including CMBS, unsecured REIT notes and other securities, with an aggregate carrying value of approximately $720 million, and (3) a portfolio of real estate investments with an aggregate carrying value of approximately $849 million, a majority of which our sponsor acquired as a result of loan restructurings in instances where our sponsor determined that by taking control of the property it could maintain or enhance its risk-adjusted returns. See “Prior Performance Summary—Our Sponsor’s Investment Portfolios.”

Our sponsor is a publicly traded REIT and its lending investment strategy is substantially similar to ours; provided, however, that we do not intend to invest directly in properties. See “Conflicts of Interest—Certain

Conflict Resolution Measures—Allocation of Investment Opportunities” for a discussion of how investment opportunities will be allocated among our company, our sponsor and other investment programs managed or advised by our sponsor and its affiliates.

We will be externally managed by a wholly-owned subsidiary of our sponsor and believe that we will benefit from our sponsor’s expertise and established reputation in the commercial real estate finance markets as a publicly traded originator, owner, servicer and manager of commercial real estate assets.

Our sponsor also serves as the sponsor for Independence Realty Trust, Inc., or IRT, a Maryland corporation that intends to qualify and elect to be taxed as a REIT. IRT was formed to acquire and manage a diverse portfolio of multifamily properties located in the United States and as of September 30, 2011 owned six multifamily properties. IRT’s registration statement on Form S-11 (SEC File No. 333-173391) was declared effective by the SEC on June 10, 2011 and IRT is conducting an offering of up to $1.095 billion in shares of common stock on a best efforts basis.

Summary Risk Factors

An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Significant risks relating to an investment in shares of our common stock include those listed below.

•	We are a newly formed corporation with no operating history and there is no assurance that we will achieve our investment objectives.

•

This is a “blind pool” offering because we have not yet identified any assets to be purchased with the net proceeds from this offering and, therefore, you may not be able to evaluate our investments before investing in shares of our common stock.

•

No public trading market exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid. We are not obligated to effectuate a liquidity event by a certain date or at all.

•

We are dependent upon our advisor to select our investments and conduct our operations. We will pay substantial fees to our advisor for these services. Because the agreement governing these services was not negotiated on an arm’s-length basis, these fees may exceed what we would pay to a third party.

•

All of our executive officers and some of our directors are also officers and managers of our advisor and other entities affiliated with us. As a result, these individuals will face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, which could result in actions that are not in your best interests.

•

The amount of distributions we may pay, if any, is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, the funds available to us for investments would be reduced.

•

Our investments in commercial real estate loans, CMBS and other real estate-related securities will be subject to risks relating to default on underlying income streams, fluctuations in interests rates, decreased value and liquidity of the investments, increased risk of losses in junior positions, unfavorable real estate market and general economic conditions and other risks associated with such investments.

•

Our investments in commercial real estate loans, CMBS and other real estate-related securities may be illiquid. As a result, we may not always be able to dispose of our investments at a time of our choosing, we may at times be forced to sell our investments at a discount, and our ability to adjust our portfolio in response to changes in economic and other conditions may be relatively limited.

•

The subordinated participation in net cash flows payable to our advisor is contingent on our stockholders first having received aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital, which may influence our advisor to recommend riskier transactions to us than it might otherwise. In addition, upon termination of our advisory agreement, our advisor may be entitled to receive a fee if our advisor would have been entitled to a subordinated participation in net cash flows had our portfolio been liquidated on the date of the termination of our advisory agreement. This termination fee is payable regardless of the reason the advisory agreement was terminated.

•	Competition with third parties in acquiring and originating investments may reduce our profitability and the return on your investment.

•

We may incur substantial debt which may exceed 300% of our net assets, or approximately 75% of the aggregate cost of our tangible assets, with the approval of a majority of our independent directors. Our use of financial leverage increases the risk of your investment and could hinder our ability to pay distributions to our stockholders.

•	We may change our investment and operational policies without stockholder consent.

•	If we fail to qualify as a REIT and no relief provisions apply, it would adversely affect our operations, the value of our shares and our ability to make distributions to our stockholders.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, governance, financial controls, compliance and disclosure. Our directors will be elected annually by our stockholders. Prior to the commencement of this offering, we will have five directors, three of whom will be independent of us, our advisor and its affiliates. A majority of our independent directors will be required to review and approve all matters our board of directors believes may involve a conflict of interest between us and our advisor or its affiliates. Please see “Management—Directors and Executive Officers” for the names and biographical information of our directors.

Our Advisor

We are externally managed and advised by Independence Mortgage Advisor, LLC, a newly organized Delaware limited liability company and a wholly-owned subsidiary of our sponsor, which is responsible for managing our day-to-day business operations and acquiring investments on our behalf. Under the terms of our advisory agreement, our advisor undertakes to use its best efforts to, among other things, research, identify and make investments on our behalf consistent with our investment objectives and strategy. Pursuant to our advisory agreement, our board of directors has delegated to our advisor the authority to execute originations, acquisitions and dispositions of assets without the prior approval of our board of directors, subject to certain limitations; provided, however, that our board of directors will at all times have ultimate oversight over our investments and may from time to time in its sole discretion change the scope of or revoke the authority delegated to our advisor with respect to the origination, acquisition and disposition of investments. See “Management—Delegation of Authority to Advisor” for additional discussion of the delegation of authority over investments to our advisor. Our advisor is located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

Our Dealer Manager

Independence Realty Securities, LLC, a Delaware limited liability company and a wholly-owned subsidiary of our sponsor, serves as our dealer manager for this offering. Our dealer manager is a member of Financial Industry Regulatory Authority, Inc., or FINRA. Our dealer manager is located at IDS Center, 80 S. 8th Street, Suite 4610, Minneapolis, Minnesota 55402.

Our Operating Partnership

We intend to own all of our assets through Independence Mortgage Trust, LP, a Delaware limited partnership, which we refer to as our operating partnership. We are the sole general partner of our operating partnership and have contributed $199,000 to our operating partnership in exchange for our general partner interest. Independence Mortgage Trust OP Holder, LLC, a Delaware limited liability company and our wholly-owned subsidiary, is the initial limited partner of our operating partnership and has contributed $1,000 to our operating partnership in exchange for its limited partnership interest.

Our Structure

The following chart shows our current organizational structure and our relationship with our advisor and our dealer manager:

*	RAIT Financial Trust directly owns 100% of RAIT General, Inc., which is the sole general partner of RAIT Partnership, LP, and 100% of RAIT Limited, Inc., which is the sole limited partner of RAIT Partnership, LP. RAIT Partnership, LP directly owns 100% of RAIT TRS, LLC, which directly owns 100% of each of Independence Mortgage Advisor, LLC and Independence Realty Securities, LLC.

Investment Objectives and Strategy

Our primary investment objectives are:

•	to generate an attractive level of current income to distribute to our stockholders;

•	to preserve and protect our stockholders’ capital contributions; and

•	to provide a direct investment in a portfolio of commercial real estate loans, CMBS and other commercial real estate-related securities.

We anticipate that many of our investments will be senior commercial real estate loans originated by us ranging in size from $5 to $50 million and secured by cash-flowing properties. These senior commercial real estate loans will include loans secured by stabilized properties as well as bridge loans secured by properties undergoing a transition. We also expect to originate or acquire subordinated commercial real estate loans. These subordinated loans may be second lien loans (loans secured by real estate that are subordinate to first lien loans), mezzanine loans (loans secured by interests in entities that directly or indirectly own real estate), subordinated first mortgage loans (referred to as B-Notes), and participations in such loans. Subordinated loans that we originate may be directly or indirectly secured by both stabilized and transitional properties. The loans we originate or acquire may carry interest rates that are fixed or that are determined periodically on the basis of a floating base lending rate, such as the London Interbank Offering Rate, or LIBOR, or U.S. Treasuries.

In addition, we may invest in CMBS or other structured real estate-related securities. Our CMBS investments may be made across the CMBS capital structure and may include investment grade rated securities as well as below investment grade rated and unrated securities. The below investment grade securities of a CMBS securitization, also known as B-pieces, have characteristics similar to both securities investments and to subordinated real estate loans and may make up a significant portion of our investment portfolio.

We may originate or acquire loans and then sell those loans to, or finance those loans with, third parties, with the goal of generating fee income and profits from the sale of such loans, and we may retain subordinated positions in such loans.

Although we intend to target primarily commercial real estate loans, CMBS and other commercial real estate-related securities, we may selectively invest in debt or preferred or common equity securities of REITs, commercial real estate collateralized debt obligations, or CDOs, or any other real estate assets, loans or securities that, in the opinion of our board of directors, meet our investment objectives.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of investments. When considering an investment opportunity, we will evaluate a number of factors, including the strength and experience of the borrower; how that investment will fit within our target portfolio objectives; the expected returns of that investment relative to the risk characteristics of that investment and to other investment alternatives; cash flows of investments; and macroeconomic and regional or local economic data.

Leverage

We intend to incur debt, which we refer to as using leverage, to provide additional funds to support our investment activities. We may place leverage on individual assets, on the portfolio, any subset of the portfolio or on our company as a whole. We intend to limit our borrowings to approximately 50% of the cost of our investments after we have invested substantially all of the net proceeds from this offering. During the initial stages of our operations, we may borrow in excess of our long-term targeted debt level in order to more quickly build a portfolio. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which generally approximates to 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment.

Fees and Expenses

Our advisor and dealer manager will receive compensation for services related to this offering and for the management of our assets, subject to the review and approval of our independent directors. The following table sets forth a summary of the fees and expenses we expect to pay our advisor and dealer manager. The table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts for any categories of purchasers). The estimated maximum dollar amounts reflected in the table are based on the sale of the maximum of $1,500,000,000 in shares to the public in the primary offering. See “Compensation” for a more detailed explanation of the fees and expenses we expect to pay our advisor and dealer manager.

Type of Compensation	Determination of Amount	Estimated Amount For Maximum Offering

Organization and Offering Stage

Selling Commissions	We will pay our dealer manager selling commissions of up to 7.0% of gross offering proceeds from the sale of shares, all or a portion of which will be reallowed by our dealer manager to participating broker-dealers. Selling commissions may be waived at the discretion of the dealer manager and may be reduced based on volume purchases and for certain categories of purchasers. We will not pay selling commissions with respect to shares sold pursuant to our distribution reinvestment program.	$105,000,000

Dealer Manager Fee	We will pay our dealer manager a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of shares. Our dealer manager, in its sole discretion, may reallow a portion of the dealer manager fee of up to 1.5% of the gross offering proceeds to participating broker-dealers. We will not pay a dealer manager fee with respect to shares sold pursuant to our distribution reinvestment program.	$45,000,000

Type of Compensation	Determination of Amount	Estimated Amount For Maximum Offering
Organization and Offering Expense Reimbursement	We will reimburse our advisor and its affiliates for any organization and offering costs they may incur on our behalf up to an amount equal to 1.0% of the gross offering proceeds as of the date of reimbursement. We currently estimate that organizational and offering expenses, other than selling commissions and dealer manager fees, will total approximately $12,500,000 if the maximum primary offering is achieved. Our advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.0% of gross offering proceeds, without recourse against or reimbursement by us. In no event will the selling commissions, the dealer manager fee and the other organization and offering expenses borne by or reimbursed by us exceed 15.0% of gross offering proceeds.	$12,500,000

Operational Stage

Acquisition Fee	None.

Acquisition Expense Reimbursement	We will reimburse our advisor for out-of-pocket expenses incurred by our advisor in connection with the selection, origination and acquisition of investments, whether or not such investments are originated or acquired.	$13,350,000 (assuming that we incur our targeted leverage of 50% of the cost of our investments); $26,700,000 (assuming that we incur the maximum leverage permitted by our charter)

Asset Management Fee	We will pay our advisor a monthly asset management fee equal to one-twelfth of 1.25% of the sum of the amount actually paid or allocated to acquire or fund our investments, including acquisition expenses paid to our advisor and third parties and any debt associated with or used to acquire or fund such investments, less any principal repaid by borrowers on our investments in commercial real estate loans (or our proportionate share thereof in the case of investments made through joint ventures).	Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at this time.

Operating Expense Reimbursement	We will reimburse our advisor for out-of-pocket expenses incurred by our advisor in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for individuals whose primary job function relates to our business; provided, however, that our advisor does not currently intend to seek reimbursement for any	Actual amounts are dependent upon actual expenses incurred and therefore cannot be determined at this time.

Type of Compensation	Determination of Amount	Estimated Amount For Maximum Offering
portion of the compensation payable to our executive officers. If our advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual report filed pursuant to SEC requirements.

Liquidation/Listing Stage

Disposition Fee	None.

Subordinated Participation in Net Cash Flows (payable only if we are not listed on a national securities exchange)	After our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital, our advisor is entitled to receive an amount equal to 15.0% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise. This fee is payable only if our shares are not listed on a national securities exchange.	Actual amounts are dependent upon the results of our operations and therefore cannot be determined at this time.

Subordinated Incentive Listing Fee (payable only if we are listed on a national securities exchange)	Upon the listing of our shares on a national securities exchange, our advisor is entitled to receive a fee in an amount equal to 15.0% of the amount by which (1) the adjusted market value of our outstanding shares upon such a listing plus our total distributions paid through the date the market value of our outstanding shares is determined exceeds (2) the sum of the aggregate capital contributed by our stockholders plus an amount equal to an 8.0% cumulative, non-compounded annual pre-tax return to our stockholders.	Actual amounts are dependent upon the results of our operations and therefore cannot be determined at this time.

Conflicts of Interest

Our advisor and its affiliates will experience conflicts of interests in connection with this offering and the management of our business, including those listed below.

•

Our sponsor must determine which investment opportunities are allocated to us and the other real estate programs advised or managed by our sponsor or its affiliates, some of which may have investment objectives and strategies comparable to ours.

•

The officers and other personnel of our sponsor acting on behalf of our advisor will have conflicts of interest in allocating their time, services and functions among us and other real estate programs or business activities in which they may be involved.

•	The compensation payable by us to our advisor and our dealer manager may not be on terms that would result from arm’s-length negotiations between unaffiliated parties.

•

The asset management fees payable to our advisor will be payable regardless of the value or performance of the assets we originate or acquire, and thus may create an incentive for the advisor to take actions with respect to our portfolio that may not otherwise be in our best interests.

See “Conflicts of Interest” for more details on these and other conflicts of interest.

Distributions

We expect that our board of directors will authorize and that we will declare and pay distributions on a monthly basis commencing in the first full quarter after we raise the minimum offering amount. Generally, our policy will be to pay distributions from cash flow from operations. However, our organizational documents permit us to fund distributions from any other source, including, without limitation, the net proceeds of this offering, borrowings or the sale of investments. Distributions may constitute a return of capital. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us may be reduced. We have not established a minimum distribution level. The amount of any distributions we pay will be determined by our board of directors and will depend on, among other things, our earnings, cash flow and general financial condition and other factors deemed relevant by our board.

In order to qualify as a REIT, we are required to distribute at least 90% of our annual REIT taxable income to our stockholders. For these purposes, REIT taxable income is computed without regard to the dividends-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States, or GAAP.

Distribution Reinvestment Program

Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. You may enroll in the distribution reinvestment program by checking the appropriate box on the subscription agreement. You may also withdraw at any time, without penalty, by delivering written notice to us. Pursuant to our distribution reinvestment program, you may elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $9.50 per share; provided, however, that after we begin disclosing an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering, cash distributions will be reinvested in shares of our common stock at a price per share equal to 95% of our most recently calculated estimated per share value. We expect our advisor, or another firm chosen for that purpose, to determine an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering beginning no later than 18 months after the completion of our offering stage. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or a follow-on public offering, provided we have not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, we do not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment program, employee benefit plan or the redemption of interests in our operating partnership). No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment program. We may amend, suspend or terminate the distribution reinvestment program for any reason upon 10 days’ prior written notice to participants, provided that we may not amend the distribution reinvestment program to eliminate a participant’s ability to withdraw from the distribution reinvestment program.

Share Repurchase Program

Our share repurchase program may provide an opportunity for you to have your shares repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that the one year holding period requirement may be waived in certain circumstances. The purchase price for shares repurchased pursuant to our share repurchase program will be as follows:

•

For stockholders who have continuously held their shares for at least one year but less than two years, a price equal to the lesser of 92.5% of (1) the then-current estimated per share value of our common stock or (2) the average purchase price per share paid by such stockholder;

•

For stockholders who have continuously held their shares for at least two years but less than three years, a price equal to the lesser of 95.0% of (1) the then-current estimated per share value of our common stock or (2) the average purchase price per share paid by such stockholder;

•

For stockholders who have continuously held their shares for at least three years but less than four years, a price equal to the lesser of 97.5% of (1) the then-current estimated per share value of our common stock or (2) the average purchase price per share paid by such stockholder; and

•

For stockholders who have continuously held their shares for at least four years, a price equal to the lesser of 100.0% of (1) the then-current estimated per share value of our common stock or (2) the average purchase price per share paid by such stockholder.

We expect our advisor, or another firm chosen for that purpose, to determine an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering beginning no later than 18 months after the completion of our offering stage, and that our board of directors will approve each such determination of an estimated per share value of our common stock.

We may make repurchases of shares pursuant to our share repurchase program only if we have sufficient funds available to complete the repurchase. In any given calendar month, we are authorized to use only the proceeds from our distribution reinvestment program during that month to make repurchases; provided, however, that if we have excess funds during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making repurchases. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In the event that we determine not to repurchase all of the shares presented during any month, including as a result of having insufficient funds or satisfying the 5.0% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above.

We will treat requests for the repurchase of shares sought upon a stockholder’s death differently than other repurchases in several respects. See “Description of Capital Stock—Share Repurchase Program” for additional discussion of the terms of our share repurchase program.

Listing or Liquidation

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such transaction to be in our best interests. A liquidity transaction could consist of a sale of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction, may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We are organized as a holding company that conducts its businesses primarily through our operating partnership. Both the company and our operating partnership intend to conduct our operations so that they comply with the 40% test. The securities issued to our operating partnership by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership’s total assets on an unconsolidated basis. We monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership is considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly-owned or majority-owned subsidiaries, we and our operating partnership are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of originating, purchasing or otherwise acquiring mortgages and other interests in real estate.

Section 3(c)(5)(C) of the Investment Company Act permits an exemption from registration as an investment company for an entity that purchases or otherwise acquires mortgages and other liens on, and interest in, real estate. We expect that most of our investments will be held by wholly-owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exemption generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

We may in the future organize special purpose subsidiaries of our operating partnership that will borrow under or participate in government sponsored incentive programs. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, our operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether our operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the amount of transactions that may occur. We expect that the aggregate value of our operating partnership’s interests in subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our operating partnership’s (and, therefore, the company’s) total assets on an unconsolidated basis.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

Qualification for exemption from registration under the Investment Company Act limits our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions (and accompanying answers) related to our structure, our management, our business and an offering of this type.

Q:	Why should I consider an investment in a REIT focused on investments in commercial real estate loans, CMBS and other commercial real estate-related securities?

A:	We believe that the limited availability of debt financing for the commercial real estate market from traditional sources resulting from a period of prolonged economic uncertainty has and will continue to create a favorable environment for experienced commercial real estate lenders to produce attractive, risk-adjusted returns while employing conservative leverage in the near term. The continued deleveraging and limited balance sheet capacity of the large institutional banks and traditional credit providers for commercial real estate borrowers, as well as the reduced scope and narrowed focus of recovering commercial real estate capital markets, has left real estate owners with limited options for obtaining debt financing for acquisitions and refinancings. Owners of commercial real estate face maturities on loans that have been syndicated or securitized or both, and may have difficulty in obtaining loan extensions, even for performing, stabilized assets, due to current loan structures and servicing standards. As a result, pricing of real estate debt capital and the terms and structure of real estate loans and securities backed by these loans remain favorable relative to historical levels. You and your financial advisor should determine whether investing in a REIT focused on investments in commercial real estate loans, CMBS and other commercial real estate-related securities would benefit your investment portfolio.

Q:	What is the experience of your sponsor and the management of your advisor?

A:	Our sponsor is a leading provider of capital to the commercial real estate industry. Since its formation in 1997, our sponsor has provided more than $4 billion in real-estate debt financing across the spectrum of real estate capital using an analytical framework that underwrites every loan as if it were to be the owner of the related property. Today, our sponsor is a vertically integrated commercial real estate company employing over 350 real estate professionals and staff who originate, underwrite, close and service (through our sponsor’s Standard & Poor’s rated primary and special loan servicer) commercial real estate loans, value, acquire and sell real estate-related securities for our sponsor’s account and for third parties, and manage a portfolio of real estate investments for our sponsor’s account and for third parties.

Our sponsor’s management and senior real estate and debt finance professionals have been through multiple financial cycles in their careers and have the expertise gained through hands-on experience in originating and acquiring commercial real estate loans and investing in commercial real estate-related securities. We believe that our sponsor’s established reputation in the commercial real estate finance market as a publicly traded originator, owner, servicer and manager of commercial real estate assets and the extensive resources, experience and capabilities of the key real estate professionals of our sponsor who perform services for us on behalf of our advisor will allow us to successfully execute our investment strategy.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	offers the benefits of a diversified real estate portfolio under professional management;

•

is generally not subject to federal corporate income taxes on its net income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•

satisfies various requirements in the Internal Revenue Code, including a requirement to make distributions to stockholders of at least 90% of its REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) for each year.

Q:	What is an UPREIT?

A:	In general, an UPREIT is a REIT that holds all or substantially all of its assets through a partnership the REIT controls as general partner. We use this structure because a transfer of property directly to the REIT in exchange for cash or REIT shares is generally a taxable transaction to the transferring property owner. In an UPREIT structure, a transferor of a property who desires to defer taxable gain on the disposition of the property may transfer the property to the partnership in exchange for limited partnership interests. In addition, an UPREIT structure allows a REIT to agree to terms for an institutional investor interested in making a substantial investment in its partnership that may differ from the terms of its stock.

Q:	Do you currently own any assets?

A:	No. This is a “blind pool” offering, meaning that we have not yet identified any specific investments to make using the proceeds of this offering. As a consequence, you may not have the opportunity to evaluate our investments prior to purchasing shares of our common stock. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Q:	For whom is an investment in your shares recommended?

A:	An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards described above under “Suitability Standards;”

•	seek to diversify your investment portfolio with an investment in a REIT focused on investments in commercial real estate loans, CMBS and other commercial real estate-related securities;

•	seek to receive current income through our regular distribution payments; and

•	are able to hold your shares as a long-term investment and do not need immediate liquidity from your investment.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives.

Q:	What happens if we do not raise the minimum $2,000,000 in this offering?

A:	We will not sell any shares of our common stock unless we sell a minimum of $2,000,000 in shares of our common stock to the public (excluding subscriptions received from Pennsylvania investors) by , 2013 (one year from the date of this prospectus). Purchases of shares by our directors, officers and affiliates will not count toward meeting this minimum offering requirement. Pending satisfaction of the minimum offering requirement, all subscription payments will be placed in escrow in trust for the subscribers’ benefit pending release to us. If we do not raise the minimum offering amount by , 2013 (one year from the date of this prospectus), we will terminate this offering and promptly return all subscribers’ funds held in escrow, plus interest and without any deduction for expenses. If we are successful in raising the minimum offering amount, the proceeds held in escrow, plus interest, will be released to us. A higher minimum offering amount applies to Pennsylvania investors. See “Plan of Distribution—Special Notice to Pennsylvania Investors.”

Q:	How long will this offering last?

A:	We expect to sell the shares of our common stock offered in the primary offering over a two year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until , 2015 (three years from the date of this prospectus), provided that, under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as , 201 . If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement we filed with the SEC or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Our charter does not restrict our ability to conduct offerings in the future, and we may conduct follow-on offerings upon the termination of this offering if our board of directors determines that it is in our best interest.

Q:	Who can buy shares of common stock in this offering?

A:	In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. You should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I buy shares?

A:	If you meet the requirements described in the “Suitability Standards” section of this prospectus and choose to purchase shares in this offering, you will need to (1) complete a subscription form to be mailed to us by your financial advisor and direct your financial advisor to purchase shares in this offering and (2) pay for the shares at the time of purchase.

Q:	Will I receive a stock certificate?

A:	No. We anticipate that all shares of our common stock will be issued in book-entry form only, which protects against the loss, theft or destruction of stock certificates and reduces the costs associated with this offering. You will not receive a stock certificate representing the shares of our common stock that you purchase unless our board of directors expressly authorizes the issuance of such a stock certificate.

Q:	Is there any minimum investment required?

A:	The minimum initial investment in shares of our common stock is $2,000, and the minimum subsequent investment in our shares is $1,000 per transaction, although our board may elect to accept smaller investments in its discretion. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment program.

Q:	Are there any special restrictions on the ownership of shares?

A:	Yes. Our charter prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of capital stock (which includes common stock and any preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require certain of our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed, among other purposes, to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock—Restriction on Ownership and Transfer of Shares of Capital Stock.”

Q:	How does a “best efforts” offering work?

A:	When securities are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any of the offered securities. Therefore, no specified dollar amount is guaranteed to be raised.

Q:	May I reinvest my cash distributions in additional shares of common stock?

A:	Yes. We have adopted a distribution reinvestment program whereby investors may elect to have their cash distributions automatically reinvested in additional shares of our common stock. You may elect to participate in our distribution reinvestment program by checking the appropriate box on the subscription agreement, or by filling out an enrollment form which we will provide you at your request. See “Description of Capital Stock—Distribution Reinvestment Program” for more information regarding our distribution reinvestment program.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment program, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower rates applicable to individuals for “qualified dividends” from taxable corporations.

We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In addition, a portion of your distributions may be considered return of capital for tax purposes. These amounts will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are redeemed, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, we suggest you consult with your tax advisor. See “Federal Income Tax Considerations.”

Q:	If I buy shares of common stock in this offering, how may I subsequently sell them?

A:	Our shares of common stock will not be listed for trading on any national securities exchange at the time you purchase shares of our common stock, and we do not expect that a public market for our shares will develop. We have no obligation to list our shares of common stock on any public securities market or provide any other type of liquidity to our stockholders by a particular date. As a result, you may not be able to sell your shares promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. However, you may generally sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of the aggregate of our then outstanding shares of capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number, whichever is more restrictive, of the aggregate of our then outstanding shares of common stock, and if such sale does not violate the federal or state securities laws. See “Suitability Standards” and “Description of Capital Stock—Restriction on Ownership and Transfer of Shares of Capital Stock.” In addition, we have adopted a share repurchase program, as discussed under “Description of Capital Stock—Share Repurchase Program,” which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports;

•	an annual report;

•	in the case of certain U.S. stockholders, an annual IRS Form 1099-DIV or Form 1099-B, if required; and

•	supplements to the prospectus, as may be required by the federal securities laws.

Depending on legal requirements, we will provide this information to you via one or more of the following methods:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; and

•	posting on our website, www.imtreit.com.

In general, the above materials will be provided to you via U.S. mail unless you affirmatively elect to receive them via electronic delivery. If you do not elect to receive these materials via electronic delivery, we will mail to you only those materials which are required to be delivered to stockholders in hard copy form. We will not mail to you other reports we file with the SEC that are available to you on the SEC’s website at www.sec.gov.

Q:	When will I get my detailed tax information?

A:	In the case of certain U.S. stockholders, your Form 1099-DIV will be mailed by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

Independence Mortgage Trust, Inc.

Cira Centre

2929 Arch Street

17th Floor

Philadelphia, Pennsylvania 19104

Tel: (215) 243-9000

Attention: Investor Relations

RISK FACTORS

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock.

Risks Related to an Investment in Our Shares

We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We have no operating history and may not be able to achieve our investment objectives. We cannot assure you that the past experiences of affiliates of our sponsor will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may acquire or loans that we may originate, except for investments or loans that may be described in one or more supplements to this prospectus. We will seek to use substantially all of the net offering proceeds from this offering, after the payment of fees and expenses, to acquire, originate and structure commercial real estate-related loans, CMBS and other commercial real estate-related securities. However, because you will be unable to evaluate the economic merit of our investments before we make them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our advisor will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants or borrowers. These factors increase the risk that your investment may not generate returns comparable to other real estate investment alternatives.

Because no public trading market for our shares exists, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our charter does not require us to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require us to list our shares for trading on a national securities exchange by a specified date or otherwise pursue a transaction to provide liquidity to our stockholders. Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. In addition, the form and terms of the investments that we may originate and acquire, including without limitation the duration and maturities of such investments, may influence the timing of and the type of liquidity event that our board of directors selects. Additionally, if our board of directors determines to pursue a liquidity transaction, we would be under no obligation to conclude the process within a specified period of time. We cannot guarantee that we will be able to liquidate all of our assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily, or at all, and could suffer losses on your investment.

There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. In its sole discretion, our board of directors may amend, suspend or terminate our share repurchase program upon 10 days’ prior written notice to our stockholders, provided that changes in the number of shares that can be redeemed during any calendar year will take effect only upon 10 business days’ prior written notice. Further, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Capital Stock—Share Repurchase Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

The offering price of our shares was not established on an independent basis and the actual value of your investment may be substantially less than what you pay. Until 18 months after we have completed our offering stage, we expect to use the price paid to acquire a share in our offering as the estimated value of our shares. Even when determining the estimated value of our shares from and after 18 months after completion of our offering stage, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

To assist members of Financial Industry Regulatory Authority, Inc., or FINRA, and their associated persons that participate in this offering, pursuant to FINRA Conduct Rule 5110, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed and the date of the data used to develop the estimated value. For this purpose, our advisor has indicated that it intends to use the price paid to acquire a share in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares until 18 months after we have completed our offering stage. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment program, employee benefit plan or the redemption of interests in our operating partnership. If our board of directors determines that it is in our best interests, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Although our initial estimated value per share of $10.00 represents the most recent price at which most investors are willing to purchase shares in our primary offering, this reported value is likely to differ from the price at which a stockholder could resell the shares because: (1) there is no public trading market for the shares at this time; (2) the estimated value does not reflect, and is not derived from, the fair value of our assets, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our primary public offering is net of selling commissions, dealer manager fees, other organization and offering costs, and acquisition fees and expenses; (3) the estimated value does not take into account how market fluctuations affect the value of our investments, including how disruptions in the financial and real estate markets may affect the values of our investments; and (4) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

When determining the estimated value of our shares from and after 18 months after completion of our offering stage, our advisor or another firm we choose for that purpose will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We may not obtain appraisals or valuations for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair value of our investments or the amount of net proceeds that would result from an immediate sale of our assets.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor and its affiliates will perform services for us in connection with the selection, acquisition, origination, management and administration of our investments. We will pay them substantial fees for these services, which will reduce the value of your investment and the amount of cash available for investment or distribution to stockholders.

We may increase the compensation we pay to our advisor subject to approval of our board of directors and other limitations in our charter, which would further reduce the value of your investment and the amount of cash available for investment or distribution to stockholders. Assuming a $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold under the distribution reinvestment program, we estimate that we will use 88.6% of our gross offering proceeds for investments. We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first achieving agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed, including payments in connection with an internalization transaction.

These fees reduce the amount available for distribution to common stockholders upon liquidation of our portfolio and the value of your shares in the event they are listed on a national securities exchange. For a discussion of our fee arrangement with our advisor and its affiliates, see “Compensation.”

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced.

Our long-term corporate strategy is to fund the payment of regular distributions to our stockholders entirely from cash flow from our operations. However, during the early stages of our development, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, particularly in the earlier part of this offering, we may choose to use cash flows from financing activities, which include borrowings (including borrowings secured by our assets), net proceeds of this offering, or other sources to fund distributions to our stockholders. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected and due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources. To the extent that we fund distributions from sources other than cash flows from operations, subsequent investors may experience immediate dilution in their investment because a portion of our net assets may have been used to fund distributions instead of retained in our company and used to make investments.

Using certain of these sources to fund distributions may result in a liability to us, which would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.

You may be more likely to sustain a loss on your investment because our sponsor does not have a significant investment in our common stock and, as such, may not have as strong an economic incentive to avoid losses as do sponsors who have more significant equity in the investment programs they sponsor.

Our sponsor has invested only $200,000 in us in exchange for 20,000 shares of our common stock. Therefore, if we are successful in raising sufficient offering proceeds to be able to reimburse our sponsor for our organization and offering expenses, our sponsor will have little exposure to loss in the value of its investment in our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor does not have as strong an economic incentive to prevent a decrease in the value of our shares as do those sponsors who make more significant equity investments in the investment programs they are sponsoring.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and the personnel of our sponsor that our advisor utilizes to perform services on its behalf for us. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the income per share and adjusted funds from operations per share attributable to your investment.

Additionally, although we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease our net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of advisory fees we would save or the costs we would incur if we become self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to our stockholders and the value of our shares.

Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of cash available for us to originate or acquire assets, and to pay distributions.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of the advisor but may instead remain employees of the sponsor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments.

Continued disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to acquire a portfolio of commercial real estate loans, CMBS and other commercial real estate-related securities. Economic conditions greatly impact the risks of these investments (see “—Risks Related to Our Investments”). The value of collateral securing any loan investment we may make could decrease below the outstanding principal amount of such loan. In addition, revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for borrowers to meet their payment obligations to us. Each of these factors would increase the likelihood of default and foreclosure, which would likely have a negative impact on the value of our investment. More generally, the risks arising from the financial market and economic conditions are applicable to all of the investments we may make. The risks apply to commercial mortgage, mezzanine or bridge loans. They also apply to CMBS debt, the performance of which depends on the performance of the underlying loans. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

Disruptions in the financial markets and deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

Since 2007, liquidity in the market for non-prime and sub-prime residential mortgage loans, and the real estate-related investments that depend on the performance of such loans, has decreased dramatically. Underlying collateral performance concerns pertaining to the increased rates of delinquency, foreclosure and loss have expanded, at least temporarily, to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans. This has led to a wide distinction in price discovery for senior and subordinated assets. Continued market volatility and instability may interfere with the successful implementation of our investment strategy. A protracted economic downturn will also likely have a negative impact on our ability to originate and finance loans. Borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. If real property values decline, real estate investors will have a difficult time making new acquisitions and demand for loan originations will decline. In addition, creditworthy investors may be less likely to look to debt financing for acquisitions in a recessionary environment. Furthermore, we may have difficulty selling loans, loan participations and structured loan products in a recessionary environment. These factors may hinder our ability to generate revenue by originating, selling and financing loans.

Government intervention may limit our ability to continue to implement certain strategies or manage certain risks.

The fundamental disruptions that the global financial markets have experienced and may continue to experience have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. It is impossible to predict what, if any, additional interim or permanent governmental restrictions may be imposed on the markets and the effect of such restrictions on us and our results of operations. There is a high likelihood of significantly increased regulation of the financial markets that could have a material impact on our operating results and financial condition.

Our dealer manager has limited experience in public offerings, which may affect the amount of funds it raises in this offering.

Our dealer manager was formed on March 26, 2009 and has not conducted any public offering such as this, other than the public offering by Independence Realty Trust, Inc., which was declared effective by the SEC on June 10, 2011. As a result, our dealer manager has had a limited amount of time to establish relationships with registered broker-dealers, registered investment advisors and bank trust departments. This lack of experience may affect the way in which our dealer manager conducts this offering. Until we achieve the minimum offering, your investment in us will be held in escrow and will be invested in accordance with the terms of the escrow agreement. If we do not achieve the minimum offering, the return on your investment in us may be less than the return you would have achieved if you had invested your money in other investments.

If we do not meet the minimum offering requirements for this offering you will not have access to your funds for up to one year from the date of this prospectus and you may earn a lower rate of return on your escrowed funds than could have been achieved from an alternative investment.

We will take subscriptions and hold investors’ funds in an interest-bearing escrow account until we receive subscriptions for at least $2,000,000 of shares of our common stock (excluding subscriptions received from Pennsylvania investors) from subscribers not affiliated with us or our advisor within one year following the initial offering date. If we do not receive subscriptions for the minimum offering amount within this period, this offering will terminate and any funds that you deposited into escrow will be promptly returned to you along with any interest earned thereon and without reduction for fees. The interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

If we only raise the minimum offering amount or are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a substantial portfolio of investments. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments. In that case, the likelihood that any single investment’s performance would adversely affect our profitability will increase. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We may change our investment and operational policies without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

We are dependent upon our sponsor, advisor and their affiliates to conduct our operations, and therefore, any adverse changes in the financial health of our sponsor, advisor or their affiliates, or our relationship with any of them, could hinder our operating performance and the return on your investment.

We are dependent on our advisor and affiliates to manage our operations and acquire and manage our portfolio. Our advisor will make all decisions with respect to the management of our company. Our advisor will depend upon the fees and other compensation that it will receive from us in connection with the management and sale of our properties to conduct its operations. Any adverse changes in the financial condition of, or our relationship with, our sponsor or advisor could hinder their ability to successfully manage our portfolio of investments and our performance.

As a public company, our sponsor may be subject to more litigation than a privately held sponsor with a limited number of investors. Any such litigation may distract our management team.

Our sponsor, RAIT Financial Trust, is a public company and, as a result, may be subject to more litigation than a privately held sponsor with a limited number of investors. For example, our sponsor and certain of its executive officers and trustees were named defendants in class action securities lawsuits filed in 2007. The lawsuits alleged, among other things, that certain defendants violated the Securities Act and the Exchange Act by making materially false and misleading statements and material omissions in registration statements and prospectuses. The lawsuits were settled by written agreement, which was approved by a federal district court in 2009. The settlement was funded within the limits of our sponsor’s directors and officers insurance. Under the terms of the settlement, the lawsuits were dismissed with prejudice and all defendants received a full release of all claims asserted against them. There can be no assurance that our sponsor or any of its officers will not be subject to additional litigation in the future, which may distract our management team from our business.

Recently enacted and potential further financial regulatory reforms could have a significant impact on our business, financial condition and results of operations.

On July 21, 2010, President Barack Obama signed the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” into law. The Dodd-Frank Act represents a significant change in the American financial regulatory environment and impacts nearly every aspect of the U.S. financial services industry. The Dodd-Frank Act requires various federal agencies to adopt hundreds of new rules to implement the Dodd-Frank Act and to deliver to Congress numerous studies and reports that may influence future legislation. The Dodd-Frank Act leaves significant discretion to federal agencies as to exactly how to implement the broad provisions of the Dodd-Frank Act. As a result, many of the details and much of the impact of the Dodd-Frank Act may not be known for some time and the full extent of the impact of the Dodd-Frank Act on our operations is currently unclear. The changes resulting from the Dodd-Frank Act may impact the profitability of business activities, require changes to certain business practices, impose more stringent capital, liquidity and leverage requirements or otherwise adversely affect our business.

Further, we may be required to invest significant management attention and resources to evaluate and make any changes necessary to comply with new statutory and regulatory requirements under the Dodd-Frank Act, which may negatively impact results of operations and financial condition.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor. We cannot guarantee that all, or any, will remain affiliated with us or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to maintain key person life insurance that would provide us with proceeds in the event of death or disability of any of our key personnel.

We believe our future success depends upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Risks Related to Conflicts of Interest

Our executive officers and our advisor’s key personnel will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our company.

Our executive officers and our advisor’s key personnel are also officers, directors and key professionals of our sponsor, our dealer manager or other affiliated entities. Our advisor and its affiliates will receive substantial fees from us, which could influence the advice given to us by the key personnel of our sponsor who perform services on behalf of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the renewal and enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	the origination and acquisition of investments, which may increase the asset management fees payable to our advisor;

•	the disposition of investments, which may entitle our advisor to a subordinated participation in cash flows;

•	borrowings to fund the origination and acquisition of investments, which may increase the asset management fees payable to our advisor;

•	public offerings of equity by us, the proceeds of which would likely be used by us to originate or acquire investments which could entitle our advisor to increased asset management fees;

•	competition with affiliated programs for investments in commercial real estate loans, CMBS and other commercial real estate-related securities;

•	whether and when we seek the listing of our common stock on a national securities exchange, which listing could entitle our advisor to a subordinated incentive listing fee;

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a subordinated participation in cash flows; and

•

whether we seek approval to internalize our management functions, which may entail acquiring assets from our sponsor (such as office space, furnishings and technology costs) and employing our sponsor’s key personnel performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these professionals receiving more compensation from us than they currently receive from our sponsor.

The fees our advisor receives in connection with transactions involving the origination or acquisition of an investment are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our sponsor’s key personnel performing services on behalf of our advisor to recommend riskier investments to us. The subordinated participation in net cash flows payable to our advisor is contingent on our stockholders first having received aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital, which may influence our advisor to recommend riskier transactions to us than it might otherwise. In addition, upon termination of our advisory agreement, our advisor may be entitled to receive a fee if our advisor would have been entitled to a subordinated participation in net cash flows had our portfolio been liquidated on the date of the termination of our advisory agreement. This termination fee is payable regardless of the reason the advisory agreement was terminated. After the termination of this offering, our advisor has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering. As a result, our advisor may decide to extend this offering to avoid or delay the reimbursement of these expenses.

The key personnel of our advisor who are also key personnel of our sponsor will face conflicts of interest with respect to the allocation of investment opportunities among us, our sponsor and our sponsor’s affiliates.

Our advisor’s officers and key real estate and debt professionals will identify potential investments which are consistent with our investment guidelines. Because our advisor has no employees, it relies upon the key real estate and debt finance professionals of our sponsor to identify suitable investment opportunities for us. Our sponsor relies on many of the same real estate and debt finance professionals to identify investment opportunities and has an investment strategy that is very similar to ours. In addition, our advisor and its affiliates may advise other investment programs that invest in assets in which we may be interested, including our sponsor and other public and private investment programs which our sponsor and its affiliates may sponsor or advise in the future. As a result, the key personnel of our advisor could face conflicts of interest in determining which programs will have the opportunity to acquire and participate in investment opportunities as they become available, potentially causing competition among us, our sponsor and other programs affiliated with our sponsor with respect to certain investments that we may want to acquire.

Because our dealer manager is an affiliate of our advisor, you will not have the benefit of a due diligence review of us or the prospectus performed by an independent or affiliated underwriter.

Generally, offerings of securities to the public are underwritten by an independent third party underwriter within the meaning of the Securities Act. Our dealer manager is an affiliate of our advisor and we will rely upon our dealer manager to facilitate the distribution of our shares. As such, no independent or affiliated underwriter has conducted diligence on this offering or prospectus and, therefore, you will not have the benefit of such a review. The absence of a due diligence review by an independent or affiliated underwriter of us and of this offering increase the risk you face as a stockholder.

Our advisor’s inability to retain the services of key real estate professionals could hurt our performance.

Our success depends to a significant degree upon the contributions of certain key real estate and debt professionals employed by our sponsor acting on behalf of our advisor, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals, and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon our sponsor’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If our sponsor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of our advisor face conflicts of interest related to their positions or interests in affiliates of our advisor, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of our advisor are also executive officers, directors, managers or key professionals of our sponsor and its affiliates. As a result, they owe fiduciary duties to each of these entities and their investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our investment strategy.

The key real estate and debt professionals employed by our sponsor that provide services to us are all involved in the management of our sponsor. As a result of their obligations to our sponsor and the fact that they engage in and they will continue to engage in other business activities, on behalf of themselves and others, these individuals face conflicts of interest in allocating their time among us, our sponsor and their other activities. These conflicts of interest could cause these individuals to allocate less of their time to us than we may require, which may adversely impact our operations.

If we acquire investments from affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s length negotiations.

The prices we pay to affiliates of our advisor for our investments will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition or origination of the investments, or if the price to us is in excess of such cost, substantial justification for such excess will exist and such excess will be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from, among other things, increases in market value of the investment during the period of time the investment is owned by the affiliate as evidenced by an independent valuation of the asset. In no event will we acquire an investment from an affiliate for an amount in excess of its current appraised value as determined by an independent appraiser selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring investments from our advisor and its affiliates, we may pay more for particular investments than we would have in an arm’s length transaction, which would reduce our cash available for other investments or distribution to our stockholders.

Risks Related to This Offering and Our Corporate Structure

Your interest in us will be diluted if we issue additional shares.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 350,000,000 shares of capital stock, of which 300,000,000 shares are classified as common stock and 50,000,000 shares are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to our advisor, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or to reimburse expenses paid on our behalf; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of our operating partnership. To the extent we issue additional shares after your purchase in this offering, your percentage ownership interest in us will be diluted.

The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders.

Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock. A person that did not acquire more than 9.8% of our shares may become subject to our charter restrictions if repurchases of shares held by other stockholders cause such person’s holdings to exceed 9.8% of our outstanding shares. Our 9.8% ownership restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any such stock without stockholder approval. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) they actually received an improper personal benefit in money, property or services or, (3) in the case of any criminal proceeding, they had reasonable case to believe the act or omission was unlawful. Further, we may enter into separate indemnification agreements with each of our officers and directors. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, or our advisor and its affiliates, for any liability or loss suffered by them or hold our directors, our advisor and its affiliates harmless for any liability or loss suffered by us, unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers and Others.”

Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.

Maryland law prohibits from consummating business combinations with: (1) any person who beneficially owns 10% or more of the voting power of our outstanding voting stock, which we refer to as an “interested stockholder;” (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock, which we also refer to as an “interested stockholder;” or (3) an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of our outstanding voting stock, voting together as a single group; and (2) two-thirds of the votes entitled to be cast by holders of our voting stock other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single group. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interests. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors. See “Description of Capital Stock—Business Combinations.”

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our company and our stockholders under Maryland law and our charter in connection with their management of our company. At the same time, we, as general partner, will have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to our company and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Because of our holding company structure, we depend on our operating partnership and its subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of our operating partnership and its subsidiaries.

We are a holding company with no business operations of our own. Our only significant asset is and will be the general partnership interests of our operating partnership. We conduct, and intend to conduct, all of our business operations through our operating partnership. Accordingly, our only source of cash to pay our obligations is distributions from our operating partnership and its subsidiaries of their net earnings and cash flows. We cannot assure you that our operating partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders from cash flows from operations. Each of our operating partnership’s subsidiaries will be a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and our operating partnerships and its subsidiaries liabilities and obligations have been paid in full.

Your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act.

Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We expect that we will not fall under the definition of, and will therefore not be required to register as, an investment company. We intend to make investments and conduct our operations so that we are not required to register as an investment company. The company is organized as a holding company that conducts its businesses primarily through our operating partnership. Both we and our operating partnership intend to conduct our operations so that each of us complies with the 40% test. The securities issued to our operating partnership by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the operating partnership may own, may not have a value in excess of 40% of the value of the operating partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.

We expect that most of our investments will be held by wholly-owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate investments and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully. See “Investment Objectives and Strategy—Investment Company Act Considerations.”

We may in the future organize special purpose subsidiaries of the operating partnership that will borrow under or participate in government sponsored incentive programs. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, our operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the amount of transactions that may occur. We expect that the aggregate value of our operating partnership’s interests in subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our operating partnership’s (and, therefore, the company’s) total assets on an unconsolidated basis.

In the event that we or our operating partnership were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we may still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we nor any of our subsidiaries, including our operating partnership, are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

The SEC recently solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. There can be no assurance that the SEC will not take actions that result in our or our subsidiaries’ failure to maintain an exception or exemption from the Investment Company Act. If the SEC were to take such action, we could, among other things, be required either to (1) change the manner in which we conduct our operations to avoid being required to register as an investment company, (2) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (3) register as an investment company (which, among other things, would require us to comply with the leverage constraints applicable to investment companies), any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions to our stockholders, which could, in turn, materially and adversely affect us and the market price for our shares of our common stock.

For more information on issues related to compliance with the Investment Company Act, see “Investment Objectives and Strategy—Investment Company Act Considerations.”

Risks Related to Our Investments

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our investors.

We will be subject to risks incident to the ownership of real estate-related assets, including but not limited to: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of, or demand for, similar properties in an area; increased competition for real estate-related assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by property owners and tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. These conditions, or others we cannot predict, may adversely affect our results of operations funds from operations, cash flow and returns to our investors.

Competition with third parties in acquiring and originating investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition and origination of investments with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on more generous terms than our competitors, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Our investments in commercial real estate loans and other commercial real estate-related investments will be subject to the risks related to the underlying commercial real estate.

Commercial real estate loans secured by properties are subject to the risks related to the underlying real estate. The ability of a borrower to repay a loan secured by a property is typically dependent upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. The commercial real estate loans we invest in will be at risk of defaults caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. Any default on a loan secured by real property in which we invest could result in our acquiring ownership of the underlying property, and we would bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the loan. In addition, foreclosure of a loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed loan.

We will not know whether the values of the properties ultimately securing our commercial real estate loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties decline, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our commercial real estate loan investments. In addition, our investments in CMBS and other commercial real estate-related investments may be similarly affected by property values.

Delays in liquidating defaulted commercial real estate loans could reduce our investment returns.

If there are defaults under mortgage loans in which we have invested, we may not be able to repossess and sell the mortgaged properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The bridge or transitional commercial mortgage loans in which we may invest will involve a greater risk of loss than traditional investment-grade mortgage loans with fully insured borrowers.

We may originate or acquire “bridge” or transitional loans, which are shorter-term mortgage loans, secured by real properties typically obtained by borrowers who are seeking short-term capital to be used in an acquisition, alteration, improvement, repositioning or upgrade of a property. The typical borrower under a transitional loan has identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover some or all of our investment.

In addition, borrowers usually use the proceeds of a conventional mortgage loan to repay a transitional loan. Transitional loans therefore are subject to risks of a borrower’s inability to obtain permanent financing to repay the transitional loan. Transitional loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans the value of your investment may be adversely affected.

The mezzanine loans in which we may invest will involve greater risks of loss than senior loans secured by income-producing real properties, which may result in losses to us.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than first-lien mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt has been repaid. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

The preferred equity investments we may make will involve a greater degree of risk than traditional debt financing.

We may make preferred equity investments, which are investments in preferred membership or other equity ownership interests in a limited liability company, limited partnership or other entity that directly or indirectly owns commercial real estate. Preferred equity investments involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to all other creditors, including any mortgage or mezzanine debt, and are not secured by the property underlying the investment, which means that a preferred equity investor has no foreclosure rights with respect to the underlying property. Often, a preferred equity holder has no recourse against an issuer for a failure to pay stated dividends; rather, unpaid dividends typically accrue and the preferred equity investor maintains a liquidation preference in the event of a liquidation of the issuer of the preferred equity. An issuer may not have sufficient assets to satisfy any liquidation preference to which we may be entitled. As a result, we may not recover some or all of our investments in preferred equity securities.

The subordinated mortgage loans, or B-Notes, in which we may invest may be subject to additional risks relating to their privately negotiated structure and terms, which may result in losses to us.

We may invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans, commonly referred to as “B-Notes,” or participations in these types of assets. B-Notes are typically (1) secured by a first mortgage on a single large commercial property or group of related properties and (2) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since a B-Note is typically a privately negotiated loan, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property and, therefore, reflect the increased risks associated with a single property compared to a pool of properties.

Our investments in subordinated commercial real estate loans and subordinated commercial real estate-related securities may be subject to losses.

We may acquire or originate subordinated commercial real estate loans and invest in subordinated commercial real estate-related securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related real estate-related debt securities, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Our investments in commercial real estate loans are subject to changes in credit spreads.

Our investments in real estate loans are subject to changes in credit spreads. When credit spreads widen, the economic value of such investments decrease. Even though a loan may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the widened credit spread.

Adjustable rate commercial real estate mortgage loans may entail greater risks of default to lenders than fixed rate mortgage loans.

We may invest in adjustable rate commercial real estate mortgage loans. These loans may contribute to higher delinquency rates in our portfolio. Borrowers with adjustable rate commercial real estate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate commercial real estate mortgage loans, which may make it more difficult for the borrowers to repay the loan or could increase the risk of default of their obligations under the loan.

Returns on our investments in commercial real estate loans may be limited by regulations.

Our investments in commercial real estate loans may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make or invest in loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make or invest in loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Investments in non-conforming or non-investment grade rated commercial real estate loans or securities involve greater risk of loss.

Some of our investments in commercial real estate loans may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the value of our common stock.

Investments that are not insured by the U.S. government involve risk of loss.

We may originate and acquire uninsured commercial real estate loans as part of our investment strategy. Such loans may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the value of our common stock may be adversely affected.

The mortgage-backed securities in which we may invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

The value of mortgage-backed securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. Mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate mortgage-backed securities are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate mortgage-backed securities will not be fully paid. Subordinate mortgage-backed securities are also subject to greater credit risk than those mortgage-backed securities that are more highly rated.

We may invest in CMBS, including subordinated CMBS, which entail certain risks.

We may invest in commercial mortgage-backed securities, or CMBS, which are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. In a typical CMBS transaction, many single mortgage loans of varying size, property type and location are pooled and transferred to a trust, which then issues multiple tranches of bonds that may vary in yield, duration and payment priority. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinated tranches, which receive payments only after the more senior tranches have received all principal and/or interest to which they are entitled. The securitization process for CMBS is governed by one or more nationally recognized rating agencies who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB- by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB- class, including unrated bond classes, are considered below investment grade, and are often collectively referred to as the “B-piece” of a CMBS securitization transaction. We may invest CMBS which are rated AAA through BBB as well as CMBS that are considered below investment grade or are unrated.

CMBS entitle the holders thereof to receive payments that depend primarily on the cash flow from a specified pool of commercial or multifamily mortgage loans. Consequently, CMBS are subject to all of the risks of the underlying mortgage loans and will be affected by payments, defaults, delinquencies and losses on the underlying loans. Furthermore, a weakening rental market generally, including reduced occupancy rates and reduced market rental rates, could reduce cash flow from the loan pools underlying our CMBS investments.

Additionally, CMBS are subject to particular risks, including lack of standardized terms and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. Additional risks may be presented by the type and use of a particular commercial property. Special risks are presented by hospitals, nursing homes, hospitality properties and certain other property types. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related commercial real estate loan, particularly if the economic environment deteriorates.

We may invest in CDOs, and such investments may involve significant risks.

We may invest in commercial real estate collateralized debt obligations, or CDOs. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes, mezzanine loans, REIT debt and credit default swaps. Like typical securities structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. Like CMBS, CDOs are affected by payments, defaults, delinquencies and losses on the underlying commercial real estate-related loans. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially. To the extent we invest in the equity securities of a CDO, we will be entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the senior debt securities and its expenses. However, there will be little or no income or principal available to the CDO equity if defaults or losses on the underlying collateral exceed a certain amount. In that event, the value of our investment in any equity class of a CDO could decrease substantially. In addition, the equity securities of CDOs are generally illiquid and often must be held by a REIT and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificate holder, which is appointed by the holders of the most subordinate class of CMBS in such series. We may acquire classes of existing series of CMBS where we will not have the right to appoint the directing certificate holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate holder, take actions that could adversely affect our interests.

With respect to certain mortgage loans included in our CMBS investments, the properties that secure the mortgage loan backing the securitized pool may also secure one or more related mortgage loans that are not in the CMBS, which may conflict with our interests.

Certain mortgage loans included in our CMBS investments may be part of a loan combination or split loan structure that includes one or more additional mortgaged loans (senior, subordinate or pari passu and not included in the CMBS investments) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination may be granted various rights and powers that affect the mortgage loan in that loan combination, including: (1) cure rights; (2) a purchase option; (3) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (4) the right to replace the directing certificate holder (without cause).

Jurisdictions with one action or security first rules or anti-deficiency legislation may limit the ability of the holders of the special servicer to foreclose on the property or to realize the obligation secured by the property.

Several states in which the collateral securing the CMBS is located have laws that prohibit more than one judicial action to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral, in particular if a non-judicial foreclosure is pursued. These statutes may limit the right of the directing certificate holder to foreclose on the property or to realize the obligation secured by the property.

We have no established investment criteria limiting the geographic concentration of our investments in commercial real estate-related loans and commercial real estate-related securities. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Certain commercial real estate-related loans and commercial real estate-related securities in which we invest may be secured by a single property or properties in one geographic location. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.

The real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than other commercial real estate-related securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s properties. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in this prospectus, including risks relating to rising interest rates.

The value of the commercial real estate-related securities that we may invest in may be volatile.

The value of real estate-related securities, including those of REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry, the economic sector or geographic region, or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a REIT’s equity securities can depend on the capital structure and amount of cash flow generated by the REIT.

A significant portion of our portfolio may be illiquid, and as a result our ability to adjust our portfolio in response to changes in economic and other conditions may be relatively limited.

A significant portion of our portfolio may be illiquid. As a result, we may not always be able to dispose of our investments at a time of our choosing and may be forced to dispose of our investment at a discount from our initial investment. In addition, the illiquid nature of certain of our investments may mean that our ability to adjust our portfolio in response to changes in economic, market and other conditions and shifts in our investment focus may be relatively limited.

Interest rate and related risks may cause the value of our real estate-related assets to be reduced.

We will be subject to interest rate risk with respect to our investments in fixed income securities such as preferred equity and debt securities, and to a lesser extent dividend paying common stocks. Interest rate risk is the risk that these types of securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the fair value of such securities will decline, and vice versa. Our investment in such securities means that our NAV may decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as “call risk” or “prepayment risk.” If this occurs, we may be forced to reinvest in lower yielding securities. This is known as “reinvestment risk.” Preferred equity and debt securities frequently have call features that allow the issuer to redeem the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our securities investments.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be recorded at fair value. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We will estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of your investment could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Insurance may not cover all potential losses on the mortgaged properties which may impair our security and harm the value of our assets.

We will require that each of the borrowers under our mortgage loan investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, which may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.

A borrower’s form of entity may cause special risks or hinder our recovery.

Since many of the borrowers for our real estate loan investments will be legal entities rather than individuals, our risk of loss may be greater than those of mortgage loans made to individuals. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in some instances the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities.” Borrowers’ organizational documents or the terms of the mortgage loans may limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (1) operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business or (2) individuals that have personal liabilities unrelated to the property.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Risks Associated with Financial Leverage

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our charter does not limit us from incurring debt until our borrowings would exceed 300% of our net assets, which generally approximates to 75% of the cost of our investments. High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

The real estate finance industry has been and may continue to be adversely affected by conditions in the global financial markets and economic conditions in the United States generally.

Since mid-2007 the global financial markets were expansively impacted by significant declines in the values of nearly all asset classes and by an unprecedented lack of liquidity. This was initially triggered by the subprime residential lending and single family housing markets experiencing significant default rates, declining residential real estate values and increasing backlog of housing supply. Other lending markets also experienced higher volatility and decreased liquidity resulting from the poor credit performance in the residential lending markets. The residential sector capital markets issues quickly spread more broadly into the asset-backed commercial real estate, corporate and other credit and equity markets. The global markets have been characterized by continued volatility and investor uncertainty, resulting in a lack of available credit for certain issuers without regard to those issuers’ underlying financial strength. A worsening of these conditions would likely exacerbate any adverse effects the market environment may have on our business, financial condition, results of operations and our prospects for future growth.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, part of our investment strategy will involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT, we intend to pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	due to a credit loss, the duration of the hedge may not match the duration of the related liability;

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the amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the Code or that are done through a taxable REIT subsidiary, or TRS) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•	the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the hedging counterparty owing money in the hedging transaction may default on its obligation to pay; and

•	we may fail to recalculate, readjust and execute hedges in an efficient manner.

Any hedging activity in which we engage may materially and adversely affect our business. Therefore, while we may enter into such transactions seeking to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio positions or liabilities being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, we may enter into derivative contracts that could require us to fund cash payments in the future under certain circumstances, such as the early termination of the derivative agreement caused by an event of default or other early termination event or the decision by a counterparty to request margin securities it is contractually owed under the terms of the derivative contract. The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses may materially and adversely affect our business.

We may fail to qualify for hedge accounting treatment.

We intend to record derivative and hedging transactions in accordance with Financial Accounting Standards Board (“FASB”) ASC 815, “Derivatives and Hedging.” Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the FASB ASC 815 definition of a derivative (such as short sales), we fail to satisfy FASB ASC 815 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further encumber our assets or discontinue insurance coverage. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Federal Income Tax Risks

Failure to qualify as a REIT would have significant adverse consequences to us.

Alston & Bird LLP will render an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT commencing with the taxable year ending December 31 of the year in which we satisfy the minimum offering requirement. This opinion will be based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and manage assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Code. Alston & Bird LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents the legal judgment of Alston & Bird LLP based on the law in effect as of the date of the opinion. The opinion of Alston & Bird LLP is not binding on the Internal Revenue Service, or IRS, or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT. If the IRS determines that we do not qualify as a REIT or if we qualify as a REIT and subsequently lose our REIT qualification, we will be subject to serious tax consequences that would cause a significant reduction in our cash available for distribution for each of the years involved because:

•	we would be subject to federal corporate income taxation on our taxable income, potentially including alternative minimum tax, and could be subject to higher state and local taxes;

•	we would not be permitted to take a deduction for dividends paid to stockholders in computing our taxable income; and

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if we had previously qualified as a REIT, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified (unless we are entitled to relief under applicable statutory provisions).

The increased taxes would cause a reduction in our cash available for distribution to stockholders. In addition, if we do not qualify as a REIT, we will not be required to make distributions to stockholders. As a result of all these factors, our failure to qualify as a REIT also could hinder our ability to raise capital and grow our business.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gains). We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our share repurchase program will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds even if the market conditions at that time are not favorable for these borrowings.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

We also will not be able to use securitization structures that would create taxable mortgage pools if our operating partnership admits additional partners and becomes regarded as a partnership for U.S. federal tax purposes, other than in a taxable REIT subsidiary.

Our investments in debt instruments may cause us to recognize income for federal income tax purposes even though no cash payments have been received on the debt instruments.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. If these debt instruments provide for “payment-in-kind,” or PIK interest, we may recognize “original issue discount” for federal income tax purposes. In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received. As a result of these factors, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action, such as making in-kind distributions, to satisfy the REIT distribution requirements for the taxable year in which this income is recognized.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, in which case, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.

Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.

We may be subject to tax liabilities that reduce our cash flow and our ability to make distributions even if we qualify as a REIT for federal income tax purposes.

We may be subject to federal and state taxes on our income or property even if we qualify as a REIT for federal income tax purposes, including those described below.

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In order to qualify as a REIT, we are required to distribute annually at least 90% of our REIT taxable income (determined without regard to the dividends-paid deduction or net capital gains) to our stockholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income.

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We will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions we make to our stockholders in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years.

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If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be required to pay a tax on that income at the highest corporate income tax rate.

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Any gain we recognize on the sale of a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, would be subject to the 100% “prohibited transaction” tax.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Similarly, some of the debt instruments that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such debt instruments will be made. If such debt instrument turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable. Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate debt instruments at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectable. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

The REIT gross income testing rules create a further risk. Specifically, the interest apportionment rules applicable to REITs generally provide that, if a mortgage is secured by both real property and other property, a REIT is required to apportion its annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. The IRS recently issued Revenue Procedure 2011-16, which interprets the “principal amount” of the loan to be the face amount of the loan, despite the Code requiring taxpayers to treat any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal.

If the IRS were to assert successfully any of our mortgage loans (or similar obligations) we have invested in were secured by property other than real estate, the interest apportionment rules applied for purposes of our REIT testing, and that the position taken in IRS Revenue Procedure 2011-16 should be applied to our portfolio, then depending upon the value of the real property securing our mortgage loans and their face amount, and the sources of our gross income generally, we may fail to meet the 75% REIT gross income test discussed under “Federal Income Tax Considerations—Operational Requirements—Gross Income Tests.” If we do not meet this test, we could potentially lose our REIT qualification or be required to pay a penalty to the IRS.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is not in our best interests to qualify as a REIT. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

The maximum U.S. federal income tax rate for “qualifying dividends” payable by U.S. corporations to individual U.S. stockholders (as such term is defined under “Federal Income Tax Considerations” below) is 15%

through 2012. However, ordinary dividends payable by REITs are generally not eligible for the reduced rates and generally are taxed at ordinary income rates (the maximum individual rate being 35% through 2012).

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties. Furthermore, a person acting on behalf of a plan not subject to ERISA may be subject to similar penalties under applicable federal, state, local or non-U.S. law by reason of purchasing our stock.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Furthermore, to the extent that the assets of a plan or arrangement not subject to the fiduciary provisions of ERISA (for example, governmental plans, non-electing church plans, and foreign plans) will be used to purchase common shares, such plans should consider the impact of applicable federal, state, local or non-U.S. law on the decision to make such purchase.

ESTIMATED USE OF PROCEEDS

The following table presents information about how we intend to use the proceeds raised in this offering assuming that we sell (1) the minimum primary offering amount of $2,000,000 and no shares under our distribution reinvestment program and (2) the maximum primary offering amount of $1,500,000,000 and no shares under our distribution reinvestment program. Since the amounts presented are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner approved by our board of directors.

Assuming the maximum number of shares is sold, we estimate that approximately 88.6% of the money raised in this offering will be used to acquire a portfolio of commercial real estate loans, CMBS and other commercial real estate-related securities. The table below does not give effect to (1) special sales or volume discounts which could reduce selling commissions or sales of our shares pursuant to our distribution reinvestment program or (2) the asset management fees which we will pay to our advisor over time.

We intend to use the net proceeds from this offering which are not used to pay the fees and other expenses attributable to our operations: (1) to make investments in accordance with our investment strategy and policies; and (2) to fund repurchases under our share repurchase program, subject to the limitations set forth therein. Generally, our policy will be to pay distributions from cash flow from operations. However, our board of directors has the authority under our charter to fund distributions from any source, including, without limitation, the sale of assets, borrowings, offering proceeds, and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions.

	Minimum Dollar Amount	Percent	Maximum Dollar Amount	Percent
Gross offering proceeds	$2,000,000	100.0%	$1,500,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee (1)	200,000	10.0	150,000,000	10.0
Other organizational and offering expenses (2)	20,000	1.0	15,000,000	1.0

Net proceeds	1,780,000	89.0	1,335,000,000	89.0
Acquisition costs:
Acquisition fees (3)	—	—	—	—
Acquisition expenses (3)	8,900	0.4	6,675,000	0.4
Initial working capital reserves (4)	—	—	—	—

Total proceeds available for investment	$1,771,100	88.6%	$1,328,325,000	88.6%

(1)	Includes selling commissions equal to 7.0% of aggregate gross offering proceeds and a dealer manager fee equal to 3.0% of aggregate gross offering proceeds, both of which are payable to our affiliated dealer manager. The amount of selling commissions may be waived at the discretion of our dealer manager and may be reduced based on volume purchases and for certain categories of purchasers. See “Plan of Distribution—Volume Discounts” for a description of volume discounts. Our dealer manager, in its sole discretion, may reallow to participating broker-dealers all or a portion of the selling commissions attributable to the amount of shares sold by such participating broker-dealers. In addition, our dealer manager, in its sole discretion, may reallow a portion of its dealer manager fee to participating broker-dealers in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealers as marketing fees, based upon such factors as the volume of sales of such participating broker-dealers, the level of marketing support provided by such participating broker-dealers and the assistance of such participating broker-dealers in marketing this offering. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers.”

(2)	We will reimburse our advisor and our dealer manager for our organizational and offering expenses only to the extent that the reimbursements would not cause our organization and offering expenses (including selling commissions and the dealer manager fee) to exceed 15% of the gross proceeds of our offering. The estimated other organization and offering expenses shown above consist of legal, accounting, printing mailing and filing fees, charges of our escrow agent and transfer agent, expenses of our organization, data processing fees, advertising and sales literature costs, bona fide out-of-pocket due diligence costs of participating broker-dealers supported by detailed and itemized invoices, and amounts to reimburse our advisor or its affiliates for the salaries of its employees and other costs, such as copying and other office expenses, incurred in connection with preparing supplemental sales materials and providing other administrative services in connection with our offering. In addition, we will also reimburse the travel, meal and lodging costs for employees of our sponsor and advisor to attend training and educational conferences sponsored by us and seminars conducted by participating broker-dealers. We currently estimate that approximately $12,500,000 of organization and offering expenses (excluding selling commissions and the dealer manager fee) will be incurred if the maximum offering is sold.
(3)	We will not pay any acquisition fees to our advisor in connection with our origination or acquisition of investments. We will reimburse our advisor for amounts it pays in connection with the selection, origination or acquisition of an investment, whether or not we ultimately originate or acquire the investment. Acquisition expenses are estimated by us based on the prior experience of our sponsor. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the type of asset originated or acquired, the aggregate purchase price paid to acquire the asset, the aggregate amount borrowed, if any, to originate or acquire the asset, the number of assets acquired and the type of consideration used to pay the expenses. For purposes of this table, we have assumed expenses of approximately 0.5% of the acquisition price or origination value.
(4)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish working capital reserves with respect to particular investments.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our primary investment objectives are:

•	to generate an attractive level of current income to distribute to our stockholders;

•	to preserve and protect our stockholders’ capital contributions; and

•	to provide a direct investment in a portfolio of commercial real estate loans, CMBS and other commercial real estate-related securities.

Investment Strategy

We intend to achieve our investment objectives by originating, acquiring and managing a portfolio of commercial real estate loans, CMBS, and other commercial real estate-related securities. We anticipate that many of our investments will be senior commercial real estate loans originated by us ranging in size from $5 to $50 million and secured by cash-flowing properties. These senior commercial real estate loans will include loans secured by stabilized properties as well as bridge loans secured by properties undergoing a transition.

We also expect to originate or acquire second lien or other subordinated commercial real estate loans. These subordinated loans may be second lien loans (loans secured by real estate that are subordinate to first lien loans), mezzanine loans (loans secured by interests in entities that directly or indirectly own real estate), subordinated first mortgage loans (referred to as B-Notes), and participations in such loans. Subordinated loans that we originate may be directly or indirectly secured by both stabilized and transitional properties. The loans we originate or acquire may carry interest rates that are fixed or that are determined periodically on the basis of a floating base lending rate, such as the London Interbank Offering Rate (LIBOR) or U.S. Treasuries.

We may originate or acquire loans and then sell those loans to, or finance those loans with, third parties, with the goal of generating fee income and profits from the sale of such loans, and we may retain subordinated positions in such loans.

In addition, we intend to invest in CMBS or other structured commercial real estate-related securities. Our CMBS investments may be made across the CMBS capital structure and may include investment grade rated securities as well as below investment grade rated and unrated securities. The below investment grade securities of a CMBS securitization, also known as B-pieces, have characteristics similar to both securities investments and to subordinated real estate loans and may make up a significant portion of our investment portfolio.

We may also selectively invest in debt or preferred or common equity securities of mortgage REITs or any other real estate assets, loans or securities that, in the opinion of our board of directors, meet our investment objectives.

While we anticipate that many of our investments will be senior commercial real estate loans, our investment strategy requires flexibility and will allow us to invest in assets or structures with the most attractive risk/return profile as market conditions change. See “—Market Overview and Opportunity—Flexibility and Opportunity.”

Our advisor will use our sponsor’s experience, knowledge and resources to analyze the cash-flows of each of the assets we intend to originate or purchase. In connection with our cash-flow analysis, we will apply leverage either on an asset, our portfolio or on a company-wide basis, as appropriate. In executing our investment strategy, we believe that we will benefit from our sponsor’s established reputation in the commercial real estate finance markets as a publicly traded, vertically integrated originator, owner, servicer and manager of commercial real estate assets. These benefits include:

•	our sponsor’s established reputation as a leading provider of real estate capital;

•	established origination relationships and loan pipeline, market penetration and dedicated underwriting personnel;

•	access to our sponsor’s Standard & Poor’s rated loan servicing platform and asset-management platform; and

•	access to our sponsor’s established financial, regulatory and legal compliance personnel.

Our board of directors, a committee thereof or any particular directors specified by the board of directors, will approve our acquisition, origination and disposition of investments. Notwithstanding the foregoing, our advisor may originate, acquire or dispose of, as applicable, any commercial real estate loan, commercial real estate-related security or other investment with a purchase price, initial loan value or sales price, as applicable, that is lower than $25,000,000 without the prior approval of our board of directors, if the following conditions are satisfied: (1) the transaction would not, if consummated, violate our investment guidelines, (2) the transaction would not, if consummated, violate any restrictions on our indebtedness, and (3) the transaction would not, if consummated, jeopardize our qualification as a REIT. Our investment guidelines consist of the investment strategy and policies set forth in this section.

Market Overview and Opportunity

Current Environment

We believe that the market for investing in commercial real estate loans, CMBS and other commercial real estate-related securities currently provides a compelling investment opportunity both from a timing and risk perspective. We believe that the breadth and flexibility of our investment strategy, combined with the experience and skill of our advisor and our sponsor’s management teams, will allow us to take advantage of the opportunities provided by the market and produce attractive risk adjusted returns for investors.

Commercial Real Estate Maturities

The current and upcoming large maturities of commercial mortgage loans, as reflected in the chart below, indicate that near term demand for debt financing for commercial real estate should be high. We anticipate that the need of commercial real estate owners for alternative debt solutions will only increase as the commercial real estate sector contends with the impending unwind of legacy CMBS and traditional balance sheet loans, many of which were provided at a time of higher real estate valuations. The commercial real estate sector faces the daunting task of refinancing over $1.6 trillion of debt expected to mature through 2015, and approximately $2.4 trillion of debt expected to mature by 2020. Commercial banks and thrifts, the largest provider of debt by a significant margin, continue to reduce their outstanding debt portfolios as they struggle with legacy issues and bank regulatory reform. As a result, we believe that new sources of debt financing for commercial real estate will play a vital role in meeting this demand.

Commercial Real Estate Estimated Debt Maturity Schedule (in $Billions)

The U.S. economy and real estate markets are emerging from a recession during which many assets lost value and debt financing of all types diminished. Though there is ongoing debate as to the state of the U.S. economy and projections for its future recovery and growth, we believe that the immediate and near term opportunities to invest in commercial real estate loans, CMBS and other commercial real estate-related securities will allow investors to invest as if the economic downturn will persist and therefore benefit from conservative valuations and structures. During and immediately following market corrections, as capital becomes constrained, underwriting standards become more stringent, and lenders are able to make structurally advantaged loans based on lower property valuations, conservative property cash flow assumptions and reduced leverage. Therefore, we believe that loans and investments made during periods of economic recovery generally should have lower default rates, lower losses in the event of a default and more attractive risk return characteristics.

The CMBS market reflects how commercial real estate lending virtually ceased during 2008-2009 and has recovered slowly, as shown by the chart below.

Historical CMBS Issuance (in $Billions)

In addition, the net outstanding commercial mortgage debt from banks and thrifts was reduced from 2009 through the second quarter of 2011, as shown by the chart below.

Banks and Thrifts Outstanding Commercial Mortgage Debt (in $Billions) and Quarterly Change

The CMBS market began to recover in 2010 and improved steadily until issuance volume slowed during the 3rd quarter of 2011 as a result of the European debt crisis and difficult capital markets environment. At present, there is limited capital available in the commercial real estate market and lending is constrained across all traditional capital sources, from banks to providers of b-notes, mezzanine loans and preferred equity. We believe those with capital should be able to receive relatively elevated returns (compared to the recent past) across virtually all parts of the capital structure.

The chart below shows a net reduction in debt outstanding or available to the commercial real estate sector. According to data from the Federal Reserve and Mortgage Bankers Association, outstanding commercial mortgage holdings at commercial banks and thrifts decreased by almost $47 billion in the first half of 2011, whereas commercial mortgage REITs and life insurance companies expanded their holdings by $1.7 billion and $5.3 billion, respectively. We believe that the reduction in outstanding commercial mortgage holdings by commercial banks highlights the growing importance and need for new capital sources in the market.

Net Change in Commercial Mortgage Debt Outstanding, First Half of 2011 (in $Billions)

Given the large role the commercial banks have played in the commercial real estate financing marketplace, as illustrated by the chart below, we believe that there is currently a significant need and opportunity for new sources of commercial real estate financing and that these capital providers will receive attractive terms due to the lack of available capital.

Outstanding Private Commercial Mortgage Holdings by Type (as of June 30, 2011)

Decline in Property Values

The Moody’s/REAL commercial property index (CPPI) is a periodic same-property round-trip investment price change index of the U.S. commercial investment property market based on data from Real Capital Analytics, Inc. This index shows a precipitous decline in property values of nearly 49% from a peak in October 2007 to the recent trough in April 2011. Through August 2011, prices are down 41% from the peak in October 2007, indicating that the worst may be over and a recovery in property values may be approaching. The latest data point represents a rebound of roughly 15% from the April 2011 trough.

In addition to declining property values, the loan-to-value (LTV) ratios which measures the amount that lenders are willing to lend versus a property’s value as a measure of their loan amount have also declined. Lenders are making debt investments today on more stringently underwritten cash flows and lower advance rates (or LTV ratios) than the previous seven years. Again, using CMBS as a proxy for the overall commercial real estate sector (given the amount of public information and research available), borrower LTV ratios have decreased from approximately 73% in 2007 to approximately 62% as of mid-2011, as illustrated in the chart below.

Given the relative scarcity of new capital focused on commercial real estate, we believe that there is a significant need for capital providers who can underwrite and invest in both first mortgages with higher LTV ratios and mezzanine or similar subordinated debt. We believe that we will be positioned to meet this need and serve as a critical source of subordinated debt and/or alternative capital. We anticipate that subordinated debt investments will benefit from both a higher rate and lower LTV ratio than any time in the recent past given the new dynamics of the marketplace.

Flexibility and Opportunity

Given the relative lack of capital available in the commercial real estate market and constrained lending across all traditional capital sources, we believe that those who are able to focus on the breadth of investment opportunities in commercial real estate loans, CMBS and other commercial real estate-related securities while maintaining a disciplined investment approach will have a unique opportunity to take advantage of the current environment. Our investment strategy, which permits us to invest in senior debt, junior debt, mezzanine debt, preferred equity, CMBS and other real estate-related securities, will benefit from the flexibility to choose the most opportune portion of the capital structure in which to participate as the market continues to change. Rather than being focused on a narrow type of investment or structure, our advisor’s management team will be able to make investments across a broad spectrum of options. Our sponsor’s established reputation in the commercial real estate finance market and the extensive resources, experience and capabilities of our advisor’s management team allow for this flexible investment process, which we believe is a significant advantage.

Targeted Investments

We will select investments based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition. We may use the proceeds of this offering to purchase or invest in any type of asset which we determine is in the best interest of our stockholders, subject to the provisions of our charter, which limit certain types of investments.

We believe the probability of meeting our investment objectives will be maximized through the careful selection and underwriting of investments. When considering an investment opportunity, we will evaluate a number of factors, including:

•	the strength and experience of the borrower;

•	how that investment will fit within our target portfolio;

•	the expected returns of that investment relative to the risk characteristics of that investment and to other investment alternatives;

•	cash flows of investments; and

•	macroeconomic and regional or local economic data.

Commercial Real Estate Loans

Origination Focus. We will focus primarily on originating commercial real estate loans. We believe that our origination strategy will:

•	allow us to take a more active role in underwriting and structuring investments;

•	provide us with direct access to borrowers’ management teams and enhance our due diligence process;

•	allow us to have meaningful input into borrowers’ pro forma capital structures;

•	allow us to participate actively in negotiating transaction pricing and terms; and

•	give us the flexibility to originate a broad and flexible product that meets the specific needs of borrowers and drives portfolio composition in response to changing market conditions.

Our primary focus will be to originate and acquire the following types of commercial real estate loans.

First and Second Mortgage Loans. We expect to originate or acquire first and second mortgage loans that provide capital for the acquisition, refinancing or repositioning of a broad range of real estate assets. These mortgage loans may include bridge or transitional loans, which are shorter-term mortgage loans secured by real properties undergoing a transition, alteration, improvement, repositioning or upgrade. We expect that our mortgage loans will be primarily backed by properties located in the United States and will encompass a broad range of income-producing property types including multifamily, office, industrial, warehouse, retail, self-storage, hotel, flex, mixed use and manufactured housing. Based on a number of factors including property type, location, history, sponsor, sponsor equity, market analysis, current cash flow and standard due diligence procedures, we well determine an appropriate loan to value and interest rate for each loan in view of then-current market conditions.

We may also originate or acquire mortgage loans and then sell those loans to, or finance those loans with, third parties for inclusion in CMBS transactions, with the goal of generating fee income and profits from the sale of such loans, or retain subordinated positions in such loans or in such pools of loans. The mortgage loans we originate or acquire may carry interest rates that are fixed or that float in relation to an index, such as such as LIBOR or U.S. Treasuries.

First mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s seniority and security, and, in some cases, favorable control features, which at times means control of the entire capital structure.

Given the general lack of availability of real estate capital in today’s market for these types of loans, we expect to achieve favorable economic and structural terms with respect to the first and second mortgage loans in which we invest.

Mezzanine Loans. We may also originate or acquire mezzanine loans, which are loans secured by a pledge of one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real property. We may own mezzanine loans directly or we may hold a participation in a mezzanine loan or a sub-participation in a mezzanine loan. Mezzanine loans may have short (three to five years) or longer (up to 10 years) terms and may carry interest rates that are fixed or that float in relation to an index. Mezzanine loans are predominantly current-pay loans (although there may be a portion of the interest that accrues if cash flow generated by the related property is not sufficient to pay current interest) and may provide for participation in the value or cash flow appreciation of the underlying property, which participation is known as an “equity kicker” (as described below).

Investors in mezzanine loans are compensated for the increased risk of such assets by receiving a higher return due to the higher interest rates such loans carry. Investors in mezzanine loans also benefit from a right to foreclose that, in many instances, is more efficient than senior mortgage debt. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take control of the entity which owns the underlying collateral on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. The rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide such holders with the right to cure certain defaults and control certain decisions of holders of any senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection.

In the current market, mezzanine loans can be the key piece of capital to bridge the gap between senior debt and borrower equity during a refinance or acquisition. Therefore, we expect to achieve favorable economic and structural terms with respect to the mezzanine loans in which we invest.

Preferred Equity Investments. We may also make preferred equity investments, which are investments in preferred membership or other equity ownership interests in a limited liability company, limited partnership or other entity that directly or indirectly owns commercial real estate. Preferred equity investments generally finance the acquisition, refinancing, rehabilitation or construction of commercial real estate and are often sought when the existing loans secured by a property prohibit mezzanine loan financing. A preferred equity investor in an entity is typically entitled, pursuant to the limited liability company operating agreement or other governing document of the entity, to a preferred return on its investment and various other economic and control rights and protections relative to the holders of common equity in the entity. Preferred equity investments are generally expected to have similar characteristics to and returns as mezzanine loans, meaning the primary source of return does not come from capital appreciation but rather regular dividend or other payments. In the current market, preferred equity investments can be an important element of real estate capital and bridge the gap between senior debt and borrower equity during a refinance or acquisition. Therefore, we expect to achieve favorable economic and structural terms with respect to the preferred equity investments that we make.

Subordinated Mortgage Loans (B-Notes). We may also invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans, commonly referred to as B-Notes, secured by real estate assets primarily located in the United States, or participations in these types of assets. A B-Note is typically a privately negotiated loan that is secured by a first mortgage on a commercial property or group of related properties that is subordinated to an A-Note secured by the same first mortgage property or group. We may create subordinated mortgage loans by creating participations of our originated first mortgage loans generally through syndications of senior interests or co-origination with a senior lender or we may buy such assets directly from third-party originators. Further, we expect that the re-emergence of the CMBS market would allow us to originate first mortgage loans to property owners with near-term liquidity issues.

Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective as compared to first mortgage loans but still benefit from a lien on the related property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Due to the current credit market disruption and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to both directly originate and to buy subordinated mortgage investments from third parties on favorable terms will continue to be attractive.

Equity Participations or “Kickers.” We may also selectively pursue equity participation opportunities in instances when we believe that the risk-reward characteristics of a loan warrant additional upside participation due to the possibility of appreciation in value of the underlying real estate assets securing the loan. Equity participations can be paid in the form of additional interest, exit fees, percentage of sharing in refinance or resale proceeds or warrants in the borrower. Equity participation can also take the form of a conversion feature which permits the lender to convert a loan or preferred equity investment into equity in the borrower at a negotiated premium to the current net asset value of the borrower. We expect that we may be able to obtain equity participations in certain instances where the loan collateral consists of an asset that is being repositioned, expanded or improved in some fashion which is anticipated to improve future cash flow. In such case, the borrower may wish to defer some portion of the debt service or obtain higher leverage than might be merited by the pricing and leverage level based on historical performance of the underlying asset. We expect to generate additional revenues from these equity participations as a result of excess cash flows being distributed or as appreciated properties are sold or refinanced.

Commercial Real Estate-Related Securities

In addition to our focus on origination of and investments in commercial real estate loans, we also expect to invest in CMBS, commercial real estate-related securities such as commercial real estate collateralized debt obligations, or CRE CDO, or similarly structured securities and unsecured debt issued by REITs. Our sponsor manages two CRE CDO securitizations and we believe that our advisor has the expertise to evaluate, structure and invest in CRE CDO or similar vehicles. Although we may invest in any commercial real estate-related debt securities, we expect that the majority of such investments will be CMBS.

CMBS. Commercial mortgage-backed securities, or CMBS, are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. As a result, these securities are subject to all of the risks of the underlying mortgage loans. In a typical CMBS transaction, many single mortgage loans of varying size, property type and location are pooled and transferred to a trust. The trust then issues multiple tranches of bonds that may vary in yield, duration and payment priority, thereby allowing an investor to select a credit level that suits its risk profile. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate tranches, which receive payments only after the more senior tranches have received all principal and/or interest to which they are entitled.

The securitization process for CMBS is governed by one or more nationally recognized rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure commonly referred to as a “waterfall.” Bonds that are rated from AAA to BBB- by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB- class, including unrated bond classes, are considered below investment grade, and are often collectively referred to as the “B-piece” of a CMBS securitization transaction. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. Due to its lower credit ratings and higher risk, successful investing in B-piece debt requires thorough and detailed loan-level due diligence (similar to loan origination), which we believe reduces the competition among potential buyers and presents an opportunity for us to benefit from the experience of our management team and the resources available to it. In addition, B-piece buyers generally have strong negotiating leverage in a CMBS securitization transaction, which may be utilized to favorably influence the structure of the transaction and reject undesirable loans. We may invest CMBS which are rated AAA through BBB as well as CMBS that are considered below investment grade or are unrated.

Given the complexity of investments in CMBS and CMBS B-pieces and the infrastructure and skills required to successfully make such investments, we believe that the resources of our advisor provides us a competitive advantage in making these types of investments. Our advisor’s ability to evaluate CMBS based on the credit risk of the underlying collateral and the risk of the transactional structure is crucial in creating attractive risk-adjusted investment returns based on our expected performance of a CMBS investment.

Commercial Real Property

We intend to allocate a substantial portion of our portfolio to commercial real estate loans secured by commercial real property. As a result, we may in certain circumstances take ownership of real property that secures the loans in which we invest via loan workouts, foreclosures or similar circumstances. In addition, although we do not expect that direct investments in commercial real property will be a significant focus of our investment strategy, we may make investments in commercial real property in the event that we are able to identify attractive investment opportunities. If we do make direct property acquisitions (as opposed to acquisitions resulting from a loan workout, foreclosure or similar circumstances), we expect to target stabilized properties with the ability to generate immediate cash flow. We will manage and dispose of any investments in real property in the manner that our advisor and board of directors determine will help us achieve our investment objectives.

Other Possible Investments

Although we intend to invest primarily in commercial real estate loans, CMBS and other commercial real estate-related securities of the types described above, we may selectively invest in debt or preferred or common equity securities of REITs, commercial real estate collateralized debt obligations, or CDOs, and any other real estate assets, loans or securities that, in the opinion of our board of directors, meet our investment objectives. Although we can purchase any type of interest in real estate- or debt-related assets, our charter does limit certain types of investments. See “—Investment Limitations.”

Investment Process

In selecting investments for us, our advisor will utilize our sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately and, with respect to commercial real estate loans, underwrites every loan as if the underlying property securing the loan was to be acquired at the time that the loan is originated, including an analysis of the underlying property’s cash flows and capital requirements and any other financing secured by the underlying property. The criteria that our advisor will consider when evaluating prospective investment opportunities include:

•	macroeconomic conditions that may influence the operating performance of the underlying real estate collateral;

•	real estate market factors that may influence real estate lending and/or economic performance of the underlying real estate collateral;

•	fundamental analysis of the underlying real estate collateral, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	the operating expertise and financial strength of the sponsor or borrower;

•	capital contributions of the sponsor or borrower;

•	real estate and leasing market conditions affecting the underlying real estate collateral;

•	the cash flow in place and projected to be in place over the term of the loan;

•	the appropriateness of estimated costs and timing associated with only capital improvements of the underlying real estate collateral;

•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;

•	review of third-party reports, including appraisals, engineering and environmental reports;

•	physical inspections of underlying real estate collateral and analysis of markets; and

•	the overall structure of the investment and rights in the loan documentation.

Borrowing Policy

We intend to incur debt, which we refer to as using leverage, to provide additional funds to support our investment activities. We may place leverage on individual assets, on the portfolio, any subset of the portfolio or on our company as a whole. We intend to limit our borrowings to approximately 50% of the cost of our investments after we have invested substantially all of the net proceeds from this offering. During the initial stages of our operations, we may borrow in excess of our long-term targeted debt level in order to more quickly build a portfolio. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which generally approximates to 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter if such excess is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess.

Risk Management

As part of our risk management strategy, our advisor will closely monitor our portfolio and actively manage the financing, interest rate, credit, prepayment and other risks associated with our investment portfolio.

Interest Rate Risk Management

Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate management techniques that seek, on the one hand, to mitigate the economic effect of interest rate changes on the values of, and returns on, some of our assets, and on the other hand help us achieve our risk management objectives. Under the U.S. federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to originate, acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying income generally must not exceed 5.0% of our gross income.

We intend to utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, exchange-traded derivatives, U.S. Treasury securities, options on U.S. Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our portfolio. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by interest rate fluctuations. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing.

The U.S. federal income tax rules applicable to REITs may require us to implement certain of these techniques through a taxable REIT subsidiary, or a TRS, that is fully subject to U.S. federal corporate income taxation.

Market Risk Management

Due to the fact that we will invest in commercial real estate loans and other commercial real estate-related debt investments, investment losses from prepayments, defaults, interest rate volatility or other risks can meaningfully reduce or eliminate funds available for distribution to our stockholders. In addition, because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margin will be dependent upon a positive spread between the returns on our portfolio and our overall cost of funding. To minimize the risks to our portfolio, we intend to actively employ portfolio-wide and asset-specific risk measurement and management processes in our daily operations. There can be no guarantee that these tools will protect us from market risks.

Credit Risk Management

Although we will seek to limit our credit losses through our investment strategy, there can be no assurance that we will be successful. We will retain the risk of potential credit losses on all of the commercial real estate loans and other commercial real estate-related debt investments we may originate or acquire. We seek to manage credit risk through our due diligence process prior to origination or acquisition.

Disposition Policies

The period that we will hold our investments in commercial real estate loans, CMBS and other commercial real estate-related securities and other investments will vary depending on the type of asset, interest rates and other factors. Our advisor will develop a well-defined exit strategy for each investment we make and will continually evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of common stock. Pursuant to our charter, we may not:

•

invest more than 10% of our total assets in unimproved real property in which we have an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year of our acquisition, or mortgage loans on such unimproved real property;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans that are subordinate to any mortgage or other interest of any of our directors, our advisor, our sponsor or our affiliates;

•

acquire equity securities in any entity which does not have securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable; provided, however, that this limitation does not apply to (1) acquisitions effected through the purchase of all of the equity securities of an existing entity, (2) the investment in wholly-owned subsidiaries of ours or (3) investments in securities, which we refer to as asset-backed securities, that are collateralized by a pool of assets, including loans and receivables, that provide for a specific cash flow stream to the holder;

•

make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans outstanding on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•

issue (1) equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase program), (2) debt securities in the absence of adequate cash flow to cover debt service, (3) options or warrants to purchase shares to our advisor, our sponsor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public, if at all, and unless the amount of the options or warrants issuable to our advisor, our sponsor, any of our directors or any of their respective affiliates does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options, or (4) equity securities on a deferred payment basis or under similar arrangements;

•	engage in securities trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; or

•

make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Investment Company Act Considerations

Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, an issuer is deemed to be an “investment company” if:

•	it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or the holding-out test; or

•

it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Section 3(c)(5)(C) of the Investment Company Act permits an exemption from registration as an investment company for an entity that purchases or otherwise acquires mortgages and other liens on, and interest in, real estate. We intend to make investments and conduct our operations so that we are not required to register as an investment company. We are organized as a holding company that conducts its businesses primarily through our operating partnership. Both we and our operating partnership intend to conduct each of our operations so that we comply with the 40% test. The securities issued to our operating partnership by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the noninvestment company businesses of these subsidiaries.

We expect that most of our assets will be held, directly or indirectly, through wholly-owned or majority-owned subsidiaries of our operating partnership. We further expect that most of these subsidiaries will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. The other subsidiaries of our operating partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Additionally, we may in the future organize special purpose subsidiaries of the operating partnership that will borrow under or participate in government sponsored incentive programs that will seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7.

We expect that most of our investments will be held by wholly-owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exemption generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

If, however, the value of the subsidiaries of our operating partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our operating partnership (which is most likely to occur if such subsidiaries do not own a sufficient amount of qualifying real estate assets or real estate-related assets to rely on Section 3(c)(5)(C)), then we and our operating partnership may seek to rely on Section 3(c)(6) if we and our operating partnership are “primarily engaged,” through wholly-owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly-owned or majority-owned subsidiaries of our operating partnership.

Regardless of whether we and our operating partnership must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying real estate assets and in assets that are not real estate-related assets.

For purposes of the exclusions provided by Sections 3(c)(5)(C) and 3(c)(6), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset.

Commercial Real Estate Loans

First Mortgage Loans. Consistent with SEC no-action letters, a first mortgage loan will be treated as a qualifying real estate asset, as long as the loan is “fully secured” by real estate at the time our subsidiary originates or acquires the loan but we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets if the real estate securing the loan has an appraised value of 55% of the fair market value of the loan on the date of acquisition. Mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, will be treated as qualifying real estate assets if the real property fully secures the second mortgage.

Mezzanine Loans. A portion of our investments will consist of real estate loans secured by 100% of the equity securities of a special purpose entity that owns real estate, or mezzanine loans. Mezzanine loans will be treated as qualifying real estate assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc. No-Action Letter (May 24, 2007) (“Cap Trust No-Action Letter”).

Participations. Consistent with SEC staff guidance, we will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

Equity Participations. Although the SEC staff has not taken a position with respect to equity participations, or kickers, we generally intend to treat equity participations in the same manner as the underlying loan to the extent the equity participation has the same access to, or foreclosure rights on, the real property securing the underlying loan. For instance, if the underlying loan is considered a qualifying real estate asset and the associated “kicker” has the same access to or foreclosure rights on the real property securing the underlying loan, the kicker will be treated similarly. If it does not, it will be treated as a real estate related asset.

Fund-Level or Corporate-Level Debt. If one of our subsidiaries provides financing to an entity that is primarily engaged in the real estate business, we will treat such loan as a real estate-related asset or a miscellaneous asset depending on the nature of the business and assets of the borrower.

Other Real Estate-Related Loans. We will treat the other real estate-related loans described in this prospectus, i.e., bridge loans, construction loans, and investments in distressed debt, as qualifying real estate assets if such loans are fully secured by real estate. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans which are funded over time. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Commercial Real Estate-Related Securities

CMBS. CMBS are securities backed by pools of loans secured by first or, less often, junior mortgages. Accordingly, we will treat CMBS as real estate-related assets.

Publicly Traded REIT Securities. Senior unsecured debt securities of publicly traded equity REITs are typically not considered qualifying real estate assets and will be treated as real estate-related assets.

Real Estate and Real Estate Equity Investments

Real Property. An investment in real property will be treated as a qualifying real estate asset.

Joint Venture Interests. Consistent with SEC guidance, when measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we will calculate asset values on an unconsolidated basis which means that when assets are held through another entity, we will treat the value of our interest in the entity as follows:

(1)	If we own less than a majority of the voting securities of the entity, then we will treat the value of our interest as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

(2)	If we own a majority of the voting securities of the entity, then we will allocate the value of our interest in the entity among qualifying real estate assets, real estate-related assets and miscellaneous assets in proportion to the entity’s ownership of qualifying real estate assets, real estate-related assets and miscellaneous assets.

(3)	If we are the general partner or managing member of an entity, then (a) we will treat the value of our interest in the entity as in item (2) above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (b) we will treat the value of our interest in the entity as in item (1) above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

Equity Interest in an Entity that is an Owner of Commercial Property. As with joint ventures, the same analysis would be conducted with respect to an equity interest in an entity that is an owner of commercial property on a case-by-case basis to determine how such investments should be treated.

Private Issuances of Equity or Debt Securities of Public Companies, or PIPES. PIPES will be treated as a real estate-related asset or a miscellaneous asset depending on the nature of the business and assets of the company involved.

Investments in a Loan, Security or Other Full Recourse Obligations for which the Business of the Related Obligor is Significantly Related to Real Estate. The treatment of these investments will be based on the characteristics of the underlying collateral and whether we have foreclosure rights with respect to underlying real estate collateral, if any. If these investments are without any indicia of ownership of the underlying property, they would be considered real estate-related assets.

Government Sponsored Incentive Programs

We may in the future organize special purpose subsidiaries of the operating partnership that will borrow under or participate in government sponsored incentive programs. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with the rule and any guidance that may be issued by SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. We expect that the aggregate value of the operating partnership’s interests in subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of the operating partnership’s (and, therefore, the company’s) total assets on an unconsolidated basis.

Other Investments

The treatment of any other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

Absence of No-Action Relief

If certain of our subsidiaries fail to own a sufficient amount of qualifying real estate assets or real estate-related assets, we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the overall management and control of our affairs. The board has retained our advisor to manage our day-to-day affairs and our portfolio of investments, subject to the board’s supervision.

We currently have two directors on our board of directors. Prior to the commencement of this offering, we will have a total of five directors, three of whom will be independent of us, our advisor and our affiliates. A director is deemed to be associated with us, our advisor, our sponsor or any of our affiliates if he or she, directly or indirectly (including through a member of his or her immediately family), (1) owns any interest in, is employed by, has any material business or professional relationship with or serves as an officer or director of, our advisor, our sponsor or any of their affiliates, (2) serves as a director of more than three REITs organized by our sponsor or its affiliates or advised by our advisor or its affiliates, or (3) performs services (other than as a director) for us. We refer to our directors who are not independent as our “affiliated directors.”

Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors from time to time but, upon commencement of this offering, may not be fewer than three. Our charter also provides that each of our directors must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. In addition, our charter provides that, upon commencement of this offering, a majority of our directors must be independent directors (except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor), and at all times at least one of our independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each of our directors will be elected by our stockholders and will serve for a term of one year and until his or her successor is elected and qualifies. Although the number of our directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of our directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors. If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no directors in office, successor directors will be elected by our stockholders.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Age	Position
Scott A. Schaeffer	49	Chairman of the Board
Raphael Licht	43	President and Director
Scott L.N. Davidson	43	Principal Portfolio Manager
Anthony G. Butler	44	Senior Vice President—Real Estate Strategy
Kenneth R. Frappier	59	Executive Vice President—Portfolio and Risk Management
Matthew Anzideo	42	Senior Vice President—Underwriting
James J. Sebra	35	Chief Financial Officer and Treasurer
R. Martel Day	62	Executive Vice President
*		Independent Director
*		Independent Director
*		Independent Director

*	To be named by amendment.

Scott F. Schaeffer has served as the chairman of our board of directors since October 2011. Since January 2011, Mr. Schaeffer has also served as the chairman of the board of Independence Realty Trust, Inc., a non-listed public REIT focused on investments in multifamily properties sponsored by our sponsor, RAIT Financial Trust (NYSE:RAS). Mr. Schaeffer has served as the chairman of the board of our sponsor since January 2011, as the chief executive officer of our sponsor since February 2009, and as the president of our sponsor since February 2008. Mr. Schaeffer also served as the chief operating officer of our sponsor from February 2008 to February 2009, as the co-president and co-chief operating officer of our sponsor from December 2006 to February 2008 and as the president and chief operating officer of our sponsor from September 2000 to December 2006. Mr. Schaeffer served as the vice chairman of the board of directors of Resource America, Inc., a specialty finance company, from 1998 to 2000, the executive vice president of Resource America from 1997 to 1998, and a senior vice president of Resource America from 1995 to 1997. Mr. Schaeffer also served as President of Resource Properties, Inc., a wholly-owned real estate subsidiary of Resource America, from 1992 to 2000. Mr. Schaeffer served as a director of Resource America until October 2002. Mr. Schaeffer is uniquely capable of committing our sponsor’s resources to help us identify, acquire and finance investments in commercial real estate loans and real estate-related debt securities. Mr. Schaeffer holds a Bachelor of Science in Commerce from Rider University in Lawrenceville, New Jersey.

Raphael Licht has served as our president and as one of our affiliated directors since October 2011. Mr. Licht has served as the chief operating officer of our sponsor since February 2009, as its secretary since December 2006, and its chief legal officer and chief administrative officer from December 2006 to February 2009. Mr. Licht joined our sponsor in connection with our sponsor’s acquisition of Taberna Realty Finance Trust, or Taberna, and was Taberna’s chief legal officer and secretary from March 2005 and Taberna’s executive vice president and chief administrative officer from April 2006 until its acquisition on December 11, 2006. Mr. Licht also served as the chief legal officer of Cohen & Company from 2001 to April 2006. From 2000 until 2001, Mr. Licht served as general counsel at iATM global.net Corporation, an ATM software joint venture between TRM Corporation and NCR Corporation. From 1997 until 2000, Mr. Licht was an associate with Morgan Lewis & Bockius LLP, a law firm, specializing in structured finance and securitizations. From 1996 to 1997, Mr. Licht was an associate at Ledgewood, P.C., a law firm, specializing in real estate and securities law. Mr. Licht holds a Bachelor of Arts in Political Science from The University of Chicago and a Juris Doctor from Boston College Law School.

Scott L.N. Davidson has served as our principal portfolio manager since October 2011. Mr. Davidson has served as Managing Director of our sponsor since April 2010. Prior to joining our sponsor, Mr. Davidson served as a portfolio manager for Carlyle Blue Wave, an asset management firm, from January 2007 to June 2008. From September 2005 to November 2006, Mr. Davidson served as a portfolio manager for Amaranth LLC, an asset management firm. From 1993 to January 2005, Mr. Davidson served as Managing Director and Group Head at JPMorgan and its predecessors, where he was responsible for running the CMBS business and ABS business and their respective risk and trading operations. Mr. Davidson holds a Bachelor of Arts in Economics from George Washington University and a Masters Degree in Business Administration from Yale University.

Anthony G. Butler has served as our senior vice president—real estate strategy since October 2011. Mr. Butler joined our sponsor in September 2009 and presently oversees all market risk aspects related to our sponsor’s CMBS business, including loan structuring, pricing, hedging and securitization. From June 2008 until joining our sponsor in September 2009, Mr. Butler served as managing director in the Global Real Estate Strategies Group at Wachovia Bank. From May 2005 to June 2008, Mr. Butler was a managing director and senior analyst in the Structured Products Research group of Wachovia Securities, where he covered the commercial mortgage-backed security (CMBS) and commercial real estate and collateralized debt obligation (CDO) markets in addition to overseeing fundamental commercial real estate research. From October 1998 to May 2005, Mr. Butler served as a vice president at First Union Bank, which later became Wachovia Bank, where he was responsible for the pricing, hedging, and structuring of loans slated for CMBS execution. Prior to 1998, Mr. Butler worked briefly in the areas of risk management, export trade finance and portfolio management. Mr. Butler holds a Bachelor of Science and a Master’s Degree in Statistics and a Master’s Degree in Business Administration from Brigham Young University.

Kenneth R. Frappier has served as our executive vice president—portfolio and risk management since October 2011. Mr. Frappier served as executive vice president-risk management of our sponsor since February 2008, as chief credit officer of our sponsor from December 2006 to February 2008 and as senior vice president-portfolio and risk management of our sponsor from April 2002 to December 2006. From December 1999 until joining our sponsor in 2002, Mr. Frappier served as a senior vice president and regional chairman of the Senior Officers’ Loan Committee in Pennsylvania and Southern New Jersey for Hudson United Bank, a commercial bank. Mr. Frappier served as senior vice president at JeffBanks, Inc., a bank holding company, from 1993 until its merger with Hudson United Bancorp. Prior to 1993, Mr. Frappier served as an executive vice president for Dominion Bancshares Corporation’s, or Dominion, Greater Washington Region (Northern Virginia, Washington, D.C. & Maryland) and, before the acquisition of State National Bank, or State, by Dominion in 1987, he was senior vice president and senior lender at State. Prior to 1977, Mr. Frappier was a national bank examiner for the Comptroller of the Currency, a bureau of the U.S. Treasury Department. Mr. Frappier holds a Bachelor of Arts in Economics from the University of Virginia and is a graduate of the University of Michigan Graduate School of Business Financial Services Executive Program.

Matthew Anzideo has served as our senior vice president—underwriting since October 2011. Mr. Anzideo has served as senior vice president and underwriting manager of our sponsor since 2006, where he is responsible for overseeing underwriting and due diligence for all new commercial real estate loans and has primary oversight of property level financings. Since January 2011, Mr. Andizeo has also managed acquisition underwriting, diligence and financing for Independence Realty Trust, a non-listed public REIT focused on investments in multifamily properties sponsored by our sponsor. Prior to joining our sponsor in July 2006, Mr. Anzideo was a multifamily and commercial real estate lender at Wells Fargo Bank (and its predecessors) from 1992 to 2002, Fleet Bank from 2002 to 2003, and Sovereign Bank from 2003 to 2006, where he was responsible for all aspects of origination, underwriting and portfolio management (including loan workout) in a wide variety of commercial real estate lending structures: construction, permanent, REITs, and subscription lines. Mr. Anzideo is a member of the Commercial Real Estate Investment and Loan Committee of the Reinvestment Fund, a Philadelphia-based non-profit that manages over $600 million of investment capital. Mr. Anzideo holds a Bachelor of Science in Finance from St. Joseph’s University.

James J. Sebra has served as our chief financial officer and treasurer since October 2011. Mr. Sebra has served as the senior vice president-finance and chief accounting officer of our sponsor since May 2007 and as the treasurer of Independence Realty Trust, Inc., a non-listed public REIT focused on investments in multifamily properties sponsored by our sponsor, since January 2011. Mr. Sebra joined our sponsor in connection with our sponsor’s acquisition of Taberna and served as Taberna’s vice president and chief accounting officer from June 2005 until its acquisition on December 11, 2006. Prior to joining Taberna, Mr. Sebra served as the controller of Brandywine Realty Trust, a publicly held REIT, from May 2004 to June 2005. From 1998 to 2004, Mr. Sebra worked with Arthur Andersen LLP and KPMG LLP, public accounting firms, serving a variety of publicly held and privately held real estate companies and professional service firms. Mr. Sebra holds a Bachelor of Science in Accounting from St. Joseph’s University and a Master’s Degree in Business Administration from Villanova University. Mr. Sebra is a certified public accountant.

R. Martel Day has served as our executive vice president since October 2011. Mr. Day has served as the president of our dealer manager and as the executive vice president of Independence Realty Trust, Inc., a non-listed public REIT focused on investments in multifamily properties sponsored by our sponsor, since July 2009. From 1984 until joining our dealer manager in July 2009, Mr. Day enjoyed an extensive career with the Inland Group of Companies, or Inland. From 1984 until December 1991, Mr. Day served as a regional representative of Inland. In January 1992, Mr. Day was promoted to regional vice president of Inland and served in such position until December 1997. In January 1998, Mr. Day was promoted to senior vice president —national sales and marketing at Inland and served in such position until December 2004. In January 2005, Mr. Day was promoted to executive vice president—director of business development of Inland and served in such position until June 2009. Mr. Day is a director of Inland Bancorp, Inc., a director and chairman of the Investment Program Association (IPA) and a member of the National Association of Real Estate Investment Trusts, or NAREIT. Mr. Day holds General Securities Principal, General Securities and Registered Investment Advisor licenses with FINRA. Mr. Day also holds a Bachelor of Science in Engineering Science from the Georgia Institute of Technology.

Our directors and executive officers will serve until their successors are elected and qualify. Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our executive officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Responsibilities of Directors

The responsibilities of our board of directors include those listed below.

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Our board approves and oversees our overall investment strategy, which consists of elements such as (1) allocation of percentages of capital to be invested in commercial real estate loans, CMBS and other commercial real estate-related securities, (2) diversification strategies, (3) investment selection criteria for commercial real estate loans and commercial real estate-related securities, (4) asset disposition strategies and (5) strategic alliances with product specialists.

•

Our board approves our originations, acquisitions and dispositions of investments in commercial real estate loans, CMBS and other commercial real estate-related securities and other assets which our advisor does not have the authority to approve. Our board of directors has delegated to our advisor the authority to execute originations, acquisitions and dispositions of assets, so long as such originations, acquisitions and dispositions are consistent with our investment strategy and certain conditions contained in the authority delegated to our advisor. Our board has the authority to modify or remove the authority delegated to our advisor at any time in its sole discretion.

•	Our board approves and oversees our debt financing strategies.

•	Our board approves and monitors our relationship with our advisor and our dealer manager.

•	Our board approves joint ventures, limited partnerships and other such relationships with third parties.

•	Our board determines our distribution policy and declares distributions from time to time.

•	Our board approves amounts available for redemptions of shares of our common stock and oversees the share repurchase program.

Our directors will establish written policies on investments and borrowing and will monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out.

Our directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their responsibilities require. Our directors will meet quarterly or more frequently as necessary.

Because of the conflicts of interest created by the relationship among us, our advisor and our various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. At the first meeting of our board of directors consisting of a majority of independent directors, our charter will be reviewed and ratified by a vote of a majority of our directors and a majority of the independent directors. The independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to our advisor and our dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement with our advisor are carried out. If the independent directors determine to terminate the advisory agreement, our advisor will not be entitled to compensation for further services but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable prior to such termination, subject to certain limitations.

A majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction must approve all transactions between us and any of our directors, our sponsor, our advisor or any of their affiliates, as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. As part of their review of our advisor’s performance and compensation, the independent directors will consider factors such as:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	the rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	the additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investments relative to the investments generated by our advisor for its own account.

The independent directors will record their findings on the factors they deem relevant in the minutes of the meetings of our board of directors.

Committees of the Board of Directors

Our board of directors considers all major decisions concerning our business, including our investments; however, our board of directors may establish such committees as it deems appropriate and may delegate some of its powers to its committees. Our charter requires that each committee consist of at least a majority of independent directors. Prior to the commencement of this offering, our board of directors will establish an audit committee. Our board of directors does not intend to form a compensation committee as we have no employees. Notwithstanding the foregoing, each of our directors owes fiduciary duties to our stockholders that cannot be delegated to the board’s committees.

The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary function will be to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to our stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The audit committee will be comprised of three directors, all of whom will be independent directors and one of whom will be deemed a financial expert as defined by applicable rules promulgated by the SEC. The audit committee will have sole authority to hire and fire any independent auditor and will be responsible for approving all audit engagement fees and terms and resolving disagreements between us and the independent auditor regarding financial reporting. Our independent auditors will report directly to the audit committee.

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor or its affiliates and receives compensation for his or her services, including services performed on our behalf, from our advisor or its affiliates. We do not intend to pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor or its affiliates, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our advisor, although we do not currently intend to grant any such awards.

Our director compensation is designed with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. We will pay each of our independent directors an annual fee, pro-rated for any partial term, of $30,000, which includes fees for attendance at meetings of the board and its committees. Our audit committee chairperson will receive an additional annual fee of $10,000, pro-rated for any partial term. All directors will receive reimbursement of reasonable out-of-pocket travel expenses incurred in connection with attending meetings of our board of directors and its committees. An independent director is entitled to receive his or her annual fee in the form of shares of our common stock issued pursuant to our long-term incentive plan, as described below, or a combination of shares of our common stock and cash. Notwithstanding the foregoing, if a director is also one of our executive officers, we will not pay any compensation or reimbursement to such person for services rendered as a director.

We intend to approve and adopt an independent directors’ compensation plan, which will operate as a sub-plan of our long-term incentive plan, as described below. Under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of our independent directors will receive an initial grant of 3,000 fully vested and non-forfeitable shares of our common stock, which we refer to as the “initial stock grant,” upon election or appointment to our board of directors; provided, however, that any independent director elected or appointed to our board of directors prior to the date that we satisfy the minimum offering amount of $2,000,000 in gross offering proceeds will receive his or her initial stock grant on the date that we satisfy the minimum offering amount. In addition, each independent director will receive an additional 3,000 shares of our common stock on the date following each subsequent re-election of such independent director to our board of directors.

Long-Term Incentive Plan

Prior to the commencement of this offering, we intend to adopt a long-term incentive plan, which we will use to attract and retain directors, officers, employees, consultants and advisors. Our incentive plan will offer qualified individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently intend to issue awards only to our independent directors under our long-term incentive plan (which awards will be granted under the sub-plan as discussed above under “—Compensation of Executive Officers and Directors”).

The long-term incentive plan will authorize the granting of restricted or unrestricted shares of common stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by our board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Any stock options and stock appreciation rights granted under the long-term incentive plan will have an exercise price or base price that is not less than fair market value of our common stock on the date of grant.

Our board of directors or a committee appointed by the board of directors will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of awards made pursuant to the long-term incentive plan, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above under “—Compensation of Executive Officers and Directors,” our board of directors intends to adopt a sub-plan to provide for grants of stock to our independent directors.

Awards of unrestricted shares of common stock will fully vest and become non-forfeitable on the grant date. Awards of restricted shares will vest over a specified period of time. No awards will be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We intend to authorize and reserve an aggregate maximum number of 2,000,000 shares of our common stock for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and our board of directors will make adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from the transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors may, in its sole discretion at any time, determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising its discretion.

The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. Our board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Our Advisor

We are externally managed and advised by Independence Mortgage Advisor, LLC, a Delaware limited liability company and a wholly-owned subsidiary of our sponsor. Our advisor is responsible for managing our day-to-day activities and implementing our investment strategy. Our advisor has contractual and fiduciary responsibilities to us and our stockholders pursuant to an advisory agreement.

Our advisor’s operations are managed by a board of managers selected by our sponsor, as the sole member of our advisor. The following table sets forth information regarding the managers and executive officers of our advisor.

Name	Age	Position
R. Martel Day	62	President and Manager
Scott F. Schaeffer	49	Manager
Raphael Licht	43	Manager
Kenneth R. Frappier	59	Manager
Jack E. Salmon	57	Manager
Ron Wechsler	56	Manager
Scott L.N. Davidson	43	Principal Portfolio Manager
James P. Curtis	57	Senior Vice President—Operations
Anthony G. Butler	44	Senior Vice President—Real Estate Strategy
Matthew Anzideo	42	Senior Vice President—Underwriting
James J. Sebra	35	Chief Financial Officer and Treasurer

For more information concerning the background and experience of Messrs. Day, Schaeffer, Licht, Frappier, Davidson, Butler, Anzideo and Sebra, see “—Directors and Executive Officers.”

Jack E. Salmon has served as a manager of our advisor since October 2011. Mr. Salmon has served as the chief financial officer and treasurer of our sponsor since December 2006, and as the president, chief financial officer and director of Independence Realty Trust, Inc., a non-listed public REIT focused on investments in multifamily properties sponsored by our sponsor, since January 2011. Mr. Salmon joined our sponsor in connection with our sponsor’s acquisition of Taberna, and served as Taberna’s executive vice president, chief financial officer and treasurer from March 2005 until its acquisition on December 11, 2006. Mr. Salmon was employed by Cohen & Company, an investment bank, from January 2005 until Taberna commenced operations in April 2005. From 2003 until joining Cohen & Company, he served as a vice president and chief accounting officer of The Rubenstein Company, L.P., a diversified privately-owned real estate company. From 1975 to 2003, Mr. Salmon worked in public accounting serving a variety of real estate and financial services companies, including public and privately held REITs, major real estate opportunity funds, developers and institutional investors in real estate. From 2002 to 2003, Mr. Salmon was a partner with KPMG LLP, an accounting firm. Mr. Salmon was a partner with Arthur Andersen LLP, an accounting firm, from 1989 to 2002. As an audit partner with Arthur Andersen LLP, Mr. Salmon had responsibility for REIT initial public offerings and due diligence engagements. He also advised multiple REITs on mergers and acquisitions, portfolio transactions and SEC matters. Mr. Salmon was selected to serve on our board of directors because of the extensive experience he has gained throughout his 34-year career in real estate, raising capital for multifamily property owners and operators, forming public REITs and managing investment portfolios. Mr. Salmon holds a Bachelor of Science in Business Administration with Honors in Accounting from Pennsylvania State University.

Ron Wechsler has served as a manager of our advisor since October 2011. Mr. Wechsler has over 30 years of professional real estate experience, the last 21 of which have related to CMBS. Mr. Wechsler is a managing director of our sponsor in charge of CMBS origination. Prior to joining our sponsor in 2008, Mr. Wechsler was co-head of the CMBS conduit for Citigroup from 2001 and 2008. Under Mr. Wechsler’s direction, conduit originations grew 7-fold at Citigroup. Prior to his tenure at Citigroup, Mr. Wechsler was a senior vice president at GMAC from 2000 to 2001, where he was responsible for originating mezzanine loans and preferred equity investments. Prior to joining GMAC, Mr. Wechsler founded and ran the CMBS conduit at Paine Webber from 1997 to 2000. From 1990 to 1997, Mr. Wechsler founded and ran the CMBS Group at Fitch. Prior to 1990, Mr. Wechsler also held positions at Lehman Brothers, Smith Barney and Prudential Insurance. Mr. Wechsler holds a Masters in Business Administration from Columbia University and a Bachelor of Arts from Cornell University.

James P. Curtis has served as senior vice president—operations of our advisor since October 2011. Mr. Curtis has also served as chief compliance officer for our dealer manager since August 2009. Mr. Curtis served as director of direct investments and director of business development for ProEquities, Inc., a FINRA registered broker-dealer and subsidiary of Protective Life Corporation, a publicly traded financial services company specializing in insurance and investment products (NYSE: PL), from November 2002 to February 2009. From 1996 to 2002, Mr. Curtis was president and owner of Strategic Asset Design Group. From 1994 to 1996, he served as vice president of correspondent banking for Sterne Agee and Leach, a privately held financial services firm. From 1991 to 1993, Mr. Curtis was vice president of securities originations and vice president of strategic planning for Residential Funding Corporation, a division of GMAC. Mr. Curtis was a board member of the Investment Programs Association (IPA), the trade association representing the direct investment industry, a founding director of the Bank Insurance and Securities Association (BISA), a trade association representing banks in the securities industry, and a founding member of the Real Estate Investment Securities Association (REISA), a trade association representing the securitized real estate industry. Mr. Curtis holds a Juris Doctor from William Mitchell College of Law and a Bachelor of Arts from Gustavus Adolphus College.

Our Advisory Agreement

Under the proposed terms of our advisory agreement, our advisor will use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to our advisory agreement, our advisor will manage our day-to-day operations and perform other duties including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment strategy and objectives;

•	acquiring investments for us, subject to the limitations in our charter and the oversight of our board of directors;

•	sourcing and structuring our loan originations;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	arranging for financing and refinancing of investments;

•	entering into service agreements for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our investments and our overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

The above summary is provided to illustrate the material functions that our advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

The advisory agreement terminates one year from the commencement of this offering, subject to renewals upon mutual consent of our advisor and a majority of our independent directors for an unlimited number of successive one year periods. Our independent directors will evaluate the performance of our advisor before renewing the advisory agreement. The criteria used by our independent directors when determining whether to enter into or renew the advisory agreement will be reflected in the minutes of the meetings of our board of directors. The advisory agreement will not require us or our advisor to provide advance notice prior to a non-renewal of the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause or penalty by a majority of our independent directors upon 60 days’ written notice; or

•	without cause or penalty by our advisor upon 60 days’ written notice.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our advisor in connection with performing its duties under the advisory agreement or a material breach of the advisory agreement by our advisor.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Our advisor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us.

Delegation of Authority to Advisor

Pursuant to our advisory agreement, our board of directors has delegated to our advisor the authority to acquire, originate or dispose of, as applicable, any commercial real estate loan, commercial real estate-related security or other investment with a purchase price, initial loan value or sales price, as applicable, that is lower than $25,000,000 without the prior approval of our board of directors, provided that the following conditions are satisfied: (1) the transaction would not, if consummated, violate our investment guidelines as set forth under “Investment Objectives and Strategy,” (2) the transaction would not, if consummated, violate any restrictions on our indebtedness, and (3) the transaction would not, if consummated, jeopardize our qualification as a REIT. Conversely, our advisor may not acquire, originate or dispose of, as applicable, any commercial real estate loan, commercial real estate-related security or other investment with a purchase price, initial loan value or sales price, as applicable, which is equal to or greater than $25,000,000 without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving such acquisitions, originations or dispositions will be determined in the sole discretion of the advisor, subject at all times to the prior approval of the board of directors. Our board of directors will at all times have ultimate oversight over our investments and, based on its review of our investment activity, may from time to in its sole discretion change the scope of or revoke the authority delegated to our advisor with respect to the origination, acquisition and disposition of investments.

Our Dealer Manager

Independence Realty Securities, LLC, a Delaware limited liability company and a wholly-owned subsidiary of our sponsor, will serve as our dealer manager for this offering. Our dealer manager is a member of the Financial Industry Regulatory Authority, Inc., or FINRA. We will pay the dealer manager selling commissions, dealer manager fees and certain other compensation, as described in “Plan of Distribution—Dealer Manager and Participating Broker-Dealers—Selling Commissions and Dealer Manager Fee.”

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our directors and officers for monetary damages and provides that we must indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we intend to obtain directors’ and officers’ liability insurance.

The Maryland General Corporation Law, or the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and permits directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in such a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by a corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received, and then only for expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter provides that we may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal proceeding for which indemnification is being sought only if all of the following conditions are met:

•	the legal proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of the party’s good faith belief that such party has met the standard of conduct necessary for indemnification;

•

the legal proceeding is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in the stockholder’s capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•

the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which the party is found not to have complied with the requisite standard of conduct and not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

We also intend to enter into indemnification agreements with our executive officers and directors. The indemnification agreements will require, among other things, that, subject to the limitations in our charter, we indemnify our executive officers and directors and advance to our executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. These agreements will require us, subject to the limitations in our charter, to indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements.

COMPENSATION

Our advisor and dealer manager will receive compensation for services related to this offering and for the management of our assets, subject to the review and approval of our independent directors. The following table sets forth a summary of the fees and expenses we expect to pay our advisor and dealer manager. The table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts for any categories of purchasers). The estimated maximum dollar amounts reflected in the table are based on the sale of the maximum of $1,500,000,000 in shares to the public in the primary offering.

Type of Compensation	Determination of Amount	Estimated Amount For Maximum Offering

Organization and Offering Stage

Selling Commissions	We will pay our dealer manager selling commissions of up to 7.0% of gross offering proceeds from the sale of shares, all or a portion of which will be reallowed by our dealer manager to participating broker-dealers. Selling commissions may be waived at the discretion of the dealer manager and may be reduced based on volume purchases and for certain categories of purchasers. We will not pay selling commissions with respect to shares sold pursuant to our distribution reinvestment program.	$105,000,000

Dealer Manager Fee	We will pay our dealer manager a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of shares. Our dealer manager, in its sole discretion, may reallow a portion of the dealer manager fee of up to 1.5% of the gross offering proceeds to participating broker-dealers. We will not pay a dealer manager fee with respect to shares sold pursuant to our distribution reinvestment program.	$45,000,000

Organization and Offering Expense Reimbursement (1)	We will reimburse our advisor and its affiliates for any organization and offering costs they may incur on our behalf up to an amount equal to 1.0% of the gross offering proceeds as of the date of reimbursement. We currently estimate that organizational and offering expenses, other than selling commissions and dealer manager fees, will total approximately $12,500,000 if the maximum primary offering is achieved. Our advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.0% of gross offering proceeds, without recourse against or reimbursement by us. In no event will the selling commissions, the dealer manager fee and the other organization and offering expenses borne by or reimbursed by us exceed 15.0% of gross offering proceeds.	$12,500,000

Type of Compensation	Determination of Amount	Estimated Amount For Maximum Offering

Operational Stage

Acquisition Fee	None.

Acquisition Expense Reimbursement (2)	We will reimburse our advisor for out-of-pocket expenses incurred by our advisor in connection with the selection, origination and acquisition of investments, whether or not such investments are originated or acquired.	$13,350,000 (assuming that we incur our targeted leverage of 50% of the cost of our investments); $26,700,000 (assuming that we incur the maximum leverage permitted by our charter)

Asset Management Fee (3)	We will pay our advisor a monthly asset management fee equal to one-twelfth of 1.25% of the sum of the amount actually paid or allocated to acquire or fund our investments, including acquisition expenses paid to our advisor and third parties and any debt associated with or used to acquire or fund such investments, less any principal repaid by borrowers on our investments in commercial real estate loans (or our proportionate share thereof in the case of investments made through joint ventures).	Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at this time.

Operating Expense Reimbursement (3)	We will reimburse our advisor for out-of-pocket expenses incurred by our advisor in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for individuals whose primary job function relates to our business; provided, however, that our advisor does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. If our advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual report filed pursuant to SEC requirements.	Actual amounts are dependent upon actual expenses incurred and therefore cannot be determined at this time.

Liquidation/Listing Stage

Disposition Fee	None.

Subordinated Participation in Net Cash Flows (payable only if we are not listed on a national securities exchange) (4)	After our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital, our advisor is entitled to receive an amount equal to 15.0% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise. This fee is payable only if our shares are not listed on a national securities exchange.	Actual amounts are dependent upon the results of our operations and therefore cannot be determined at this time.

Type of Compensation	Determination of Amount	Estimated Amount For Maximum Offering
Subordinated Incentive Listing Fee (payable only if we are listed on a national securities exchange) (4)(5)	Upon the listing of our shares on a national securities exchange, our advisor is entitled to receive a fee in an amount equal to 15.0% of the amount by which (1) the adjusted market value of our outstanding shares upon such a listing plus our total distributions paid through the date the market value of our outstanding shares is determined exceeds (2) the sum of the aggregate capital contributed by our stockholders plus an amount equal to an 8.0% cumulative, non-compounded annual pre-tax return to our stockholders.	Actual amounts are dependent upon the results of our operations and therefore cannot be determined at this time.

(1)	The organization and offering expenses that we may reimburse our advisor and its affiliates for include all expenses incurred by and to be paid by us in connection with this offering, other than selling commissions and the dealer manager fee, including, without limitation, our legal, accounting, printing, mailing and filing fees, charges of our escrow agent and transfer agent, expenses of our organization, data processing fees, advertising and sales literature costs, bona fide out-of-pocket due diligence costs of participating broker-dealers supported by detailed and itemized invoices (consisting primarily of time charged by independent due diligence analysts and travel and lodging expenses) and amounts to reimburse our advisor or its affiliates for the salaries of its employees and other costs, such as copying and other office expenses, incurred in connection with preparing supplemental sales materials and providing other administrative services in connection with our offering. In addition, we will also reimburse the travel, meal and lodging costs for employees of our sponsor and advisor to attend training and education conferences sponsored by us and seminars conducted by participating broker-dealers; provided, however, that we will not pay or reimburse any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. After the termination of the primary offering, our advisor will reimburse us to the extent total selling commissions, dealer manager fee and other organization and offering expenses borne by us exceed 15.0% of the gross proceeds raised in the offering. As of , our advisor and its affiliates had incurred approximately $ in organizational and offering expenses on our behalf.
(2)	Pursuant to our charter, total acquisition fees and expenses related to the acquisition or origination of an investment must be reasonable and may not exceed 6.0% of the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a real property or other investment, or 6.0% of the amount of funds advanced with respect to the origination of a loan, unless such excess is approved by a majority of our board of directors, including a majority of our independent directors, as commercially competitive, fair and reasonable to us.
(3)	In lieu of cash, our advisor may elect to receive the payment of the asset management fee in shares of our common stock, subject to the availability of unissued and authorized shares for such purposes. Any such shares will be valued (a) during our offering stage, at the offering price per share for shares sold to the public in the primary offering, and (b) following our offering stage, at a price per share equal to the most recently determined estimated per share value of our common stock.

Commencing with the fourth fiscal quarter following the commencement of this offering, our advisor must reimburse us for the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of (1) 2.0% of our average invested assets, or (2) 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors, in which case such determination, together with an explanation of the factors considered in making such determination, will be disclosed to our stockholders within 60 days after the end of the quarter in which such excess occurred. For purposes of these limits, (1) “average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves, (2) “net income” is our total revenues, for any period, less our total expenses applicable to such period other than additions to reserves for depreciation, bad debts and other similar non-cash reserves, and (3) “total operating expenses” means all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles in the United States, or GAAP, that are in any way related to our operation, including investment management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees based on the gain in the sale of our assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close); (g) real estate commissions on the sale of property; and (h) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).
(4)	Pursuant to our advisory agreement, after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 8.0% cumulative, non-compounded annual pre-tax return on such invested capital, our advisor is entitled is entitled to a subordinated participation in net cash flows, whether from continuing operations, net sale proceeds or otherwise; however, to the extent that this subordinated participation is derived from cash flows other than net sales proceeds, the subordinated participation will count against the limit on “total operating expenses” described in note 3 above.

Upon termination of our advisory agreement, our advisor may be entitled to receive a fee if our advisor would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of the termination of our advisory agreement. Such a termination fee would be payable in the form of shares of our common stock or a non-interest bearing promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our commercial real estate loans and other debt-related investments, and the fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs.

Our advisor cannot earn both the subordinated participation in net cash flows and the subordinated incentive listing fee (as described in Note 5). Any portion of the subordinated participation in net cash flows that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

In lieu of cash, our advisor may elect to receive the payment of the subordinated participation in cash flows in shares of our common stock, subject to the availability of unissued and authorized shares for such purposes. Any such shares will be valued (a) during our offering stage, at the offering price per share for shares sold to the public in the primary offering, and (b) following our offering stage, at a price per share equal to the most recently determined estimated per share value of our common stock.

(5)	The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding upon listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. The subordinated incentive listing fee is not payable unless our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital. In the event the subordinated incentive listing fee is earned by our advisor as a result of the listing of our shares, any previous payments of the subordinated participation in net cash flows will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay our advisor any further subordinated participation in net cash flows. The subordinated incentive listing fee will count against the limit on “total operating expenses” described in note 3 above.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a description of the corporate governance measures we have adopted to mitigate some of the risks associated with these conflicts.

Our Affiliates’ Interests in Other Entities

Our sponsor has recently sponsored another investment program, Independence Realty Trust, Inc., or IRT, as discussed in “Prior Performance Summary—Our Sponsor’s Prior Investment Program.” On April 8, 2011, IRT filed a registration statement on Form S-11 (SEC File No. 333-173391) with the SEC for an initial public offering of up to $1,000,000,000 in shares of common stock at $10.00 per share and up to $95,000,000 in shares of common stock pursuant to its distribution reinvestment program at $9.50 per share. IRT’s registration statement was declared effective by the SEC on June 10, 2011, and as of December 30, 2011, IRT had not reached its minimum offering amount. IRT expects to sell shares of its common stock in its primary offering over a two year period ending on June 10, 2013. If IRT has not sold all of the shares to be offered in its primary offering by June 10, 2013, IRT may elect to extend its primary offering until June 10, 2014.

Our executive officers, our affiliated directors and the key real estate professionals of our sponsor who perform services for us on behalf of our advisor are also officers, directors and key professionals of our sponsor and other affiliated entities, including IRT. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other investment programs and acquire for their own account investments that may be suitable for us. Our directors and officers and the key real estate professionals of our sponsor who perform services for us on behalf of our advisor are not restricted from engaging for their own account in business activities of the type conducted by us.

Our sponsor and its affiliates may advise other investment programs that invest in commercial real estate loans, CMBS and other commercial real-estate related securities and other investments in which we may be interested. Our advisor will responsible for determining which programs will have the opportunity to acquire and participate in such investments as they become available and could face conflicts of interest in making these determinations. As a result, other investment programs and investors advised by our sponsor and its affiliates may compete with us with respect to certain investments that we may want to acquire. We have adopted an allocation policy designed to address this potential conflict of interest. See “—Certain Conflict Resolution Measures—Allocation of Investment Opportunities” below.

Allocation of Our Affiliates’ Time

We will rely on our directors and officers and the personnel of our sponsor and its affiliates acting on behalf of our advisor to manage our assets and daily operations. We cannot currently estimate the time that such individuals will be required to devote to us and our advisor because the time commitment will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions effecting us, the amount of proceeds raised in this offering and our ability to locate and acquire investments that meet our investment objectives. Since these individuals engage in and will continue to engage in other business activities on behalf of themselves and others, these individuals will face conflicts of interest in allocating their time among us, our advisor, other affiliates and other business activities in which they are involved. This could result in actions that are more favorable to other entities than to us. However, we believe that our advisor and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to all of the activities in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and Our Dealer Manager

The agreements between our advisor and our dealer manager are not the result of arm’s-length negotiations. As a result, the fees we agree to pay pursuant to these agreements may exceed what we would pay to a third party. These agreements, including our advisory agreement and our dealer manager agreement, require approval by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transactions as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. In making such determinations, our directors will use their judgment and may, but are not required to, retain the services of professional service providers or other third parties to assist them.

Our advisor will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the personnel of our advisor who serve as our officers or directors. Among other matters, these compensation arrangements could affect the judgment of our advisor’s personnel with respect to:

•	the renewal and enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	the origination and acquisition of investments, which may increase the asset management fees payable to our advisor;

•	the disposition of investments, which may entitle our advisor to a subordinated participation in cash flows;

•	borrowings to fund the origination and acquisition of investments, which will increase the asset management fees payable to our advisor;

•	public offerings of equity by us, the proceeds of which would likely be used by us to originate or acquire investments which could entitle our advisor to increased asset management fees;

•	competition with affiliated programs for investments in commercial real estate loans, CMBS and other commercial real estate-related securities;

•	whether and when we seek the listing of our common stock on a national securities exchange, which listing could entitle our advisor to a subordinated incentive listing fee; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a subordinated participation in cash flows.

Additionally, our advisor will generally face conflicts of interest due to the fact that the asset management fees to which our advisor may be entitled are based upon the cost of our investments and not on the value or performance of the investments we acquire, and the fact that the asset management fees payable to our advisor will not decrease based on changes in the value of our investments.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate, or in invoking powers, rights or options pursuant to any agreement between us and any affiliate.

Affiliated Dealer Manager

Our dealer manager, Independence Realty Securities, LLC, is a wholly-owned subsidiary of our sponsor. This relationship may create conflicts of interest in connection with our dealer manager’s performance of due diligence. Our dealer manager will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated underwriter in connection with the offering of securities. Accordingly, investors in this offering do not have the benefit of an independent due diligence review and investigation. In addition, our dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities of other programs that may have investment objectives similar to ours.

Joint Venture Conflicts

We may enter into joint ventures or other arrangements to acquire investments with our affiliates and other third parties. Such joint ventures and other arrangements may, under certain circumstances, involve conflicts of interest. Examples of these conflicts include:

•

such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management or sale of investments held in the joint venture or the timing of the termination and liquidation of the venture;

•

such partners or co-investors may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•

under joint venture or other co-investment arrangements, neither co-venturer may have the power to control the venture and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions we receive from such joint venture; and

•

under joint venture or other co-investment arrangements, each venture partner may have a buy/sell right and, as the result of the exercise of such a right by a co-venturer, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so.

As a result of our charter containing prohibitions on our ability to acquire investments from and sell investments to affiliates of our advisor, we are limited in our ability to dispose of our joint venture investments with affiliates.

Certain Conflict Resolution Measures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Advisor Compensation

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. The independent directors will record their findings on the factors they deem relevant in the minutes of the meetings of our board of directors.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. Our advisor may terminate our advisory agreement without cause or penalty on 60 days’ written notice.

Acquisition, Leases and Sales Involving Affiliates

We will not purchase assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated party from which we are purchasing the asset, or, if the price to the us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event may we acquire or lease any such asset at an amount in excess of its current appraised value.

We will not sell or lease assets to our advisor, our sponsor, any of our directors or any of their respective affiliates without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of our board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our advisor, any of our directors, our sponsor or any of their affiliates, the fair market value shall be determined by an independent appraiser selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates

We are prohibited from investing in or making mortgage loans unless an appraisal of the underlying property is obtained. In all cases in which the transaction is with our advisor, our sponsor, our directors or any of their affiliates, the appraisal must be obtained by an independent expert, and we must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders for a reasonable charge. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. In addition, our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our sponsor, our advisor, any of our directors or any of our affiliates.

Loans Involving Affiliates

We will not make any loans to our advisor, our sponsor, any of our directors or any of their respective affiliates except mortgage loans for which an appraisal of the underlying property is obtained from an independent appraiser or loans to our wholly-owned subsidiaries. In addition, we will not borrow from our advisor, our sponsor, any of our directors or any of their respective affiliates unless a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by our directors or officers, our sponsor, our advisor or any of their affiliates.

Other Transactions Involving Affiliates

We will not engage in any other transaction with our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for our sponsor and other public and private investment programs which our sponsor and its affiliates may sponsor or advise in the future. Our advisor will determine the program for which it believes each opportunity is most suitable. In determining the program for which a real estate investment opportunity would be most suitable, our advisor will consider the following factors:

•	the anticipated cash flow of the asset to be acquired and the cash requirements of each program;

•	the investment objectives and strategy of each program;

•	the effect of the acquisition on diversification of the investments of each program;

•	the policy of each program relating to financial leverage requirements;

•	the income tax effects of the investment to each program;

•	the amount of funds available to each program and the length of time such funds have been available for investment; and

•	any other key facts or circumstances deemed relevant by our advisor.

In the event that an investment opportunity becomes available that is equally suitable for us and our sponsor or one or more other investment programs managed or advised by our sponsor or its affiliates, the investment opportunity will be offered to the program that has had the longest period of time elapse since it was offered and accepted an investment opportunity. If a subsequent event or development causes any such investment opportunity, in the opinion of our advisor, to be more appropriate for another program, our advisor may offer the investment opportunity to another program. If a program rejects a proposed acquisition, the investment opportunity will be offered to another program and the program rejecting the investment opportunity will be treated for future allocations as if it had not made the investment and will maintain its position as the program that has had the longest period of time elapse since it was offered and accepted an investment opportunity. Our board of directors will determine, at least annually, whether the method for allocating investment opportunities is applied fairly to us.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of our sponsor, RAIT Financial Trust, and programs sponsored by our sponsor, which we refer to as “prior programs.” The following summary is qualified in its entirety by reference to the Prior Performance Tables attached as Appendix A of this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in our sponsor or any prior program. Our sponsor is a self-managed, publicly-traded company with an indefinite duration. As a result, you should not assume the past performance of our sponsor described below will be indicative of our future performance. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

Overview of Our Sponsor

Our sponsor is a leading provider of capital to the commercial real estate industry which employs over 350 real estate professionals and staff and is headquartered in Philadelphia, Pennsylvania. Since its formation in 1997, our sponsor has provided more than $4 billion in real estate debt financing across the spectrum of real estate capital using an analytical framework that underwrites every loan as if it were acquiring the underlying property securing the loan at the time that the loan is originated, including an analysis of the underlying property’s cash flows and capital requirements and any other financing secured by the underlying property. Through multiple economic cycles, our sponsor has expanded its capabilities, skillsets and platform. Our sponsor offers tailored debt financing solutions to real estate owners and operators, including bridge loans, mezzanine loans and CMBS conduit financings. Today our sponsor is a “vertically integrated” commercial real estate company which is engaged, through affiliated personnel and entities, in each major aspect of identifying, originating and servicing commercial real estate investments, owning and managing real estate properties and investing in real estate-related securities. Our sponsor:

•	underwrites, originates, closes and services (through our sponsor’s Standard & Poor’s rated primary and special loan servicer) commercial real estate loans;

•	values, acquires and sells real estate-related securities for our sponsor’s account and for third parties; and

•	manages a portfolio of real estate investments for our sponsor’s account and for third parties.

Our sponsor’s objective is to provide its shareholders with total returns over time while managing the risks associated with its investment strategy. During 2010, our sponsor continued to adapt to current business conditions resulting in improved financial and operating performance, as indicated by its reported net income and REIT taxable income for 2010. Since 2010, our sponsor has experienced continued improvement in the credit and operating performance of its core commercial real estate portfolios. Our sponsor has also entered into various transactions intended to deleverage its balance sheet, enabling it to focus on new opportunities in financing and owning commercial real estate.

The core components of our sponsor’s business strategy are described as follows:

Provide commercial real estate financing. Our sponsor provides a comprehensive set of debt financing options to the commercial real estate industry, including commercial mortgages, mezzanine loans, other loans and preferred equity interests.

Own commercial real estate. Our sponsor’s ownership of commercial real estate has grown as it has restructured loans in response to credit events to take control of properties (primarily multifamily) where it believes it can continue to generate or enhance its risk-adjusted returns. During the nine-month period ended September 30, 2011, our sponsor’s efforts to stabilize these properties contributed to an increase in overall occupancy from 79.2% at December 31, 2010 to 84.5% at September 30, 2011. Our sponsor maintains internal property management capabilities through two subsidiaries: Jupiter Communities, LLC (multifamily focused), or Jupiter, and CRP Commercial Services, LLC (office and retail focused), or CRP Commercial Services.

Manage its portfolio of debt securities issued by real estate companies. Included in our sponsor’s assets are subordinated debt securities issued by real estate companies. Our sponsor has not sought to originate new investments in this portfolio in order to focus on commercial real estate loans and properties. Our sponsor continues to manage the debt securities remaining in its portfolio and earns senior management fees.

Generate fee income. Our sponsor manages a portfolio of real estate related assets. As of September 30, 2011, our sponsor had $3.6 billion of assets under management and served as the collateral manager on five securitizations that are collateralized by U.S. commercial real estate investments, trust preferred securities, or TruPS, and various real-estate related debt securities. Our sponsor also services its commercial real estate investments and is included on Standard & Poor’s select servicer list as a commercial mortgage primary servicer and special servicer. Our sponsor generates fee income from its asset management efforts, primarily from serving as collateral manager.

Our Sponsor’s Investment Portfolios

Our sponsor’s investment portfolios are currently comprised of the following asset classes:

Commercial mortgages, mezzanine loans, other loans and preferred equity interests. Our sponsor owns and originates senior long-term mortgage loans, short-term bridge loans, mezzanine financing and preferred equity interests. These assets are in most cases non-recourse or limited recourse loans secured by commercial real estate assets or real estate entities. This means that our sponsor looks primarily to the assets securing the payment of the loan, subject to certain standard exceptions, for ultimate payment. Our sponsor may from time to time acquire existing commercial real estate loans from third parties who have originated such loans, including commercial banks, other institutional lenders or third-party investors. Where possible, our sponsor seeks to maintain direct lending relationships with borrowers, as opposed to investing in loans originated by third party lenders.

The tables below describe certain characteristics of our sponsor’s commercial real estate loans and other loans as of September 30, 2011 (dollars in thousands):

	Book Value	Weighted- Average Coupon	Range of Maturities	Number of Loans
Commercial Real Estate (CRE) Loans:
Commercial mortgages	$654,497	6.7%	Nov. 2011 to May 2021	39
Mezzanine loans	339,843	8.9	Nov. 2011 to Nov. 2038	93
Preferred equity interests	60,070	10.5	Nov. 2011 to Aug. 2025	21

Total CRE Loans	1,054,410	7.6		153
Other loans	54,226	6.4	Nov. 2011 to Oct. 2016	4

Total investments in loans	$1,108,636	7.6%		157

The charts below describe the property types and the geographic breakdown of our sponsor’s commercial real estate loans and other loans as of September 30, 2011:

(a)	Based on book value.

Investments in real estate. Our sponsor generates a return on its directly-owned investments in real estate through rental income and other sources of income from the properties. By owning real estate, our sponsor also participates in any increase in the value of the real estate in addition to current income. Our sponsor financed its real estate holdings through a combination of secured mortgage financing provided by financial institutions and existing financing provided by its two CRE loan securitizations. During the nine-month period ended September 30, 2011, our sponsor acquired $78.3 million of real estate investments upon conversion of $85.4 million of commercial real estate loans, typically retaining the existing financing provided by its two CRE loan securitizations.

The table below describes certain characteristics of our sponsor’s investments in real estate as of September 30, 2011 (dollars in thousands, except average effective rent):

	Investments in Real Estate (a)	Average Physical Occupancy	Units/ Square Feet/ Acres	Number of Properties	Units/ Square Feet/ Acres
Multifamily real estate properties (b)	$555,916	89.8%	8,014	33	$688
Office real estate properties (c)	224,981	68.5	1,786,860	10	18.93
Retail real estate properties (c)	46,127	68.9	1,114,250	2	8.65
Parcels of land	22,208	0	7.3	3	N/A

Total	$849,232	84.5%		48

(a)	Based on operating performance for the nine-month period ended September 30, 2011.
(b)	Average effective rent is rent per unit per month.
(c)	Average effective rent is rent per square foot per year.

Our sponsor expects this asset category to increase in size as it seeks to protect or enhance its risk-adjusted returns by taking control of properties underlying its commercial real estate loans when restructuring or otherwise exercising its remedies for underperforming loans.

The charts below describe the property types and the geographic breakdown of our sponsor’s directly-owned investments in real estate as of September 30, 2011:

(a)	Based on book value.

Investments in debt securities—TruPS and subordinated debentures. Historically, our sponsor provided REITs and real estate operating companies the ability to raise subordinated debt capital through TruPS and subordinated debentures. TruPS are long-term instruments, with maturities ranging from 5 to 30 years, which are priced based on short-term variable rates, such as the three-month London Inter-Bank Offered Rate, or LIBOR. TruPS are unsecured and generally contain minimal financial and operating covenants. Our sponsor financed most of its debt securities portfolio in a series of non-recourse securitizations which provided long-dated, interest-only, match funded financing to the TruPS and subordinated debenture investments. As of September 30, 2011, our sponsor retained a controlling interest in two such securitizations: Taberna Preferred Funding VIII, Ltd., or Taberna VIII, and Taberna Preferred Funding IX, Ltd, or Taberna IX. During 2010, due to the non-recourse nature of these entities and the recent credit performance of the underlying collateral, our sponsor received only its senior collateral management fees from these two securitizations.

The table below describes investment in TruPS and subordinated debentures held by Taberna VIII and Taberna IX as included in our sponsor’s consolidated financial statements as of September 30, 2011 (dollars in thousands):

Industry Sector	Estimated Fair Value	Weighted- Average Coupon	Issuer Statistics
			Weighted Average Ratio of Debt to Total Capitalization	Weighted Average Interest Coverage Ratio
Commercial Mortgage	$103,249	2.8%	68.9%	2.4	x
Office	139,940	7.8	69.7	1.8	x
Residential Mortgage	45,173	2.5	79.7	2.1	x
Specialty Finance	86,239	5.0	84.2	(0.7	)x
Homebuilders	60,814	7.8	62.6	1.0	x
Retail	74,510	3.9	60.6	1.6	x
Hospitality	29,568	6.3	88.2	2.4	x
Storage	25,276	8.0	58.8	4.5	x

Total	$564,769	5.0%	69.1%	1.6	x

The chart below describes the equity capitalization of investment in TruPS and subordinated debentures held by Taberna VIII and Taberna IX as included in our consolidated financial statements as of September 30, 2011:

(a)	Based on the most recent information available to management as provided by our TruPS issuers or through public filings.
(b)	Based on estimated fair value.

Investments in debt securities—other real estate related debt securities. Our sponsor has invested, and expects to continue to invest, in CMBS, unsecured REIT notes and other real estate-related debt securities. Unsecured REIT notes are publicly traded debentures issued by large public reporting REITs and other real estate companies. These debentures generally pay interest semi-annually. These companies are generally rated investment grade by one or more nationally recognized rating agencies. CMBS generally are multi-class debt or pass-through certificates secured or backed by single loans or pools of mortgage loans on commercial real estate properties.

The table and the chart below describe certain characteristics of our sponsor’s real estate-related debt securities as of September 30, 2011 (dollars in thousands):

Investment Description	Estimated Fair Value	Weighted- Average Coupon	Weighted- Average Years to Maturity	Book Value
Unsecured REIT note receivables	$63,477	6.6%	6.2	$61,000
CMBS receivables	70,709	5.7	32.6	153,868
Other securities	20,591	3.2	32.0	88,205

Total	$154,777	5.1%	27.3	$303,073

(a)	S&P ratings as of September 30, 2011.

Our Sponsor’s Prior Investment Program

Our sponsor also serves as the sponsor for Independence Realty Trust, Inc., or IRT, a Maryland corporation that intends to qualify and elect to be taxed as a REIT beginning with the taxable year ending December 31, 2011. On June 10, 2011, IRT’s registration statement on Form S-11 (SEC File No. 333-173391) was declared effective, and IRT is conducting an offering of up to $1.095 billion in shares of common stock on a best efforts basis.

IRT intends to use substantially all of the net proceeds from its public offering to acquire a diversified portfolio of multifamily properties with strong and stable cash flows that will generate attractive distributions for its investors, with a primary focus on core and stabilized multifamily properties that are well leased and produce predictable income.

IRT has investment objectives that are similar to ours in that IRT will also seek to pay attractive cash distributions and preserve and protect invested capital. In addition, although IRT intends to focus its investments on multifamily properties, we believe that investments in commercial real estate and investments in commercial real estate loans, CMBS and other commercial real estate-related securities involve similar assessments of the risks and rewards of operation of the underlying real estate and financing thereof as well as a similar understanding of the commercial real estate and commercial real estate-finance markets.

On April 29, 2011, six wholly-owned subsidiaries of our sponsor contributed six income-producing multifamily properties to IRT for an aggregate purchase price of $103.8 million, comprised of (1) IRT’s assumption of $64.6 million in existing mortgage debt associated with the properties and (2) the issuance of $39.2 million in limited partner interests in IRT’s operating partnership to our sponsor.

The six multifamily properties in the initial portfolio of IRT contain 1,492 apartment units and are located in five states. The table below gives further information about the location, by region, of the properties in the initial portfolio of IRT:

Location	Properties Purchased (as a Percentage of Aggregate Purchase Price)
United States	100.0%
West	48.9
Southeast	26.3
Central	14.2
Mid-Atlantic	10.6

As of September 30, 2011, IRT has not disposed of any properties.

Table VI contained in Part II of the registration statement, of which this prospectus is a part, provides certain additional information relating to the six properties owned by IRT. Upon written request, we will furnish a copy of this table to you without charge.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with IRT, including a copy of the most recent Annual Report on Form 10-K filed by IRT with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that IRT files electronically with the SEC.

Adverse Business Developments

The business of our sponsor has been adversely affected by recessionary economic conditions that began in the second half of 2007.

During the nine months ended September 30, 2011, our sponsor reported a net loss from continuing operations of $35.5 million, due primarily to the change in fair value of its financial instruments. However, our sponsor’s core portfolios continued to improve and our sponsor had improved operating income in the nine months ended September 30, 2011 as compared to historical periods. Operating income was $10.2 million for the nine months ended September 30, 2011 as compared to a loss of $19.2 million for the nine months ended September 30, 2010. During the nine months ended September 30, 2011, our sponsor completed a 1 for 3 reverse stock split and declared a quarterly dividend on its outstanding common shares of $0.06 per share in each of the second and third quarters of 2011, as adjusted for the reverse stock split.

Our sponsor reported annual income from continuing operations for 2010 of $110.6 million after having reported annual losses in each of the three prior years. Our sponsor reported REIT taxable income in 2010 after a REIT taxable loss in the prior year and declared a dividend on the common shares for 2010 in January 2011 for the first time since 2008. While our sponsor continued to improve the operating performance of properties in its directly-owned real estate portfolio and address the credit performance of commercial real estate loans in 2010, performance in these portfolios in the three prior years contributed to the losses our sponsor reported for these years.

Our sponsor took a number of strategic steps in 2009 to adapt its business to economic conditions, including engaging in a series of transactions intended to focus on opportunities in financing and owning commercial real estate by removing non-core assets from its balance sheet. These transactions contributed to our sponsor’s losses in 2009 because they generated losses on sales of assets. Our sponsor’s losses in 2009 were caused by these divestures, increases in the provision for loan losses and asset impairment charges. During 2009, our sponsor sold its interests in four debt securities securitizations and its entire residential mortgage portfolio, comprised of interests in six residential mortgage securitizations. Upon completion of these sales, our sponsor removed the associated assets and liabilities from its consolidated balance sheet. The disposition of the debt securities securitizations resulted in a loss of $313.8 million and the disposition of the residential mortgage securitizations resulted in a loss of $61.8 million. Our sponsor’s provision for losses recorded during 2009 was $226.6 million, which was comprised of $130.1 million associated with its commercial real estate loan portfolio and $96.5 million related to residential mortgages and mortgage-related receivables held by the residential mortgage securitizations prior to their disposition. Our sponsor recorded asset impairment charges of $46.0 million during 2009. These asset impairments were comprised of investments in securities whose carrying values were reduced due to overall credit conditions and increased delinquencies of the underlying collateral.

Our sponsor’s net losses in 2008 and 2007 were primarily caused by increases to our sponsor’s allowance for loan losses, changes in the fair value of our sponsor’s financial instruments and asset impairments. Our sponsor increased its allowance for loan losses to $172.0 million as of December 31, 2008 from $26.4 million as of December 31, 2007. The provision for losses recorded during 2008 was $162.8 million and resulted from increased delinquencies in its residential mortgage loans and increases in its non-performing loans. During 2008, the change in fair value of our sponsor’s financial instruments fluctuated significantly from historical levels due to the status of the credit markets at the time. The change in fair value of our sponsor’s financial instruments was a net decrease of $552.4 million during 2008, before allocations of $206.0 million to noncontrolling interests. This change was comprised of a decrease in the fair value of our sponsor’s financial assets totaling $1.7 billion, a decrease in the fair value of our sponsor’s financial liabilities totaling $1.6 billion and a decrease in the fair value of our sponsor’s interest rate derivatives totaling $394.8 million. Our sponsor recorded asset impairments of $67.1 million during 2008. These asset impairments were comprised of $22.6 million associated with investments in securities whose cash flows were reduced during 2008 from collateral defaults, $29.1 million associated with intangible assets, and $15.4 million associated with direct real estate investments where the expected recovery value of the property diminished below our sponsor’s investment basis.

Our sponsor, certain of its executive officers and trustees and the lead underwriters involved in its public offering of common shares in January 2007 were named defendants in class action securities lawsuits filed in 2007. The lawsuits alleged, among other things, that certain defendants violated the Securities Act and the Exchange Act by making materially false and misleading statements and material omissions in registration statements and prospectuses about our sponsor’s credit underwriting, exposure to certain issuers through investments in debt securities, and its loan loss reserves and other financial items. The lawsuits were settled by written agreement in July 2009, which was approved by a federal district court in December 2009. The settlement was funded within the limits of our sponsor’s directors and officers insurance. Under the terms of the settlement, the lawsuits were dismissed with prejudice and all defendants received a full release of all claims asserted against them.

Further information concerning the operating results of our sponsor during the nine month period ended September 30, 2011 and five years ended December 31, 2010 is provided in Table III of Appendix A.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by RAIT Financial Trust, our sponsor. As discussed above, our sponsor has sponsored only one prior public program, IRT, which is still in its offering period and has not yet reached a date at which the program might be liquidated.

PLAN OF OPERATION

The discussion in this section contains forward-looking statements that involve risks and uncertainties. See “Risk Factors” included elsewhere in this prospectus for a discussion of important factors that could cause actual results to differ materially from those described or implied by the forward-looking statements contained herein.

Overview

We are a newly organized Maryland corporation that intends to qualify as a REIT for federal income tax purposes. We intend to implement an investment strategy focused on originating, acquiring and managing a portfolio of commercial real estate loans, CMBS and other commercial real estate-related securities. We anticipate that many of our investments will be senior commercial real estate loans originated by us ranging in size from $5 to $50 million and secured by cash-flowing properties. These senior commercial real estate loans will include loans secured by stabilized properties as well as bridge loans secured by properties undergoing a transition. In addition, we may invest in CMBS or similar securities. Our CMBS investments may be made across the CMBS capital structure and may include investment grade rated securities as well as below investment grade rated and unrated securities. Although we intend to target primarily commercial real estate loans, CMBS and other commercial real estate-related securities, we may selectively invest in debt or preferred or common equity securities of mortgage REITs or any other real estate assets, loans or securities that, in the opinion of our board of directors, meet our investment objectives. We intend to hold our investments and other assets through our operating partnership, of which we are the sole general partner.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code beginning with the taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with the taxable year ending December 31 of the year in which we satisfy the minimum offering requirements, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

We are externally managed and advised by Independence Mortgage Advisor, LLC, a newly organized Delaware limited liability company and a wholly-owned subsidiary of our sponsor. Our advisor is responsible for managing our day-to-day business operations and originating and acquiring investments on our behalf. Under the terms of our advisory agreement, our advisor undertakes to use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify and make investments on our behalf consistent with our investment objectives and strategy

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through our initial public offering of shares of our common stock.

We have not entered into any arrangements to acquire any commercial real estate loans, CMBS or other commercial real estate-related securities or other assets with the net proceeds from this offering. The number and type of investments that we acquire will depend upon the conditions of the credit and real estate markets, the amount of proceeds we raise in this offering and other circumstances existing at the time we are acquiring investments.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than those which are referred to elsewhere in this prospectus that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring or originating commercial real estate loans or commercial real estate-related securities.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to originate and acquire investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this prospectus, we have not made any investments, and our total assets consist of approximately $200,000 cash. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any shares in this offering unless we raise a minimum of $2,000,000 in gross offering proceeds (excluding subscriptions received from Pennsylvania investors) from persons who are not affiliated with us or our advisor. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly-offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. We intend to limit our borrowings to approximately 50% of the cost of our investments after we have invested substantially all of the net proceeds from this offering. During the initial stages of our operations, we may borrow in excess of our long-term targeted debt level in order to more quickly build our portfolio. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which generally approximates to 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter if such excess is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess. Although we have not received any commitments from lenders to fund a line of credit to date, we may decide to obtain a line of credit to fund originations and acquisitions and for any other corporate purpose.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and our dealer manager. During our organization and offering stage, these payments will include payments to our dealer manager for selling commissions and the dealer manager fee and payments to our advisor for reimbursement of certain other organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that the total selling commissions, dealer manager fees and other organization and offering expenses borne by us exceed 15.0% of our gross offering proceeds. During our operating stage, we expect to make payments to our advisor in connection with the acquisition and disposition of investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and our dealer manager, see “Compensation.”

Our principal demand for funds will be to originate and acquire investments, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than originations and acquisitions, from operations. Otherwise, management expects that our cash needs for originations and acquisitions will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment program, and through the assumption or incurrence of debt.

Results of Operations

As of the date of this prospectus, we are in our organizational period and have not commenced operations.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve significant judgments and assumptions and require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. Our accounting policies have been established to conform to generally accepted accounting principles in the United States, or GAAP. The preparation of the financial statements in accordance with GAAP requires management to use judgments in the application of such policies. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Revenue Recognition for Investment Income

We will recognize interest income from investments in commercial mortgages, mezzanine loans and other securities on a yield to maturity basis. Upon the acquisition of a loan at a discount, we will assess the portions of the discount that constitute accretable yields and non-accretable differences. The accretable yield represents the excess of our expected cash flows from the loan over the amount we paid for the loan. That amount, the accretable yield, is accreted to interest income over the remaining life of the loan. Our commercial mortgages and mezzanine loans may provide for the accrual of interest at specified rates which differ from current payment terms. Interest income will be recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible.

For investments that we do not elect to record at fair value under FASB ASC Topic 825, “Financial Instruments,” origination fees and direct loan origination costs will be deferred and amortized to net investment income, using the effective interest method, over the contractual life of the underlying loan security or loan, in accordance with FASB ASC Topic 310, “Receivables.”

For investments that we elect to record at fair value under FASB ASC Topic 825, origination fees and direct loan costs will be recorded in income and will not be deferred.

We will recognize interest income from interests in certain securitized financial assets on an estimated effective yield to maturity basis. Management will estimate the current yield on the amortized cost of the investment based on estimated cash flows after considering prepayment and credit loss experience.

Recognition of Rental Income

We may take ownership of real property securing our commercial real estate loans in the event of default by the borrower. We may generate rental income from tenant rent and other tenant-related activities at such real estate properties. For multifamily real estate properties, rental income will be recorded when due from residents and recognized monthly as it is earned and realizable, under lease terms which we expect to be for periods of one year or less. For retail and office real estate properties, rental income will be recognized on a straight-line basis from the later of the date of the commencement of the lease or the date of acquisition of the property subject to existing leases, which averages minimum rents over the terms of the leases. Leases also may provide for tenant reimbursement of a portion of common area maintenance and other operating expenses to the extent that a tenant’s pro rata share of expenses exceeds a base year level set in the lease.

Investments in Loans

We will account for our investments in commercial real estate loans at amortized cost. The carrying value of these investments is adjusted for origination discounts/premiums, nonrefundable fees and direct costs for originating loans which are amortized into income on a level yield basis over the terms of the loans.

Allowance for Losses, Impaired Loans and Non-accrual Status

We will maintain an allowance for losses on our investments in commercial real estate loans. Management’s periodic evaluation of the adequacy of the allowance will be based upon expected and inherent risks in the portfolio, the estimated value of underlying collateral and current economic conditions. Management will review loans for impairment and establish specific reserves when a loss is probable and reasonably estimable under the provisions of FASB ASC Topic 310, “Receivables.” As part of the detailed loan review, we consider many factors about the specific loan, including payment history, asset performance, borrower’s financial capability and other characteristics. If any trends or characteristics indicate that it is probable that other loans, with similar characteristics to those of impaired loans, have incurred a loss, we will consider whether an allowance for loss is needed pursuant to FASB ASC Topic 450, “Contingencies.” Management will evaluate loans for non-accrual status each reporting period. A loan will be placed on non-accrual status when the loan payment deficiencies exceed 90 days. Payments received for non-accrual or impaired loans will be applied to principal until the loan is removed from non-accrual status or no longer impaired. Past due interest will be recognized on non-accrual loans when they are removed from non-accrual status and are making current interest payments. The allowance for losses will be increased by charges to operations and decreased by charge-offs (net of recoveries). Management will charge off impaired loans when the investment is no longer realizable and legally discharged.

Investments in Real Estate

As described above, we may acquire real estate assets through the conversion of our investments in commercial real estate loans into owned real estate. Any investments in real estate will be shown net of accumulated depreciation. We will capitalize all costs related to the improvement of the real property and depreciate those costs on a straight-line basis over the useful life of the asset. We will depreciate real property using the following useful lives: buildings and improvements—30 years; furniture, fixtures, and equipment—5 to 10 years; and tenant improvements—shorter of the lease term or the life of the asset. Costs for ordinary maintenance and repairs will be charged to expense as incurred.

Acquisitions of real estate assets and any related intangible assets will be recorded initially at fair value under FASB ASC Topic 805, “Business Combinations.” Fair value will be determined by management based on market conditions and inputs at the time the asset is acquired. All expenses incurred to acquire a real estate asset will be expensed as incurred.

Management will review our investments in real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The review of recoverability will be based on an estimate of the future undiscounted cash flows (excluding interest charges) expected to result from the long-lived asset’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a long-lived asset, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property.

Investments in Securities

We will account for our investments in securities under FASB ASC Topic 320, “Investments—Debt and Equity Securities,” and will designate each investment security as a trading security, an available-for-sale security, or a held-to-maturity security based on our intent at the time of acquisition. Trading securities will be recorded at their fair value each reporting period with fluctuations in fair value reported as a component of earnings. Available-for-sale securities will be recorded at fair value with changes in fair value reported as a component of other comprehensive income (loss). We will classify certain available-for-sale securities as trading securities when we elect to record them under the fair value option in accordance with FASB ASC Topic 825, “Financial Instruments.” See “Fair Value of Financial Instruments” below. Upon the sale of an available-for-sale security, the realized gain or loss on the sale will be recorded as a component of earnings in the respective period. Held-to-maturity investments are carried at amortized cost at each reporting period. We will account for investments in securities where the transfer meets the criteria as a financing under FASB ASC Topic 860, “Transfers and Servicing,” at amortized cost.

We will use our judgment to determine whether an investment in securities has sustained an other-than-temporary decline in value. If management determines that an investment in securities has sustained an other-than-temporary decline in its value, the investment will be written down to its fair value by a charge to earnings, and we will establish a new cost basis for the investment. Our evaluation of an other-than-temporary decline will be dependent on the specific facts and circumstances. Factors that we will consider in determining whether an other-than-temporary decline in value has occurred include: the estimated fair value of the investment in relation to our cost basis; the financial condition of the related entity; and the intent and ability to retain the investment for a sufficient period of time to allow for recovery of the fair value of the investment.

Transfers of Financial Assets

We will account for transfers of financial assets under FASB ASC Topic 860, “Transfers and Servicing,” as either sales or financings. Transfers of financial assets that result in sales accounting are those in which (1) the transfer legally isolates the transferred assets from the transferor, (2) the transferee has the right to pledge or exchange the transferred assets and no condition both constrains the transferee’s right to pledge or exchange the assets and provides more than a trivial benefit to the transferor, and (3) the transferor does not maintain effective control over the transferred assets. If the transfer does not meet these criteria, the transfer is accounted for as a financing. Financial assets treated as sales will be are removed from our accounts with any realized gain (loss) reflected in earnings during the period of sale. Financial assets treated as financings will be maintained on the balance sheet with proceeds received from the legal transfer reflected as securitized borrowings, or security-related receivables.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

In accordance with FASB ASC Topic 815, “Derivatives and Hedging,” we will measure each derivative instrument (including certain derivative instruments embedded in other contracts) at fair value and record such amounts in our consolidated balance sheet as either an asset or liability. For derivatives designated as fair value hedges, derivatives not designated as hedges, or for derivatives designated as cash flow hedges associated with debt for which we elected the fair value option under FASB ASC Topic 825, “Financial Instruments”, the changes in fair value of the derivative instrument will be recorded in earnings. For derivatives designated as cash flow hedges, the changes in the fair value of the effective portions of the derivative will be reported in other comprehensive income. Changes in the ineffective portions of cash flow hedges will be recognized in earnings.

Fair Value of Financial Instruments

FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” provides that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value will be based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models will be applied. These valuation techniques will involve management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity for disclosure purposes. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their value. Hierarchical levels, as defined in FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” are directly related to the amount of subjectivity associated with the inputs to fair valuations of these assets and liabilities, and are as follows:

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Level 1. Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date. The types of assets carried at level 1 fair value generally are equity securities listed in active markets. As such, valuations of these investments do not entail a significant degree of judgment.

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Level 2. Valuations are based on quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable, either directly or indirectly. Fair value assets and liabilities that are generally included in this category are unsecured REIT note receivables, CMBS, receivables and certain financial instruments classified as derivatives where the fair value is based on observable market inputs.

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Level 3. Inputs are unobservable inputs for the asset or liability and include situations where there is little, if any, market activity for the asset or liability. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety will require judgment and will consider asset-specific factors. The availability of observable inputs can vary depending on the financial asset or liability and is affected by a wide variety of factors, including, for example, the type of investment, whether the investment is new, whether the investment is traded on an active exchange or in the secondary market, and the current market condition. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by us in determining fair value is greatest for instruments categorized in level 3.

Fair value is a market-based measure considered from the perspective of a market participant who holds the asset or owes the liability rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, our own assumptions will be set to reflect those that management believes market participants would use in pricing the asset or liability at the measurement date. We will use prices and inputs that management believes are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments. This condition could cause an instrument to be transferred from level 1 to level 2 or from level 2 to level 3.

Many financial instruments have bid and ask prices that can be observed in the marketplace. Bid prices reflect the highest price that we and others are willing to pay for an asset. Ask prices represent the lowest price that we and others are willing to accept for an asset. For financial instruments whose inputs are based on bid-ask prices, we will not require that fair value always be a predetermined point in the bid-ask range. Our policy is to allow for mid-market pricing and adjusting to the point within the bid-ask range that results in our best estimate of fair value.

Fair value for certain level 3 financial instruments will be derived using internal valuation models. These internal valuation models will include discounted cash flow analyses developed by management using current interest rates, estimates of the term of the particular instrument, specific issuer information and other market data for securities without an active market. In accordance with FASB ASC Topic 820, “Fair Value Measurements and Disclosures”, the impact of our own credit spreads is also considered when measuring the fair value of financial assets or liabilities, including derivative contracts. Where appropriate, valuation adjustments will be made to account for various factors, including bid-ask spreads, credit quality and market liquidity. These adjustments will be applied on a consistent basis and will be based on observable inputs where available. Management’s estimate of fair value will require significant management judgment and is subject to a high degree of variability based upon market conditions, the availability of specific issuer information and management’s assumptions.

Income Taxes

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code beginning with the taxable year ending December 31 of the year in which we satisfy the minimum offering requirement. In order to maintain our qualification as a REIT, we will be required to, among other things, distribute at least 90% of our REIT taxable income to our stockholders and meet certain tests regarding the nature of our income and assets. As a REIT, we will not be subject to federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders. We intend to operate in a manner that allows us to meet the requirements for taxation as a REIT and will monitor the business and transactions that may potentially impact our REIT status. Many of these requirements, however, are highly technical and complex. If we were to fail to meet these requirements, we could be subject to federal income tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. We will also be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to market risks resulting primarily from changes in the credit risks of our portfolio and changes in interest rates. We may be exposed to credit risk and interest rate risk relating to our investments in commercial real estate loans, CMBS and other real estate-related securities. We may also be exposed to interest rate risk as a result of long-term debt used to maintain liquidity, expand our investment portfolio and operations and for other corporate purposes.

Credit Risk

Credit risk is the risk of loss arising from adverse changes in a borrower’s ability to meet its financial obligations under agreed-upon terms. The degree of credit risk varies based on many factors including the concentration of the asset or transaction relative to our entire portfolio, the credit characteristics of the borrower, the contractual terms of a borrower’s agreements and the availability and quality of collateral. Management will regularly evaluate and approve credit standards and oversee the credit risk management function related to our portfolio of investments. Our management’s responsibilities will include ensuring the adequacy of our credit risk management infrastructure, overseeing credit risk management strategies and methodologies, monitoring conditions in real estate and other markets having an impact on our lending activities and evaluating and monitoring overall credit risk. We seek to manage credit risk through our due diligence process prior to origination or acquisition.

In addition, we may use derivative financial instruments to hedge exposures to changes in interest rates. We will be exposed to credit risk with respect to our derivative financial instruments. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

Market Risk

Due to the fact that we will invest in commercial real estate loans and other commercial real estate-related debt investments, investment losses from prepayments, defaults, interest rate volatility or other risks can meaningfully reduce or eliminate funds available for distribution to our stockholders. In addition, because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margin will be dependent upon a positive spread between the returns on our portfolio and our overall cost of funding. To minimize the risks to our portfolio, we intend to actively employ portfolio-wide and asset-specific risk measurement and management processes in our daily operations. There can be no guarantee that these tools will protect us from market risks.

Interest Rate Risk

Interest rates may be affected by economic, geopolitical, monetary and fiscal policy, market supply and demand and other factors generally outside our control, and such factors may be highly volatile. We anticipate that our interest rate risk-sensitive assets and liabilities and financial derivatives will be typically held for long-term investment. We intend to limit our interest rate risk by matching the terms of our investments with the terms of our liabilities and, to the extent necessary, through the use of hedging instruments. We intend to reduce interest rate and funding risk, allowing us to focus on managing credit risk through our underwriting process and continual credit analysis.

We may make investments that are floating rate or fixed rate. Our floating rate investments will generally be priced at a fixed spread over an index, such as LIBOR, that re-prices either quarterly or every 30 days. Given the frequency of future price changes in our floating rate investments, changes in interest rates are not expected to have a material effect on the value of these investments. Increases or decreases in LIBOR will have a corresponding increase or decrease in our interest income and the match-funded interest expense, thereby reducing the net earnings impact on our overall portfolio. In addition, our investments in commercial and mezzanine loans may contain interest rate floors that may protect our net investment income from decreases in interest rates with respect to these investments. In the event that long-term interest rates increase, the value of our fixed-rate investments would be diminished. We may consider hedging this risk in the future if the benefit outweighs the cost of the hedging strategy. Such changes in interest rates would not have a material effect on the income from these investments.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our common stock for each director and executive officer, all directors and executive officers as a group, and any person or group that holds more than 5.0% of our common stock. As of the date of this prospectus, we had one stockholder. The address for each of the persons named below is in care of our principal executive offices at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Directors and Executive Officers:
Scott A. Schaeffer	—	—
Raphael Licht	—	—
R. Martel Day	—	—
Kenneth R. Frappier	—	—
Scott L.N. Davidson	—	—
James J. Sebra	—	—
Matthew Anzideo	—	—
Anthony G. Butler	—	—
Independent Director (1)	—	—
Independent Director (1)	—	—
Independent Director (1)	—	—
All directors and executive officers as a group	—	—
5% Stockholders:
RAIT Financial Trust (2)	20,000	100%

(1)	To be named by amendment.
(2)

As of the date of this prospectus, RAIT Financial Trust, our sponsor, indirectly owns 100% of Independence Mortgage Advisor, LLC, our advisor, which directly owns 20,000 shares of our common stock. Thus, RAIT Financial Trust has the power to direct how our advisor votes its shares of common stock and is considered to beneficially own the shares beneficially owned by our advisor.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our capital stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 350,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 300,000,000 shares are classified as common stock with a par value of $0.01 per share and 50,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of the date of this prospectus, 20,000 shares of our common stock were issued and outstanding and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer.                     acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of publicly held shares of common stock as the consideration paid to us for each privately-held share of preferred stock bears to the book value of each outstanding publicly held share of common stock. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders for the election of directors and the transaction of any business within our powers as a corporation will be held each year, beginning in 2013, on the date and at the time and place set by our board each year, provided that the date of the annual meeting will be at least 30 days after the delivery of our annual report to our stockholders. Special meetings of stockholders may be called by a majority of the directors, a majority of the independent directors, the chairman, the chief executive officer or the president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast at the meeting on such matter. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice, either in person or by mail, of such meeting and the purpose thereof. Such meeting will be held on a date not less than 15 nor more than 60 days after our delivery of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. At any meeting of stockholders, the presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except as provided in the following paragraph and except that the affirmative vote of a majority of the shares entitled to vote generally in the election of directors which are present in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution, (3) our merger or consolidation or the sale or other disposition of all or substantially all of our assets and (4) a statutory share exchange. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, our directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote generally in the election of directors, to remove a director from our board of directors with our without cause. Any stockholder will be permitted access to our corporate records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our corporate records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of

1934, as amended, or the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restriction on Ownership and Transfer of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests do not apply in our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% in value of the aggregate of our then outstanding shares of capital stock or more than 9.8% in value or number, whichever is more restrictive, of the aggregate of our then outstanding shares of common stock and (2) any transfer of, or other event or transaction with respect to, shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, or would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limits; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or (3) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust, which we refer to as the “share trust,” effective as of the close of business on the day before the purported transfer or other event that results in the transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. Shares held by the trustee will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will have all the voting rights with respect to the shares of capital stock held in the share trust. If the transfer to the share trust would not be effective for any reason to prevent the violation of the foregoing restrictions, then the transfer of that number of shares that otherwise would cause any person to violate the restrictions will be null and void and the purported transferee will acquire no rights in such shares. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

Our board of directors, in its sole discretion, may exempt a person, prospectively or retroactively, from the limitation on ownership of more than 9.8% (in value or in number, whichever is more restrictive) of the aggregate of our outstanding shares of common stock or 9.8% in value of the aggregate of our outstanding shares of capital stock. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.

The trustee will sell the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The sale will be made no later than 20 days after the trustee receives notice from us that shares of our capital stock have been transferred to the trust. Upon any such sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee and to the beneficiary as follows. The purported transferee will receive an amount equal to the lesser of (1) the sales proceeds received by the share trust for such shares or (2) (A) if the purported transferee was a transferee for value, the price paid by the purported transferee for such shares or (B) if the purported transferee was not a transferee or was a transferee but did not give value for the shares, the market price, as defined in our charter, of such shares on the day of the event causing the shares to be held in the share trust. The trustee may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the trustee. Any amount received by the trustee in excess of the amount to be paid to the purported transferee will be distributed to the beneficiary of the share trust. If, prior to our discovery that shares have been transferred to the share trust, such shares are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the share trust and to the extent that the purported transferee received an amount for such shares that exceeds the amount described above that such purported transferee was entitled to receive, such excess will be paid to the trustee upon demand. In addition, all shares will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser,

Any person who acquires or attempts or intends to acquire shares of our capital stock in violation of the foregoing restrictions or who would have owned shares of our capital stock that were transferred to the trust is required to give prompt written notice to us of such event, or, in the case of a proposed or attempted transaction, give us at least 15 days prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines that (1) it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or (2) compliance with the restrictions is no longer required for REIT qualification.

The ownership limits do not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limit upon receipt of certain representations and undertakings required by our charter and appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5.0% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required to provide written notice to us setting forth the name and address of such owner, the number of shares of our capital stock beneficially owned and a description of the manner in which such shares are held. In addition, such owners are required to provide us with any additional information that we may request in order to determine the effect of such ownership on our status as a REIT and to ensure compliance with the ownership limits and the other restrictions in our charter.

Distributions

We expect that our board of directors will authorize and that we will declare and pay distributions on a monthly basis commencing in the first full quarter after we raise the minimum offering amount. Once we commence paying distributions, we expect to continue paying monthly distributions unless our results of operations, our general financial condition, the general economic condition or other factors prohibit us from doing so. The timing and amount of distributions, if any, will be determined by our board of directors in its discretion. In connection with a distribution to our stockholders, our board of directors will authorize a monthly distribution for a certain dollar amount per share of our common stock out of funds legally available therefor. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates. Each stockholder’s distributions will begin to accrue on the date we accept such stockholder’s subscription.

Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have insufficient cash flow from operations available for distribution until we make substantial investments and we can give no assurance that we will pay distributions solely from our cash flow from operations in the future. Our organizational documents permit us to pay distributions from any source, including loans, offering proceeds and our advisor’s advances and deferral of fees and expenses reimbursements. Further, because we may receive income from interest at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our charter to fund distributions from any source, including borrowings, offering proceeds, the sale of assets or advances and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us may be reduced. Our payment of fees and permitted expense reimbursements to our advisor and its affiliates and repurchase of shares of our common stock pursuant to our share repurchase program may reduce the funds available for the payment of distributions to our stockholders.

We are not prohibited from distributing our own securities or readily marketable securities in lieu of making cash distributions to stockholders. The receipt of readily marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. Due to the fact that we do not have any current intention to list our shares of common stock on a national securities exchange, and do not expect that a public market for our shares of common stock will develop, our shares are not currently, and may never be, readily marketable.

We intend to qualify as a REIT commencing with the taxable year in which we satisfy the minimum offering requirement. To qualify as a REIT, we are required to distribute at least 90% of our annual REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gains, to our stockholders.

Distribution Reinvestment Program

We are registering 15,789,473 shares of our common stock to be sold pursuant to our distribution reinvestment program on the registration statement of which this prospectus is a part. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment program. A copy of our distribution reinvestment program is included as Appendix B to this prospectus.

Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. Participation in the distribution reinvestment program is limited to stockholders who purchase shares in the primary offering. Stockholders who have received a copy of this prospectus and participated in this offering may elect to participate in and purchase shares through the distribution reinvestment program at any time and do not need to receive a separate prospectus relating solely to the distribution reinvestment program. Pursuant to our distribution reinvestment program, you may elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $9.50 per share; provided, however, that after we begin disclosing an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in our primary offering or a follow-on public offering, cash distributions will be reinvested in shares of our common stock pursuant to our distribution reinvestment program at a price per share equal to 95% of our most recently calculated estimated per share value. We expect our advisor, or another firm chosen for that purpose, to determine an estimated value per share of our common stock that is not based on the price to acquire a share in the primary offering or a follow-on public offering beginning no later than 18 months after the completion of our offering stage. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or a follow-on public offering, provided we have not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, we do not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment program, employee benefit plan or the redemption of interests in our operating partnership).

You may elect to participate in our distribution reinvestment program by completing the subscription agreement or the enrollment form or by other written notice to the plan administrator. Participation in our distribution reinvestment program will begin with the next distribution made after acceptance of your written notice. A participant may stop participating in the distribution reinvestment program at any time, without penalty, by delivering 10 days’ written notice to us. We may amend, suspend or terminate our distribution reinvestment program for any reason at any time upon 10 days’ prior written notice to participants, provided that we may not amend the distribution reinvestment program to eliminate a participant’s ability to withdraw from the distribution reinvestment program. Participation in the distribution reinvestment program may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of our distribution reinvestment program, all subsequent distributions to stockholders will be made in cash. No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment program.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment program until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment program is issued, (2) this offering and any future offering pursuant to our distribution reinvestment program terminates, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment program or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment program will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Stockholders who elect to participate in our distribution reinvestment program, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the U.S. federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable

U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment program will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in our distribution reinvestment program.

Within 90 days after the end of each fiscal year, we will provide each participant in our distribution reinvestment program with an individualized report on such participant’s investment, including the purchase date(s), purchase price and number of our shares owned, as well as the dates of distributions and amounts of distributions paid during the prior fiscal year. In addition, we will provide to each participant in our distribution reinvestment program an individualized quarterly report at the time of each distribution payment showing the number of our shares owned prior to the current distribution, the amount of the current distribution and the number of our shares owned after the current distribution.

Share Repurchase Program

Our share repurchase program may provide an opportunity for you to have your shares repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that the one year holding period requirement may be waived in certain circumstances, as described below. The purchase price for shares repurchased pursuant to our share repurchase program will be as follows:

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For stockholders who have continuously held their shares for at least one year but less than two years, a price equal to the lesser of 92.5% of (1) the then-current estimated per share value of our common stock or (2) the average purchase price per share paid by such stockholder;

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For stockholders who have continuously held their shares for at least two years but less than three years, a price equal to the lesser of 95.0% of (1) the then-current estimated per share value of our common stock or (2) the average purchase price per share paid by such stockholder;

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For stockholders who have continuously held their shares for at least three years but less than four years, a price equal to the lesser of 97.5% of (1) the then-current estimated per share value of our common stock or (2) the average purchase price per share paid by such stockholder; and

•

For stockholders who have continuously held their shares for at least four years, a price equal to the lesser of 100.0% of (1) the then-current estimated per share value of our common stock or (2) the average purchase price per share paid by such stockholder.

We expect our advisor, or another firm chosen for that purpose, to determine an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering beginning no later than 18 months after the completion of our offering stage, and that our board of directors will approve each such determination of an estimated per share value of our common stock. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or a follow-on public offering, provided we have not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, we do not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment program, employee benefit plan or the redemption of interests in our operating partnership).

We will treat the repurchase of shares upon a stockholder’s death, which we refer to herein as “exceptional repurchases,” differently from all other repurchases, which we refer to herein as “ordinary repurchases,” in several respects.

In the case of ordinary repurchases, we may only repurchase shares that have been beneficially owned by a stockholder continuously for at least one year. However, in the event a stockholder is having all his or her shares repurchased, our board may waive the one-year holding requirement for shares originally purchased under our distribution reinvestment program. We may make ordinary repurchases only if we have sufficient funds available to complete the repurchase. In any given calendar month, we are authorized to use only the proceeds from our distribution reinvestment program during that month to make ordinary repurchases; provided that, if we have excess funds during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making ordinary repurchases. Subject to funds being available, in the case of ordinary repurchases, we will limit the number of shares repurchased during any calendar year to 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In the event that we determine not to repurchase all of the shares presented during any month, including as a result of having insufficient funds or satisfying the 5.0% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above. Any stockholder whose ordinary repurchase request has been partially accepted in a particular calendar month will have the remainder of such stockholder’s request included with all new repurchase requests we have received in the immediately following calendar month, unless he or she chooses to withdraw that request.

In the case of exceptional repurchases, we may repurchase shares upon the death of a stockholder who is a natural person, including shares held by the stockholder through a trust, an IRA or other retirement or profit-sharing plan, after receiving a written request from (1) the estate of the stockholder, (2) the recipient of the shares through bequest or inheritance, even where the recipient has registered the shares in his or her own name or (3) in the case of the death of a settlor of a trust, the beneficiary of the trust, even where the beneficiary has registered the shares in his or her own name. We must, however, receive the written request within one year after the death of the stockholder. If spouses are joint registered holders of shares, the request to repurchase the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a partnership, corporation or other similar entity, the right to an exceptional repurchase upon death does not apply. We are authorized to use any funds to make exceptional repurchases. In addition, there is no one-year holding period applicable to exceptional repurchases, and any shares held for less than one year by the deceased will be repurchased at a price equal to the lesser of 100% of the then-current estimated per share value of our common stock or the purchase price paid per share paid by such stockholder. Further, the 5.0% limit described above will not apply to exceptional repurchases.

To request the repurchase of shares pursuant to our share repurchase program, a stockholder must submit a repurchase request at least five days prior to the repurchase date. The request must state the name of the person/entity who owns the shares and the number of shares to be repurchased, and must be properly executed. The stockholder must notify us in writing if the stockholder wishes to withdraw a pending request to have shares repurchased. We will not repurchase that stockholder’s shares so long as we receive the written request to withdraw at least five days prior to the repurchase date. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Accordingly, we may grant or reject requests for repurchase up to one business day prior to the repurchase date. Following the repurchase, we will send the stockholder of record the cash proceeds of the repurchase.

All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request, or the party presenting the shares must be authorized to do so by the owner of record of the shares, and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting stockholder to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

The share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of directors, in its sole discretion and at any time, may amend, suspend (in whole or in part), or terminate our share repurchase program upon 10 days’ prior written notice to our stockholders, provided that changes in the number of shares that can be redeemed during any calendar year will take effect only upon 10 business days’ prior written notice. Further, our board reserves the right in its sole discretion at any time and from time to time to reject any repurchase requests.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws.

We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent will perform all recordkeeping and administrative functions involved in the program, and we will bear all costs involved in organizing, administering and maintaining the program. No fees will be paid to our dealer manager, our directors or any of their affiliates in connection with the repurchase of shares by us pursuant to the share repurchase program.

Listing or Liquidation

We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction, may result in actions that are not necessarily in the best interest or within the expectations of our stockholders. Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such transaction to be in our best interests. A liquidity transaction could consist of a sale of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. The listing of our shares of common stock on a national securities exchange may entitle our advisor to a subordinated incentive listing fee, which could lead our advisor to recommend the listing of our common stock to our board of directors as opposed to other liquidity transactions, such as a sale of our assets. See “Compensation.” In addition, in connection with a listing of our common stock, our board of directors would likely elect to acquire our advisor’s assets and personnel, a process known as “internalization.” The compensation our advisor would receive in connection with the internalization of our advisor could also lead our advisor to recommend the listing of our common stock to our board of directors as opposed to other liquidity transactions.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute or otherwise fail to first approve a business combination, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders.

If our board of directors should make this determination in the future and seeks to pursue internalizing our management functions through a business combination with our advisor, our board of directors will form a special committee comprised entirely of our independent directors to consider a possible business combination with our advisor. Our board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our advisor regarding a possible business combination. In any event, before we can complete any business combination with our advisor, the following conditions must be satisfied:

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the special committee receives an opinion from a qualified investment banking firm, concluding that the consideration to be paid to acquire our advisor is fair to our stockholders from a financial point of view; and

•	our board of directors determines that such business combination is advisable and in our best interests and in the best interests of our stockholders.

Notwithstanding the foregoing, unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	requiring a two-thirds stockholder vote for removing a director;

•	requiring that the number of directors be fixed only by vote of the board of directors;

•	requiring that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide, at such time as we are eligible to make a Subtitle 8 election, that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Without our having elected to be subject to Subtitle 8, provisions in our charter and bylaws already vest in our board of directors the exclusive power to fix the number of directorships (provided that such number is not fewer than three nor more than 15). We have not elected to be subject to the other provisions of Subtitle 8.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including the power of our board to issue additional shares of our common stock, the restrictions on ownership and transfer of our shares, advance notice requirements for director nominations and stockholder proposals and the application of the Maryland business combination provisions. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure—The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders” and “—Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.”

Restrictions on Roll-Up Transactions

In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states in which registration of such securities is sought as an exhibit to the registration statement for the offering. Our assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, which we refer to as a “roll-up entity,” that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving securities of the roll-up entity that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal the choice of:

(1)	accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

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that would result in the common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

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that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

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in which investor’s rights to access of records of the roll-up entity will be less than those provided for in our charter and described above in “—Meetings, Special Voting Requirements and Access to Records;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by the common stockholders.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

OPERATING PARTNERSHIP AGREEMENT

We have summarized the material terms and provisions of the Limited Partnership Agreement of Independence Mortgage Trust, LP, which we refer to as the “partnership agreement.” For purposes of this section only, references to “we,” “our,” “us” and “the company” refer to Independence Mortgage Trust, Inc.

Management of Our Operating Partnership

Independence Mortgage Trust, LP, our operating partnership, was formed on October 24, 2011 to originate, acquire and hold assets on our behalf. For purposes of satisfying the asset and gross income tests for qualification as a REIT for federal income tax purposes, the company’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the company.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest.

We are and expect to continue to be the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. The sole limited partner of our operating partnership is Independence Mortgage Trust OP Holder, LLC, our wholly-owned subsidiary. No limited partner of our operating partnership may transact business for our operating partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Pursuant to an advisory agreement, which will be effective as of the initial offering date, however, we will delegate to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

Independence Mortgage Trust OP Holder, LLC has expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (1) satisfy the requirements for qualification as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (2) avoid any federal income or excise tax liability; and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Federal Income Tax Considerations.”

Capital Contributions and Distributions

We intend to contribute the net proceeds from this offering, which are not used or retained to pay the fees and expenses attributable to our offering and operations, to our operating partnership as capital contributions. These capital contributions will be reflected in our capital account in our operating partnership.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us, our operating partnership may borrow funds from a financial institution or other lender. In addition, our operating partnership may admit additional limited partners whose investments may be subject to different management fees and redemption limitations if our board of directors concludes in good faith that such admittance is in our best interest.

The partnership agreement generally provides that our operating partnership will, except upon the liquidation of our operating partnership, distribute cash to the partners of our operating partnership in accordance with their relative percentage interests, generally on at least a quarterly basis, in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner’s positive capital account balance.

Issuance of Additional Limited Partnership Interests

As sole general partner of our operating partnership, we will have the ability to cause our operating partnership to issue additional limited partnership interests, preferred partnership interests or convertible securities.

Our operating partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in our operating partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure. Following the third anniversary of the commencement of this offering, if an institutional investor is interested in making a substantial investment in our operating partnership, we may agree to terms for such investment different from the terms of this offering of common stock. For example, we may be willing to agree with an investor in our operating partnership that lower advisory fees will be payable by such investor in consideration of the size of its investment or the investor’s commitment not to request redemption of its investment for a negotiated period of time.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless: (a) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction; or (b) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership.

We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of our operating partnership, other than interests held by us. With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence due to provisions in the partnership agreement that provide for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are our operating partnership’s tax matters partner and have the authority to make tax elections under the Code on our operating partnership’s behalf.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of our common stock. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “the company,” “we,” “our” and “us” mean only Independence Mortgage Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged both to review the following discussion and to consult your tax advisor to determine the effect of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This summary is based upon the Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary.

This summary of certain federal income tax consequences applies to you if you acquire and hold our common stock as a “capital asset” (generally, property held for investment). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization except to the extent discussed under the heading “—Taxation of Stockholders—Taxation of Tax-Exempt U.S. Stockholders;”

•	subject to the alternative minimum tax provisions of the Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•

a non-U.S. corporation, non-U.S. trust, non-U.S. estate or an individual who is not a resident or citizen of the United States or is a U.S. expatriate except to the extent discussed under the heading “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders;” or

•	a U.S. person whose “functional currency” is not the U.S. dollar.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary of certain material federal income tax considerations is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of the Company

We intend to elect to be taxed as a REIT under the Code, beginning with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirement. We believe that we are organized and will operate in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirement, and we intend to continue to be organized and to operate in such a manner.

The law firm of Alston & Bird LLP has acted as our counsel in connection with the offering. We will receive an opinion of Alston & Bird LLP to the effect that, commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirement, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed ownership and method of operations will enable us to meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Alston & Bird LLP will be based on various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and is expressly conditioned upon the accuracy of such assumptions and representations, which Alston & Bird LLP will not verify. The opinion of Alston & Bird LLP will be based upon current law at the time the opinion is rendered, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion, and Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions or that a court would not sustain such a challenge.

Our qualification and taxation as a REIT will depend upon our ability to meet, on an ongoing basis, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Alston & Bird LLP. See “—Requirements for Qualification—General” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, the possibility of future changes in our circumstances and circumstances not entirely within our control, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year.

Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Stockholders” below.

Even if we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

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We will be taxed at regular corporate rates on any REIT taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified period after, the calendar year in which we recognized such income.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.

•	We may be subject to the alternative minimum tax.

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If we have net income from prohibited transactions, such income will be subject to a 100% tax. “Prohibited transactions” are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, rather than for investment, other than foreclosure property. See “—Prohibited Transactions” and “—Foreclosure Property” below.

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If we have net income from the sale or disposition of “foreclosure property,” as described below, that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to corporate tax on such income at the highest applicable rate (currently 35%).

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than certain de minimis failures, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any other REIT qualification requirements (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

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A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between us, our lessees or a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire appreciated assets from a C corporation (i.e., a corporation generally subject to corporate income tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the ten-year period following their acquisition from the C corporation. The results described in this paragraph assume that the non-REIT corporation will not elect in lieu of this treatment to be subject to an immediate tax when the asset is acquired by us.

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If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax.

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We may have subsidiaries or own interests in other lower-tier entities that are C corporations, such as “taxable REIT subsidiaries,” the earnings of which would be subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than federal income tax, including payroll taxes and state, local, and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by or for five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions;

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked; and

(9)	that uses the calendar year as its fiscal year.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Our taxable year is the calendar year, satisfying condition (9).

Effect of Subsidiary Entities

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any entity, other than a taxable REIT subsidiary (as described below), that is classified as a corporation for federal income tax purposes and is wholly-owned by a REIT, directly or through one or more other disregarded subsidiaries. Single member limited liability companies are also generally disregarded for federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (e.g., if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries) the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs. See “—Asset Tests” and “—Gross Income Tests” below.

Taxable Subsidiaries. A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary. If one of our taxable REIT subsidiaries owns, directly or indirectly, more than 35%, by voting power or value, of the outstanding securities, other than certain straight-debt securities, of another corporation, such other corporation will also be treated as our taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate federal, state, local and income and franchise tax on its earnings, which may reduce the cash flow available to us and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. Because we would not include the assets and income of a taxable REIT subsidiary in determining our compliance with the REIT income and asset tests, we may use taxable REIT subsidiaries to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g., activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. First, if a taxable REIT subsidiary has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest expense accrued in such year to an affiliated REIT to the extent that its net interest expense exceeds 50% of the taxable REIT subsidiary’s “adjusted taxable income” for that year. Disallowed interest may be carried forward and deducted to the extent 50% of the taxable REIT subsidiary’s adjusted taxable income exceeds its net interest expense in a subsequent year. In addition, if amounts are paid to a REIT or deducted by a taxable REIT subsidiary due to transactions between a REIT, its lessees or a taxable REIT subsidiary, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to a tax equal to 100% of such excess.

Rents we receive that include amounts for services furnished by a taxable REIT subsidiary to any of our lessees will not be subject to the 100% tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception, (2) a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (3) rents paid to us by lessees that are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our lessees leasing comparable space that are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (4) the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. Interests in our operating partnership will initially be held only by us and one of our disregarded subsidiaries. As long as that is the case, our operating partnership will be disregarded for federal tax purposes, rather than treated as a partnership, and all assets, liabilities and items of income, deduction and credit of our operating partnership will be treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs as summarized below

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of residential mortgage-backed securities, or RMBS, and CMBS), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

We currently do not intend to acquire real property with the proceeds of this offering. However, to the extent that we own real property or interest therein, rents will qualify as “rents from real property” in satisfying the gross income tests only if several conditions are met, including the following:

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The rent must not be based in whole or in part on the income or profits of any person. An amount will not be disqualified, however, solely by being based on a fixed percentage or percentages of receipts or sales or, if it is based on the net income or profits of a lessee which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us.

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If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease.

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For rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the lessees of such property, other than through an “independent contractor,” as defined in the Code, who is adequately compensated and from which we derive or receive no income or through a taxable REIT subsidiary. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to lessees of our properties without disqualifying all of the rents from the property if the gross income from such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property, and the provision of the services does not disqualify all of the rents from treatment as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to lessees through a taxable REIT subsidiary without disqualifying the rental income received from lessees as rents from real property.

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Rental income will not qualify as rents from real property if we directly or indirectly (through application of certain constructive ownership rules) own (1) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock, of such lessee or (2) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee. Rental payments from a taxable REIT subsidiary, however, will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if (1) at least 90% of the property is leased to unrelated lessees and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated lessees for comparable space or (2) the property is a “qualified lodging facility” or a “qualified health care facility” and certain additional requirements are satisfied.

Unless we determine that the resulting non-qualifying income under any of the following situations, taken together with all other non-qualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:

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charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

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rent any property to a related party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party lessee rule applicable to certain leases with a taxable REIT subsidiary;

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derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

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directly perform services considered to be non-customary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts we receive or accrue during such year with respect to the property.

Distributions from our taxable REIT subsidiary or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 75% and 95% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may hold mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend that any investment in mezzanine loans will be structured in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may invest in participations in real estate loans that we believe qualify for purposes of the REIT asset tests described below, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.

We intend to acquire commercial mortgage-backed securities, or CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in real estate mortgage investment conduits, or REMICs, for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We believe that substantially all of our income from our mortgage-related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will be disregarded for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

Qualified temporary investment income is income that is attributable to temporary investments in stock and debt securities of new capital proceeds from stock issuances (other than pursuant to our distribution reinvestment program) and public debt offerings and that is received in the one-year period beginning on the date we receive new capital. We will attempt to track investments of new capital so as to be able to confirm the amount of our qualified temporary investment income.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “—Taxation of the Company,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Accrued Income Without Cash

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Market discount on a debt instrument generally accrues on the basis of the constant yield to maturity of the debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is made. In the case of residential mortgage loans, principal payments are ordinarily made monthly, and consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus any market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the mortgage-backed securities that we purchase will likely have been issued with original issue discount, or OID. We will be required to accrue OID based on a constant yield method and income will accrue on the debt instrument based on the assumption that all future payments on such mortgage-backed securities will be made. If such mortgage-backed securities turn out not to be fully collectible, an offsetting loss deduction will only become available in a later year when uncollectability is provable.

In addition, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under applicable Treasury Regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent that principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal income tax purposes.

In the event that any mortgage-related assets acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Due to each of these potential differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this income is recognized. See “—Annual Distribution Requirements.”

Asset Tests

At the close of each calendar quarter we must also satisfy a series of tests relating to the nature of our assets:

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At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, certain kinds of mortgage-backed securities, and mortgage loans, and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Not more than 25% of the value of our assets may be represented by securities that do not satisfy the 75% test.

•	The value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets.

•	We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

•	The aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 25% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and certain other excluded securities, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property, and any security issued by a REIT. In addition: (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests we hold in a REMIC are generally treated as qualifying real estate assets, and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and our income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders.

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.

We may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30-days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test.

In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. The values of some of our assets, however, may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Annual Distribution Requirements

For each taxable year, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of (1) 90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains) and (2) 90% of the net income, if any (after tax), from foreclosure property (as described below); minus, the sum of specified items of non-cash income that exceeds a percentage of our income.

In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a dividend for a taxable year may be declared before we timely file our tax return for the year provided we pay such dividend with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amount over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior periods) and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared.

Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends, potentially including “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, to abide by the rights and preferences of each class of our shares if there is more than one, and to avoid dividend equivalent redemptions. (See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) Amounts distributed in redemptions will not count towards satisfying the 90% distribution requirement or avoiding the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements because cash is needed to fund redemptions or due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from our pass-through subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. Additional potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash. In addition, we may not have sufficient funds to pay deficiency dividends in the event we were required to pay them to preserve our REIT status with respect to any taxable year. In the event that we do not have sufficient cash to satisfy our distribution requirements, it might be necessary to sell assets, arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including potentially, our shares, in order to satisfy such requirements.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders through 2012 will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 15%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business,” however, depends on the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary, although the taxable REIT subsidiary will be subject to tax on such gains at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property; (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated; and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us, to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

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results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If our operating partnership or another subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Non-U.S. Investments

To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken in account by us currently (whether or not distributed by the taxable REIT subsidiary) and may not be qualifying income under the 75% and 95% gross income tests.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate, the income of which is subject to federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010. The law extended for two years, through 2012, the 2001 and 2003 tax rate cuts for individuals (and entities taxed at individual rates), including the maximum ordinary income rate of 35% and the 15% maximum rate for long-term capital gains and qualified dividends. As noted below, REIT dividends generally are not treated as qualified dividends.

Distributions. Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to non-corporate U.S. stockholders who receive dividends from taxable subchapter C corporations.

For tax years through 2012, U.S. stockholders (as defined below) who are individuals are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of non-corporate U.S. stockholders, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions for U.S. stockholders who are individuals.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

We may elect to designate a portion of our distributions as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as net capital gain through 2012, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiary);

(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a C corporation over the federal income tax paid by us with respect to such built-in gain.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company—Annual Distribution Requirements” above. Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock. In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. A U.S. stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of our common stock will be subject to a maximum federal income tax rate of 15% for taxable years through 2012, if shares of our common stock are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2012) if shares of our common stock are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a higher capital gain tax rate of 25% to a portion of capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Capital losses recognized by a U.S. stockholder upon the disposition of shares of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were long-term capital gain.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisor) might be subject to disclosure or other requirements pursuant to these regulations.

Redemptions of Our Common Stock. A redemption of our common stock will be treated as a distribution in exchange for the redeemed shares and taxed in the same manner as other taxable share sales discussed above, provided that the redemption satisfies one of the tests enabling the redemption to be treated as a sale or exchange. A redemption will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to a stockholder, (2) results in a “complete termination” of a stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to a stockholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by a stockholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

A redemption that does not qualify as an exchange under such tests will constitute a dividend equivalent redemption that is treated as a taxable distribution and taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any redemption treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the redemption, even though the stockholder did not actually receive cash or other property as a result of the redemption.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “—Taxation of the Company—Annual Distribution Requirements” above), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. We cannot assure you, however, that we will be successful in preventing all dividend equivalent redemptions.

Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale, redemption or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject to taxation, however, on their unrelated business taxable income, or UBTI. Provided that (1) a tax-exempt U.S. stockholder has not held shares of our common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or ownership of shares is financed through a borrowing by the tax-exempt stockholder) and (2) our common stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale or redemption of shares of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, (2) is tax-exempt under section 501(a) of the Code and (3) owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our shares or (b) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that REIT shares owned by such trusts will not be treated as individuals for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares and prevent us from becoming a pension-held REIT unless we were to waive such restrictions for one or more Section 401(a) pension trusts.

Taxation of Non-U.S. Stockholders

The following is a summary of certain federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is classified as a partnership for federal tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of federal income taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. The balance of this discussion assumes that dividends that we distribute to non-U.S. stockholders and gains non-U.S. stockholders recognize with respect to our shares are not effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business unless deemed to be effectively connected under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, rules described above under “—Dispositions and Redemptions of Our Common Stock.”

Non-Dividend Distributions. Distributions by us to non-U.S. stockholders which are not attributable to gains from sales or exchanges of U.S. real property interests and which exceed our earnings and profits will be a non-taxable return of the non-U.S. stockholder’s basis in its shares and, to the extent in excess of the non-U.S. stockholder’s basis, gain from the disposition of such shares, the tax treatment of which is described below. We are required to withhold tax at a 10% rate from distributions to non-U.S. stockholders that are not out of our earnings and profits. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. A non-U.S. stockholder, however, may seek a refund from the IRS of any amounts withheld that exceed the non-U.S. stockholder’s substantive federal income tax liability.

Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of U.S. real property interests held by us directly or through pass-through subsidiaries, must be reported in U.S. federal income tax returns filed by, and are treated as effectively connected with a U.S. trade or business of, the non-U.S. stockholder. Such gains are subject to federal income tax at the rates applicable to U.S. stockholders and, in the case of a non-U.S. corporate stockholder a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty). We are required to withhold tax at a 35% rate from distributions that are attributable to gains from the sale or exchange of U.S. real property interests. Treasury Regulations generally treat capital gain dividends as distributions that are attributable to gains from the sale or exchange of U.S. real property interests. The Treasury Regulations recognize that REITs generally make their capital gain dividend designations after the distributions have been made and, accordingly, apply the withholding obligation on a “catch-up” basis.

If any class of our shares were to become regularly traded on an established securities market located in the U.S., capital gain dividends distributed to a non-U.S. stockholder who did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution would be recharacterized as ordinary dividends subject to the rules discussed above under “—Ordinary Dividends.” Non-U.S. stockholders should be aware that we do not expect our common stock to be regularly traded on an established securities market at any time.

Capital gain dividends that are not attributable to sales or exchanges of U.S. real property interests (e.g., that are attributable to sales of mortgages, other than shared appreciation mortgage loans), generally are not subject to federal income or withholding tax. Such capital gain dividends would be subject to a 30% tax in the case of nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States.

Dispositions and Redemptions of Our Common Stock. Unless shares of our common stock constitute a U.S. real property interest or the distribution is attributable to gain from our sale of a U.S. real property interest (as discussed below), a sale of the shares or a redemption of the shares that is treated as a sale or exchange by a non-U.S. stockholder generally will not be subject to federal income taxation under FIRPTA. A redemption that is not treated as an exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Stockholders—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled qualified investment entity and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. Because our shares may be purchased or redeemed daily, however, no assurance can be given that we will be, or that if we are will remain, a domestically controlled qualified investment entity.

In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest, provided that (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our shares within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 5% regularly traded test described above is satisfied with respect to the non-U.S. stockholder. As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 5% regularly traded test to apply.

A redemption of shares generally will be taxable under FIRPTA to the extent the distribution in the redemption of the shares is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the redemption over the non-U.S. stockholder’s basis in the redeemed shares will be taxable if we are not a domestically controlled REIT. The IRS has recently confirmed that redemption payments may be attributable to gains from dispositions of U.S. real property interests (except when the 5% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a redemption payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of redemption payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.

If gain on the sale of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of shares of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Recent Changes in U.S. Federal Income Tax Withholding

U.S. federal income tax legislation imposes withholding taxes on certain types of U.S.-source payments made after December 31, 2013 to “foreign financial institutions” and certain other non-U.S. entities and on certain non-U.S.-source “pass-thru payments” made, and payments of disposition proceeds of U.S. securities realized, after December 13, 2014. The withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of our stock paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a “foreign financial institution” generally is defined as any non-U.S. entity that

(1) accepts deposits in the ordinary course of a banking or similar business, (2) is engaged in the business of holding financial assets for the account of others, or (3) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interest, commodities, or any interest in such assets. Prospective investors are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our stock, as well as the status of any related federal regulations.

Estate Tax

If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specially defined for federal estate tax purposes) at the time of the individual’s death, the shares will be includible in the individual’s gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid unless the stockholder is (1) a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide a correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of shares of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of shares of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s federal income tax liability provided the required information is furnished to the IRS.

New reporting requirements generally will apply with respect to dispositions of REIT shares acquired after 2010 (2011 in the case of shares acquired in connection with a “distribution reinvestment program”). Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local and non-U.S. taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We expect to own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or non-U.S. tax treatment of the company and our stockholders may not conform to the federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their federal income tax liability. Prospective stockholders should consult their tax advisor regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in shares of our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

Extension of Reduced Tax Rate Provisions

The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 extended the sunset dates for certain tax provisions. For taxable years beginning after December 31, 2012, the 15% maximum capital gains tax rate for non-corporate taxpayers is currently scheduled to increase to 20%, and the rate applicable to qualified dividend income will increase to the tax rate then applicable to ordinary income, the top rate for which is scheduled to increase to 39.6%. Prospective stockholders are urged to consult their tax advisors regarding the effect of such sunset provisions on an investment in our common stock.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations promulgated thereunder by the Department of Labor, or DOL, contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA plans, and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in shares of our common stock satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA. A fiduciary or other party acting on behalf of a benefit plan that is not subject to ERISA (for example, a governmental plan, non-electing church plan, and foreign plan) should consider the impact of applicable federal, state, local, or non-U.S. law on a decision to purchase our shares.

In determining whether an investment in shares of our common stock is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our advisor nor any of its affiliates, nor our board of directors, has any responsibility for developing any overall investment strategy for any ERISA Plan or for advising any ERISA Plan as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan to consider whether an investment in shares of our common stock by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of (1) an ERISA Plan, (2) plans (as defined in Section 4975(e)(1) of the Code) that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts and (3) any other entities, including without limitation, an insurance company general account, whose underlying assets include assets of the plans described in (1) or (2) above by reason of such plan’s investment in the entities, each of which we refer to as a Plan, and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary that causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock may already maintain a relationship with our advisor or one or more of its affiliates, as a result of which our advisor or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our advisor or such affiliate provides investment management, investment advisory or other services to that Plan). In this circumstance, Plans that propose to invest in our shares of our common stock should consult with their counsel to determine if an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or the Code.

In some circumstances where a Plan holds an interest in an entity, the assets of the entity are deemed to be “Plan Assets” (defined below). This is known as the “look-through rule.” If our assets were considered to be assets of a Plan, our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or the prohibited transaction rules of the Code.

Plan Assets are defined in Section 3(42) of ERISA. The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as amended by Section 3(42) of ERISA), or the Plan Assets Regulation, that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of such Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in which equity participation by “benefit plan investors” is not significant;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC; or

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies.”

The shares we are offering will not be issued by a registered investment company. Furthermore, we do not expect to qualify as an operating company.

As noted above, if a Plan’s investment in an entity constitutes “publicly offered securities,” the assets of the issuer or the securities will not be deemed to be Plan Assets under the Plan Assets Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met with respect to shares of our common stock.

All classes of our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception. The “freely transferable” requirement under the Plan Asset Regulation is a facts and circumstances determination. The Plan Assets Regulation and its Preamble provide that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor; (2) any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; (3) any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes or which would violate any state or federal statute, regulation, court order, judicial decree, or rule of law; (iv) any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment; (v) any requirement that advance notice of a transfer or assignment be given to the entity; (4) any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent,; and (vii) any administrative procedure which establishes an effective date, or an event, prior to which a transfer or assignment will not be effective.

In the event our shares are not “publicly offered securities” as described above, we may limit ownership of our shares so the benefit plan participation is not significant. The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.” The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded.

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs. Our acceptance of an investment by an IRA should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of its IRA governing documents.

Although IRAs are not subject to ERISA, as discussed above, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Governmental plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Code Section 4975, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

Prospective investors that are subject to the provisions of Title I of ERISA or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA or Code Section 4975 relevant to an investment in shares of our common stock.

Acceptance of purchase orders of any Plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that Plan or that the investment is appropriate for such Plan.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of $2,000,000 and a maximum of $1,650,000,000 in shares of our common stock in this offering through our dealer manager, who will sell our shares on a “best-efforts” basis. We are offering up to 150,000,000 shares of our common stock in the primary offering and up to 15,789,473 shares of our common stock pursuant to our distribution reinvestment program. Prior to the conclusion of this offering, if any of the 15,789,473 shares of our common stock initially allocated to our distribution reinvestment program remain unsold after meeting anticipated obligations under our distribution reinvestment program, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the 15,789,473 shares of our common stock initially allocated to our distribution reinvestment program have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment program, we may choose to reallocate some or all of the 150,000,000 shares of our common stock allocated to be offered in the primary offering to our distribution reinvestment program. Shares of our common stock are being offered to the public in the primary offering at $10.00 per share, with discounts available for certain categories of purchasers, as described below. Shares of our common stock issued to our stockholders pursuant to our distribution reinvestment program will be sold at an initial price of $9.50 per share.

We will sell the 150,000,000 shares of our common stock offered in the primary offering on a “best efforts” basis over a two-year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until                     , 2015 (three years from the date of this prospectus). If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time. Our board of directors may terminate this offering at any time prior to the termination date. Nothing in our organizational documents prohibits us from engaging in additional subsequent public or private offerings of our stock.

Independence Realty Securities, LLC, or our dealer manager, will serve as our dealer manager for this offering and will provide dealer manager services to us in this offering. Because this is a “best efforts” offering, our dealer manager, and the participating broker-dealers, must use only their best efforts to sell our shares of common stock and have no firm commitment or obligation to purchase any of our shares of common stock. Our dealer manager is duly registered as a FINRA member firm. Prior to the commencement of this offering, our dealer manager will be properly registered in the states in which this offering will be conducted. We will pay our dealer manager selling commissions and a dealer manager fee, as discussed below.

Minimum Offering

Subscription proceeds will be placed in escrow with our escrow agent, UMB Bank, N.A., until such time as subscriptions for $2,000,000 in shares of our common stock have been received and accepted by us; provided, however, that different escrow procedures apply to subscriptions from Pennsylvania investors. Due to the higher minimum offering requirement for Pennsylvania investors, subscription payments made by Pennsylvania investors will not count toward the $2,000,000 minimum offering requirement for all other jurisdictions. See “—Special Notice to Pennsylvania Investors” below. In addition, shares purchased by our executive officers and directors, our advisor and any of our or our advisor’s affiliates will not count toward the $2,000,000 minimum offering requirement. Subscription payments will be deposited into an interest-bearing escrow account at the escrow agent at or prior to the end of the next business day following our receipt of both a check and a completed subscription agreement. Subscription payments held in the escrow account will be invested in obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash. During the period in which our escrow agent holds subscription payments in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow and the amount to be returned to any subscriber from the escrow account will not be reduced for costs incurred by us in connection with the escrow.

If we do not meet the minimum offering requirement within one year from the date of this prospectus, (1) the escrow agent will promptly notify us of that fact, (2) this offering will be terminated and (3) the subscription payments held in the escrow account will be promptly returned directly to investors, with interest and without deduction for any fees or expenses. In such event, we must provide the escrow agent with Internal Revenue Service Form W-9 or other applicable tax form that the escrow agent may reasonably request. In the event that such tax reporting documents are not certified to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent may be required to withhold a portion of any interest or other income earned on the funds in the escrow account.

If we meet the minimum offering requirement within one year from the date of this prospectus, initial subscribers will be admitted as stockholders and the subscription funds held in escrow, including interest earned thereon, will be transferred to us by the escrow agent. Once the minimum offering requirement is met, investors whose subscriptions are accepted will be admitted as stockholders on the day upon which their subscriptions are accepted.

Compensation of Dealer Manager and Participating Broker-Dealers

Selling Commissions and Dealer Manager Fee

Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds from the sale of shares of our common stock in the primary offering. The dealer manager will also receive a dealer manager fee in the amount of 3.0% of the gross offering proceeds from the sale of shares of our common stock in the primary offering as compensation for acting as the dealer manager. We will not pay any selling commission or dealer manager fee for shares of our common stock sold pursuant to our distribution reinvestment program.

Our dealer manager will authorize other broker-dealers who are members of FINRA to sell shares of our common stock. Our dealer manager will re-allow all or a portion of its selling commissions from the sale of shares of our common stock in the primary offering to such participating broker-dealers with respect to the shares of our common stock sold by them. Our dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds for reimbursement of marketing expenses. The amount of the re-allowance of the dealer manager fee payable to any participating broker-dealer will be based on such factors as the number of shares of our common stock sold by the participating broker-dealer and the assistance of such participating broker-dealer in marketing this offering.

Other Underwriting Compensation

In addition to the selling commissions and the dealer manager fee, we may also reimburse the dealer manager for some of its underwriting expenses in connection with the offering, including costs incurred in connection with (1) attending bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of participating broker-dealers and registered persons associated with our dealer manager), (2) attendance and sponsorship fees payable to participating broker-dealers hosting a retail seminar, the travel, meal and lodging costs of registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by participating broker-dealers and industry conferences, and (3) in special cases, technology costs associated with this offering incurred by participating broker-dealers, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we will not reimburse any of the foregoing costs to the extent that such payment would cause total underwriting compensation paid to FINRA members in connection with this offering, including selling commissions and dealer manager fees, to exceed 10.0% of the gross proceeds of the primary offering, as required by the rules of FINRA.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares of our common stock offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, the table below assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Dealer Manager and

Participating Broker-Dealer Compensation

	Total Compensation	% of Primary Offering Gross Proceeds
Selling commissions (maximum)	$105,000,000	7.0%
Dealer manager fee (maximum)	45,000,000	3.0

Total	$150,000,000	10.0%

Subject to the cap on organization and offering expenses described below, we also reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses supported by detailed and itemized invoices or, in certain circumstances, pay bona fide due diligence expenses supported by detailed and itemized invoices directly.

Pursuant to the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the underwriting expenses reimbursable by us (excluding reimbursement for bona fide due diligence expenses supported by detailed and itemized invoices), may not exceed 10% of the gross offering proceeds of our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses, which includes underwriting compensation, reimbursement of bona fide due diligence expenses supported by detailed and itemized invoices and issuer expenses, to 15% of gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our dividend reinvestment program, our advisor has agreed to reimburse us to the extent that organization and offering expenses incurred by us exceed 15% of our gross proceeds from the applicable offering.

To the extent permitted by law and our charter, we will indemnify our dealer manager and participating broker-dealers against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Volume Discounts

We are offering volume discounts to investors who purchase more than $250,000 of shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions we will pay will be reduced.

Assuming a public offering price of $10.00 per share, the following table shows the discounted price per share for volume sales of our shares sold in our primary offering:

	Purchase Price per Share for Incremental Shares in Volume Discount Range	Selling Commission per Share for Incremental Shares in Volume Discount Range
$2,000 to $250,000	$10.00	$0.70
$250,001-$500,000	$9.85	$0.55
$500,001-$750,000	$9.70	$0.40
$750,001-$1,000,000	$9.60	$0.30
$1,000,001-$5,000,000	$9.50	$0.20

As an example, a single purchaser would receive 50,380 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $31,459. The discount would be calculated as follows: on the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10.00 per share; on the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380 shares.

Selling commissions for purchases of $5,000,000 or more may, in our sole discretion, be reduced to $0.20 per share or less. Selling commissions paid will in all cases be the same for the same level of sales, and once a price is negotiated with the initial purchaser, this will be the price for all purchasers at that volume. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include: (1) the aggregate amount of the sale, (2) the price per share paid by the purchaser and (3) a statement that other investors wishing to purchase at least the amount described in (1) will pay no more per share than the initial purchaser.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining volume discounts in the case of subscriptions made by any single purchaser (defined below), provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate investors considered to be a single purchaser. Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all such subscriptions were made by a single purchaser.

For the purpose of such volume discounts, the term “single purchaser” includes:

•	an individual, his or her spouse and their children, grandchildren, nieces and nephews and any other members of their extended family who purchase the shares for his, her and/or their own accounts;

•	any one of the following entities: a corporation, partnership, association, joint-stock company, trust fund or limited liability company;

•	any group of entities owned or controlled by the same beneficial owner or owners;

•	any individuals or entities acquiring shares as joint purchasers;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code;

•	all employees’ trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors may request in writing to aggregate subscriptions for additional shares with previous subscriptions by the same investor as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions of any group of purchasers may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Other Discounts

Our dealer manager has agreed to sell shares of our common stock offered in the primary offering to persons to be identified by us at a discount from the public offering price. The purchase price for shares sold pursuant to this “friends and family program” will be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and a dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. We intend to use the friends and family program to sell shares of our common to certain investors identified by us, including individuals who have a prior business or personal relationship with officers of our sponsor, as well as our officers and directors and officers and employees of our sponsor and their family members (including spouses, parents, grandparents, children and siblings) and other affiliates. The net proceeds to us from the sale of shares of our common stock to persons identified by us pursuant to the friends and family program will be substantially the same as the net proceeds we receive from other sales of shares of our common stock. Shares of our common stock purchased by our executive officers and directors, our advisor and any of our or our advisor’s affiliates pursuant to the friends and family program will not count toward the $2,000,000 minimum offering requirement, but all other purchases of shares pursuant to the friends and family program will count toward the minimum offering requirement.

Our dealer manager may sell shares to participating broker-dealers, to the retirement plans of participating broker-dealers, to registered representatives of participating broker-dealers and to the IRAs and qualified plans of registered representatives, for a purchase price of $9.30 per share, reflecting that selling commissions of $0.70 per share will not be payable in connection with such sales, in consideration of the services rendered by such participating broker-dealers and registered representatives in the distribution. The net proceeds to us from these sales of our common stock will be the same as the net proceeds to us from other sales of shares of our common stock in the primary offering.

We may also sell shares at a discount to the primary offering purchase price through the following distribution channels in the event that the investor:

•	pays a broker a single fee, (e.g., a percentage of assets under management), for investment advisory and related broker services, which is frequently referred to as a “wrap fee;”

•

has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.

If an investor purchases shares of our common stock through one of these channels in the primary offering, we will sell the shares at $9.30 per share, reflecting that selling commissions of $0.70 per share will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels as we do for other sales of shares. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.

Sales to Affiliates

Our executive officers, directors and other affiliates will be expected to hold the shares of our stock purchased by them as stockholders for investment and not with a view towards resale. In addition, shares purchased by our advisor or its affiliates will not be entitled to vote on matters presented to the stockholders for a vote relating to the removal of our advisor, the removal of any director that is an affiliate of our advisor or any transaction between us and our advisor or any of its affiliates. Further, from and after the commencement of this offering, our directors, our officers, our advisor and their respective affiliates are subject to the restrictions on ownership and transfer of our stock, including the restriction that prohibits any person from owning more than 9.8% in value of the aggregate of our outstanding shares of capital stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock.

The resale of our common stock purchased by our affiliates is subject to Rule 144. Generally, a person (or persons whose shares are aggregated) who is deemed to be an affiliate and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of common stock during the four calendar weeks preceding such sale. As a result, our affiliates are subject to limitations on the amount of our securities that they may resell. Such sales are also subject to certain manner of sale provisions (which provide that securities must be sold in unsolicited brokers’ transactions or in transactions directly with a market maker), notice requirements (which provide that notice of a sale on Form 144 must be filed with the SEC at the time the order to sell is placed with the broker or the securities are sold to a market maker) and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Subscription Process

To purchase shares of our common stock in this offering, an investor must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of purchase. Until such time as we have raised the $2,000,000 minimum offering amount, investors should make their checks payable to “UMB Bank, N.A., as escrow agent for Independence Mortgage Trust, Inc.” Once we have raised the $2,000,000 minimum offering amount, investors should make their checks payable to “Independence Mortgage Trust, Inc.,” provided that checks from Pennsylvania investors must be made payable to “UMB Bank, N.A., as escrow agent for Independence Mortgage Trust” until the Pennsylvania minimum offering amount has been achieved. See “—Special Notice to Pennsylvania Investors” below. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any or no reason. If we do not meet the minimum offering requirement within one year from the date of this prospectus, this offering will be terminated and the subscription payments held in the escrow account will be returned directly to subscribers, with interest and without deduction for any expenses or fees. We will accept or reject subscriptions within 10 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers without interest and without deduction for expenses or fees within ten business days from the date the subscription is rejected. If an investor’s subscription is accepted, the subscription funds will be transferred into our general account and the investor will receive a notice of our acceptance and a confirmation of its purchase.

Investors are required to represent in the subscription agreement that they have received a copy of this prospectus. In order to ensure that an investor has had sufficient time to review this prospectus, we will not accept an investor’s subscription until at least five business days after the investor’s receipt of the final prospectus.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance of the subscription to the trustee.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $150 million, we caution Pennsylvania investors to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $75 million in gross offering proceeds (including sales made to residents in other jurisdictions) from persons not affiliated with us or our advisor, which we refer to as the Pennsylvania minimum offering amount, within one year from the date of this prospectus. Pending satisfaction of the Pennsylvania minimum offering amount, all subscription payments from Pennsylvania investors will be held by our escrow agent in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not satisfied the Pennsylvania minimum offering amount within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 calendar days of the end of that 120-day period, deliver to Pennsylvania investors, by certified mail or any other means whereby a receipt of delivery is obtained, a written notice of their right to receive a refund of all funds held in escrow, plus any interest accrued on the escrowed funds and without deduction for escrow expenses. If you request a refund within 10 calendar days of receiving such a notice from us, we will arrange for the escrow agent to return to you by check your full subscription amount, with interest and without deduction for escrow expenses, with fifteen calendar days after our receipt of your request. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent consecutive 120-day periods until we satisfy the Pennsylvania minimum offering amount or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount, plus any interest accrued on the escrowed funds.

In the event we do not satisfy the Pennsylvania minimum offering amount within one year of the date that we satisfy the $2,000,000 minimum offering requirement, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors, plus any interest accrued on the escrowed funds and without any deduction for escrow expenses (in which case, Pennsylvania investors will not be required to request a refund of their investment). Until we have satisfied the Pennsylvania minimum offering amount, Pennsylvania investors should make their checks payable to “UMB Bank, N.A., as escrow agent for “Independence Mortgage Trust, Inc.” Once we have satisfied the Pennsylvania minimum offering amount, Pennsylvania investors should make their checks payable to “Independence Mortgage Trust, Inc.”

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we will use sales materials in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. These sales materials may include, without limitation, information relating to this offering, the past performance of our sponsor and its affiliates and articles and publications concerning real estate.

Some or all of the sales material may not be available in certain jurisdictions. We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales materials do not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering of the shares.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and will pass upon the accuracy of those statements as well as our qualification as a REIT for federal income tax purposes.

EXPERTS

The financial statement of Independence Mortgage Trust, Inc. included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

We also maintain a web site at www.imtreit.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder of

Independence Mortgage Trust, Inc.

We have audited the accompanying consolidated balance sheet of Independence Mortgage Trust, Inc. (a Maryland corporation in the Development Stage), and subsidiaries (collectively, the “Company”) as of October 31, 2011. The consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above presents fairly, in all material respects, the consolidated financial position of Independence Mortgage Trust, Inc. as of October 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

November 18, 2011

Independence Mortgage Trust, Inc.

(A Development Stage Company)

Consolidated Balance Sheet

As of October 31, 2011

Assets
Cash and cash equivalents	$200,000

Total assets	$200,000

Shareholder’s Equity:
Preferred shares, $0.01 par value per share, 50,000,000 shares authorized, none outstanding	$—
Common shares, $0.01 par value per share, 300,000,000 shares authorized, 20,000 shares issued and outstanding	200
Additional paid in capital	199,800

Total shareholder’s equity	$200,000

The accompanying notes are an integral part of this consolidated financial statement.

Independence Mortgage Trust, Inc.

(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of October 31, 2011

NOTE 1: THE COMPANY

Independence Mortgage Trust, Inc. was formed on October 14, 2011 as a Maryland corporation to originate, acquire and manage a diversified portfolio of commercial real estate loans, commercial mortgage-backed securities, or CMBS, and other commercial real estate-related securities. References to “we”, “us” and “our” refer to Independence Mortgage Trust, Inc. and its subsidiaries, unless the context requires otherwise. We intend to qualify as a REIT for federal income tax purposes beginning with the taxable year ending December 31 of the year in which we satisfy the minimum offering requirement. We intend to hold all of our investments through our operating partnership, of which we are the sole general partner.

We intend to offer a minimum of $2,000,000 in shares and a maximum of $1,500,000,000 in shares of common stock for sale to the public at a price of $10.00 per share (exclusive of the 15,789,473 shares available pursuant to our distribution reinvestment program), which we refer to as our offering.

We sold 20,000 common shares to Independence Mortgage Advisor, LLC, or our advisor, on October 27, 2011, for $10.00 per share. We invested the proceeds from this sale in the partnership units of Independence Mortgage Trust, LP, or our operating partnership. We have not commenced operations and, therefore, are in the development stage. Subject to certain restrictions and limitations, we will be externally managed by our advisor pursuant to an advisory agreement.

Independence Realty Securities, LLC, or our dealer manager, will serve as the dealer manager of our offering. Our dealer manager will be responsible for marketing our common shares. Our advisor and our dealer manager are indirectly owned and controlled by our sponsor, RAIT Financial Trust (NYSE: RAS), and are our affiliates. Our advisor and our dealer manager, each of which is considered to be a related party, will receive compensation and fees for services related to our offering and for the investment and management of our assets. The compensation levels during our offering, acquisition and operational stages are based on percentages of proceeds from our offering and the cost of originating or acquiring our investments.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The consolidated balance sheet has been prepared by management in accordance with accounting principles generally accepted in the United States of America, or GAAP. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our consolidated financial position are included.

b. Principles of Consolidation

The consolidated financial statements reflect our accounts and the accounts of our majority-owned and/or controlled subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

c. Use of Estimates

The preparation of the consolidated balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Independence Mortgage Trust, Inc.

(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of October 31, 2011

d. Development Stage Company and Organization and Offering Costs

We comply with the reporting requirements of development stage enterprises. We expect to incur organizational, accounting and offering costs in pursuit of our financing. The offering and organization costs, which are primarily being incurred by our advisor, will be paid or reimbursed by us with offering proceeds. There can be no assurance that our plans will be successful.

Our advisor may advance or reimburse all of the organization and offering costs incurred on our behalf. These costs are not included in our consolidated financial statements because such costs are not a liability of ours until the subscriptions for the minimum number of our common shares are received and accepted. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All organization and offering costs will be recorded as a reduction of additional paid-in-capital when incurred. Our advisor has incurred organization and offering costs of $120,313 through October 31, 2011.

e. Cash and Cash Equivalents

Cash and cash equivalents include cash held in banks and highly liquid investments with maturities of three months or less when purchased.

f. Investments in Loans

We will invest in commercial mortgages, mezzanine loans, debt securities and other loans. We will account for our investments in commercial mortgages, mezzanine loans and other loans at amortized cost. The carrying value of these investments will be adjusted for discounts/premiums, nonrefundable fees and direct costs for originating loans and will be amortized into income on a level yield basis over the terms of the loans.

g. Allowance for Losses, Impaired Loans and Non-accrual Status

We will maintain an allowance for losses on our investments in commercial mortgages, mezzanine loans and other loans. We will periodically evaluate the adequacy of the allowance based upon expected and inherent risks in the portfolio, the estimated value of underlying collateral, and current economic conditions. We will review our loans for impairment and will establish specific reserves when a loss is probable and reasonably estimable under the provisions of FASB ASC Topic 310, “Receivables.” As part of the detailed loan review, our management will consider many factors about the specific loan, including payment history, asset performance, borrower’s financial capability and other characteristics. If any trends or characteristics indicate that it is probable that other loans, with similar characteristics to those of impaired loans, have incurred a loss, we will consider whether an allowance for loss is needed pursuant to FASB ASC Topic 450, “Contingencies.” We will evaluate loans for non-accrual status each reporting period. A loan is placed on non-accrual status when the loan payment deficiencies exceed 90 days. Payments received for non-accrual or impaired loans are applied to principal until the loan is removed from non-accrual status or no longer impaired. Past due interest is recognized on non-accrual loans when they are removed from non-accrual status and are making current interest payments. The allowance for losses is increased by charges to operations and decreased by charge-offs (net of recoveries). Loans are charged off to the allowance for loss when the investment is no longer realizable and legally discharged.

Independence Mortgage Trust, Inc.

(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of October 31, 2011

h. Investments in Securities

We will account for our investments in securities under FASB ASC Topic 320, “Investments—Debt and Equity Securities,” and designate each investment security as a trading security, an available-for-sale security, or a held-to-maturity security based on our intent at the time of acquisition. Trading securities are recorded at their fair value each reporting period with fluctuations in fair value reported as a component of earnings. Available-for-sale securities are recorded at fair value with changes in fair value reported as a component of other comprehensive income (loss). We classify certain available-for-sale securities as trading securities when we elect to record them under the fair value option in accordance with FASB ASC Topic 825, “Financial Instruments.” See “k. Fair Value of Financial Instruments.” Upon the sale of an available-for-sale security, the realized gain or loss on the sale will be recorded as a component of earnings in the respective period. Held-to-maturity investments are carried at amortized cost.

We will account for investments in securities where the transfer meets the criteria as a financing under FASB ASC Topic 860, “Transfers and Servicing,” at amortized cost. Our investments in security-related receivables represent securities that were transferred to issuers of collateralized debt obligations, or CDOs, in which the transferors maintained some level of continuing involvement.

Management uses its judgment to determine whether an investment in securities has sustained an other-than-temporary decline in value. If our management determines that an investment in securities has sustained an other-than-temporary decline in its value, the investment is written down to its fair value by a charge to earnings, and we establish a new cost basis for the investment. Our management’s evaluation of an other-than-temporary decline will be dependent on the specific facts and circumstances. Factors that we will consider in determining whether an other-than-temporary decline in value has occurred include: the estimated fair value of the investment in relation to our cost basis; the financial condition of the related entity; and the intent and ability to retain the investment for a sufficient period of time to allow for recovery of the fair value of the investment.

i. Revenue Recognition

We will recognize interest income from investments in commercial mortgages, mezzanine loans, and other securities on a yield to maturity basis. Upon the acquisition of a loan at a discount, we will assess the portions of the discount that constitutes accretable yields and non-accretable differences. The accretable yield represents the excess of our expected cash flows from the loan over the amount we paid for the loan. That amount, the accretable yield, will be accreted to interest income over the remaining life of the loan.

Many of our commercial mortgages and mezzanine loans may provide for the accrual of interest at specified rates which differ from current payment terms. Interest income is recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible.

For investments that we do not elect to record at fair value under FASB ASC Topic 825, “Financial Instruments,” origination fees and direct loan origination costs will be deferred and amortized to interest income, using the effective interest method, over the contractual life of the underlying loan security or loan, in accordance with FASB ASC Topic 310, “Receivables.”

We will recognize interest income from interests in certain securitized financial assets on an estimated effective yield to maturity basis. Management will estimate the current yield on the amortized cost of the investment based on estimated cash flows after considering prepayment and credit loss experience.

Independence Mortgage Trust, Inc.

(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of October 31, 2011

j. Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

In accordance with FASB ASC Topic 815, “Derivatives and Hedging,” we will measure each derivative instrument (including certain derivative instruments embedded in other contracts) at fair value and record such amounts in our consolidated balance sheet as either an asset or liability. For derivatives designated as fair value hedges, derivatives not designated as hedges, or for derivatives designated as cash flow hedges associated with debt for which we elected the fair value option under FASB ASC Topic 825, “Financial Instruments,” the changes in fair value of the derivative instrument will be recorded in earnings. For derivatives designated as cash flow hedges, the changes in the fair value of the effective portions of the derivative will be reported in other comprehensive income. Changes in the ineffective portions of cash flow hedges will be recognized in earnings.

k. Fair Value of Financial Instruments

In accordance with FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity for disclosure purposes. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their value. Hierarchical levels, as defined in FASB ASC Topic 820, “Fair Value Measurements and Disclosures” and directly related to the amount of subjectivity associated with the inputs to fair valuations of these assets and liabilities, are as follows:

•

Level 1: Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date. The types of assets carried at level 1 fair value generally are equity securities listed in active markets. As such, valuations of these investments do not entail a significant degree of judgment.

•

Level 2: Valuations are based on quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Fair value assets and liabilities that are generally included in this category are unsecured REIT note receivables, CMBS, receivables and certain financial instruments classified as derivatives where the fair value is based on observable market inputs.

•

Level 3: Inputs are unobservable inputs for the asset or liability and include situations where there is little, if any, market activity for the asset or liability. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of

Independence Mortgage Trust, Inc.

(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of October 31, 2011

the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset. Generally, assets and liabilities carried at fair value and included in this category are trust preferred securities, or TruPS, subordinated debentures, trust preferred obligations and CDO notes payable where observable market inputs do not exist.

The availability of observable inputs can vary depending on the financial asset or liability and is affected by a wide variety of factors, including, for example: the type of investment, whether the investment is new, whether the investment is traded on an active exchange or in the secondary market, and the current market condition. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by us in determining fair value is greatest for instruments categorized in level 3.

Fair value is a market-based measure considered from the perspective of a market participant who holds the asset or owes the liability rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, our own assumptions are set to reflect those that management believes market participants would use in pricing the asset or liability at the measurement date. We use prices and inputs that management believes are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments. This condition could cause an instrument to be transferred from Level 1 to Level 2 or Level 2 to Level 3.

Many financial instruments have bid and ask prices that can be observed in the marketplace. Bid prices reflect the highest price that we and others are willing to pay for an asset. Ask prices represent the lowest price that we and others are willing to accept for an asset. For financial instruments whose inputs are based on bid-ask prices, we do not require that fair value always be a predetermined point in the bid-ask range. Our policy will be to allow for mid-market pricing and adjusting to the point within the bid-ask range that results in our best estimate of fair value.

Fair value for certain of our Level 3 financial instruments will be derived using internal valuation models. These internal valuation models include discounted cash flow analyses developed by our advisor using current interest rates, estimates of the term of the particular instrument, specific issuer information and other market data for securities without an active market. In accordance with FASB ASC Topic 820, “Fair Value Measurements and Disclosures”, the impact of our own credit spreads is also considered when measuring the fair value of financial assets or liabilities, including derivative contracts. Where appropriate, valuation adjustments are made to account for various factors, including bid-ask spreads, credit quality and market liquidity. These adjustments are applied on a consistent basis and are based on observable inputs where available. Our estimate of fair value requires significant judgment and is subject to a high degree of variability based upon market conditions, the availability of specific issuer information and management’s assumptions.

l. Income Taxes

We intend to elect REIT status beginning with the taxable year ending December 31 of the year in which we satisfy the minimum offering requirement.

To qualify and maintain our status as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our ordinary taxable income to stockholders.

Independence Mortgage Trust, Inc.

(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of October 31, 2011

As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders, however, we believe that we will be organized and operate in such a manner as to qualify and maintain treatment as a REIT and intend to operate in such a manner so that we will qualify and remain qualified as a REIT for federal income tax purposes.

m. Earnings Per Share

Earnings per share is computed in accordance with FASB ASC Topic 260, “Earnings per Share”, by dividing the net income by the weighted average number of common shares outstanding during the respective period.

n. Subsequent Events

Our advisor evaluated subsequent events through November 18, 2011.

NOTE 3: Equity Compensation Plans

We intend to approve and adopt an incentive plan, which we refer to as the “Long-Term Incentive Plan,” that provides for the grant of equity awards to our employees, directors and consultants and those of our affiliates. The Long-Term Incentive Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards.

We intend to approve and adopt an independent directors’ compensation plan, which will operate as a sub-plan of the Long-Term Incentive Plan. Under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of our independent directors will receive an initial grant of 3,000 fully vested and non-forfeitable shares of our common stock, which we refer to as the “initial stock grant,” upon election or appointment to our board of directors; provided, however, that any independent director elected or appointed to our board of directors prior to the date that we satisfy the minimum offering amount of $2,000,000 in gross offering proceeds will receive his or her initial stock grant on the date that we satisfy the minimum offering amount. In addition, each independent director will receive an additional 3,000 shares of our common stock on the date following each subsequent re-election of such independent director to our board of directors.

Restricted stock awards will entitle the recipient to shares of our common stock under terms that may provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

We will account for stock-based compensation in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” Under the fair value recognition provisions of this statement, stock-based compensation

Independence Mortgage Trust, Inc.

(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of October 31, 2011

cost is measured at the grant date based on the fair value of the award and is recognized as expense of the requisite service period, which is the vesting period. We have not granted any stock-based compensation to date. Stock-based compensation will be classified within general and administrative expense in the consolidated statements of operations. As stock-based compensation expense recognized in the consolidated statement of operations will be based on awards ultimately expected to vest, the amount of expense will be reduced for estimated forfeitures. Forfeitures will be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures will be estimated on experience of other companies in the same industry until entity-specific information is available.

Distribution Reinvestment Program

We have adopted a distribution reinvestment program, or the DRP, through which our stockholders may elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares in lieu of receiving cash distributions. No selling commissions or dealer manager fees will be paid on shares sold under the DRP. Our board of directors may amend, suspend or terminate the DRP for any reason, provided that the DRP cannot be amended to eliminate a participant’s right to terminate participation in the DRP and that notice of any material amendment or termination of the DRP must be provided to participants at least 10 days prior to the effective date of such amendment or termination.

Share Repurchase Program

Our board of directors will approve a share repurchase program which will allow for share repurchases when certain criteria are met. Share repurchases will be made at the sole discretion of our board of directors.

NOTE 4: Related Party Transactions and Arrangements

Prior to the commencement of our offering, we intend to execute our advisory agreement with Independence Mortgage Advisor, LLC. This agreement will entitle our advisor and its affiliates to specified fees upon the provision of certain services with regard to our offering and the investment of those proceeds, among other services, as well as reimbursement of organization and offering costs incurred by our advisor and our dealer manager on behalf of us and certain costs incurred by our advisor in providing services to us. The following table sets forth a summary of these fees and expenses we expect to pay to our advisor and our dealer manager.

Type of Compensation	Determination of Amount

Offering Stage

Selling Commissions	We will pay our dealer manager selling commissions of up to 7.0% of gross offering proceeds from the sale of shares, all or a portion of which will be reallowed by our dealer manager to participating broker-dealers. Selling commissions may be waived at the discretion of the dealer manager and may be reduced based on volume purchases and for certain categories of purchasers. We will not pay selling commissions with respect to shares sold pursuant to our distribution reinvestment program.

Independence Mortgage Trust, Inc.

(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of October 31, 2011

Type of Compensation	Determination of Amount

Dealer Manager Fee	We will pay our dealer manager a dealer manager fee of up to 3.0% of gross offering proceeds from the sale of shares. Our dealer manager, in its sole discretion, may reallow a portion of the dealer manager fee of up to 1.5% of the gross offering proceeds to participating broker-dealers. We will not pay a dealer manager fee with respect to shares sold pursuant to our distribution reinvestment program.

Organization and Offering Expenses	We will reimburse our advisor and its affiliates for any organization and offering costs they may incur on our behalf up to an amount equal to 1.0% of the gross offering proceeds as of the date of reimbursement. We currently estimate that organizational and offering expenses, other than selling commissions and dealer manager fees, will total approximately $12,500,000 if the maximum primary offering is achieved. Our advisor and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.0% of gross offering proceeds, without recourse against or reimbursement by us. In no event will the selling commissions, the dealer manager fee and the other organization and offering expenses borne by or reimbursed by us exceed 15.0% of gross offering proceeds.

Operational Stage

Acquisition Fees	None.

Acquisition Expenses	We will reimburse our advisor for out-of-pocket expenses incurred by our advisor in connection with the selection, origination and acquisition of investments, whether or not such investments are originated or acquired.

Asset Management Fees	We will pay our advisor a monthly asset management fee equal to one-twelfth of 1.25% of the sum of the amount actually paid or allocated to acquire or fund our investments, including acquisition and origination fees and expenses paid to our advisor and third parties and any debt associated with or used to acquire or fund such investments, less any principal repaid by borrowers on our investments in commercial real estate loans (or our proportionate share thereof in the case of investments made through joint ventures).

Operating Expenses	We will reimburse our advisor for out-of-pocket expenses incurred by our advisor in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for individuals whose primary job function relates to our business; provided, however, that our advisor does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. If our advisor subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual report filed pursuant to SEC requirements.

Independence Mortgage Trust, Inc.

(A Development Stage Company)

Notes to Consolidated Balance Sheet

As of October 31, 2011

Type of Compensation	Determination of Amount

Liquidation Distributions

Disposition Fee	None.

Subordinated Participation in Net Cash Flows (payable only if we are not listed on a national securities exchange)	After our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital, our advisor is entitled to receive an amount equal to 15.0% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise. This fee is payable only if our shares are not listed on a national securities exchange.

Subordinated Incentive Listing Fee (payable only if we are listed on a national securities exchange)	Upon the listing of our shares on a national securities exchange, our advisor is entitled to receive a fee in an amount equal to 15.0% of the amount by which (1) the adjusted market value of our outstanding shares upon such a listing plus our total distributions paid through the date the market value of our outstanding shares is determined exceeds (2) the sum of the aggregate capital contributed by our stockholders plus an amount equal to an 8.0% cumulative, non-compounded annual pre-tax return to our stockholders.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the prior performance of our sponsor, RAIT Financial Trust. Our sponsor has focused its investments on (1) commercial mortgages, mezzanine loans and preferred equity investments, (2) investments in real estate, and (3) investments in debt securities, including TruPS and subordinated debentures. Our sponsor’s investment objectives are to provide its stockholders with total returns over time while managing the risks associated with its investment strategy. As described under “Prior Performance Summary,” our sponsor also sponsors Independence Realty Trust, Inc., or IRT, a public real estate program. No prior performance tables in this Appendix A are applicable to IRT.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN OUR SPONSOR.

Description of the Tables

The following tables are included in this Appendix A:

Table III—Operating Results of Prior Programs. Table III summarizes the operating results for our sponsor during the previous five years. The information in Table III is unaudited.

Table V—Sales or Disposals of Property. Table V includes all sales or disposals of properties by our sponsor within the most recent three years. The information in Table V is unaudited.

Additional information relating to the acquisition of properties by our sponsor and IRT is contained in Table VI, which is included in Part II of the registration statement, which we have filed with the SEC. Copies of Table VI will be provided to prospective investors at no charge upon request.

We have not included in this prospectus Table I (Experience in Raising and Investing Funds), Table II (Compensation to Sponsor), or Table IV (Results of Completed Programs) because our sponsor has not sponsored any prior real estate investment programs which have closed and therefore such tables are inapplicable.

As noted above, our sponsor’s investment objectives are to provide its stockholders with total returns over time while managing the risks associated with its investment strategy. Our investment objectives are to (1) generate an attractive level of current income to distribute to our stockholders, (2) preserve and protect our stockholders’ capital contributions and (3) provide a direct investment in a portfolio of commercial real estate loans, CMBS and commercial real estate-related securities. Therefore, our sponsor’s investment objectives are not the same as, but may be considered similar to, our investment objectives.

Our stockholders will not own any interest in our sponsor and should not assume that they will experience returns, if any, comparable to those experienced by investors in our sponsor. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment in us and you may lose some or all of your investment.

These tables are presented on a GAAP basis, except for specific references to taxable income and distributions thereof which are prepared on a tax basis.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(Unaudited and in Thousands)

Table III sets forth the unaudited operating results of our sponsor as of and for the nine month period ended September 30, 2011 and the five years ended December 31, 2010.

	As of and for the nine month period ended September 30, 2011	As of and for the year ended December 31,
		2010	2009	2008	2007	2006
Interest Income	$101,590	$153,955	$381,979	$691,287	$893,212	$138,639
Rental Income	67,063	72,373	44,637	17,425	11,291	12,639
Total Revenue	177,231	244,570	453,114	730,069	930,228	165,665
Interest Expense	(68,384)	(96,690)	(261,824)	(486,932)	(699,892)	(63,410)
Real Estate Operating Expenses	(40,971)	(51,276)	(35,179)	(13,135)	(8,657)	(7,621)
Provision for Losses	(3,400)	(38,307)	(226,567)	(162,783)	(21,721)	(2,499)
Asset Impairments	—	—	(46,015)	(67,052)	(517,452)	—
Total Expenses	(167,043)	(261,891)	(640,055)	(804,909)	(1,385,251)	(96,553)
Operating Income	10,188	(17,321)	(186,941)	(74,840)	(455,023)	69,112
Change in Fair Value of Financial Instruments	(55,113)	45,840	1,563	(552,437)	—	—
Income (Loss) from Continuing Operations	(26,188)	110,590	(440,141)	(617,130)	(435,991)	74,704
Net Income (Loss)	(25,441)	110,913	(440,981)	(619,185)	(437,478)	80,586
Net Income (Loss) Allocable to Common Shares	(35,500)	98,152	(441,203)	(443,246)	(379,588)	67,839
REIT Taxable Income (1):
From Operations	(19,878)	11,331	(35,501)	93,716	149,638	95,244
From Gain on Sale	—	—	—	—	—	—
Cash Generated From Operating Activities	(1,279)	15,448	65,013	141,998	183,043	74,641
Cash Generated from Investing Activities	39,520	62,898	253,004	542,525	(1,524,252)	(511,350)
Cash Generated from Financing Activities	(20,030)	(62,509)	(306,805)	(663,265)	550,777	529,047

Total Cash Generated	18,211	15,837	11,212	21,258	209,568	92,338
Less Cash Distributions to Investors:
From Operating Cash Flow	(15,748)	(13,641)	(13,641)	(121,782)	(180,948)	(64,391)
From Sales and Refinancing	—	—	—	—	—	—
From Other	—	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions to Investors	2,463	2,196	(2,429)	(100,524)	28,620	27,947
Less Special Items (Not Including Sales and Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	2,463	2,196	(2,429)	(100,524)	28,620	27,947
Tax and Distribution Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss):
— From Operations	9	8	—	69	110	53
— From Recapture	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—
Cash Distributions to Investors:
Source (on GAAP Basis)
— Operations	—	8	—	—	—	53
— Return of Capital	9	—	8	75	112	—
Source (on Cash Basis):
— Sales	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—
— Operations	9	8	8	75	112	53
— Other	—	—	—	—	—	—

(1)	REIT Taxable Income is before any dividends paid deductions for dividends declared or paid on our common shares and before the application of any net operating loss carryforwards.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

(Unaudited and in Thousands)

This Table sets forth summary information on the results of the sale or disposals of properties during the nine month period ended September 30, 2011 and most recent three years ended December 31, 2010 by our sponsor. All figures are through September 30, 2011.

				Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Closing and Soft Cost	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Orchid Tree	Scottsdale, AZ	2/3/09	7/2/09	$—	$15,679	$—	—	$15,679	$28,000	$15,500	$(65)
North Park Place	Detroit, MI	3/6/09	10/1/09	694	—	—	—	694	—	1,600	(340)
8600 Burton Way	Los Angeles, CA	11/2/09	3/12/10	—	4,756	—	—	4,756	7,500	4,818	(74)
Riverview Gardens	Yonkers, NY	3/25/10	7/8/10	—	1,939	—	—	1,939	3,800	2,497	119
Stonecreek	Ft Collins, CO	2/27/09	12/6/10	2,547	10,310	—	—	12,857	10,310	12,000	887
Peppermill	Jackson, MS	2/9/10	12/20/10	431	—	—	—	431	—	780	(87)
Prentiss Creek	Downers Grove, IL	10/3/08	4/13/11	3,425	43,249	—	—	46,674	41,013	50,832	870
Vista Springs	Moreno Valley, CA	11/1/10	5/20/11	—	18,113	—	—	18,113	18,749	18,500	362

APPENDIX B: DISTRIBUTION REINVESTMENT PROGRAM

This Distribution Reinvestment Program (the “Program”) is adopted by Independence Mortgage Trust, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who (1) purchase shares of the Company’s common stock (collectively the “Shares”) pursuant to the Company’s continuous public offering (the “Offering”), or (2) purchase Shares pursuant to any future offering of the Company (a “Future Offering”), and who elect to participate in the Program (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant and attributable to the Shares purchased by such Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Program, to the purchase of additional Shares for such Participant.

2. Effective Date. The effective date of this Program shall be the date that the minimum offering requirements are met in connection with the Offering and the escrowed subscription proceeds are released to the Company.

3. Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing an enrollment form or any other appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager or any soliciting dealer. Participation in the Program will begin with the next Distribution payable after acceptance of a Participant’s enrollment or authorization. Shares will be purchased under the Program on the date that Distributions are paid by the Company.

4. Suitability. Each Participant agrees that if such Participant fails to meet the then current suitability requirements for making an investment in the Company as set forth in the Company’s most recent prospectus, such Participant will promptly so notify the Company in writing.

5. Purchase of Shares.

(a) Participants will acquire Shares from the Company under the Program (the “Program Shares”) at a price equal to $9.50 per Share; provided, however, that after the Company begins disclosing an estimated per share value of the Company’s common stock, cash distributions will be reinvested in Shares at a price per Share equal to 95.0% of the Company’s most recently calculated estimated per share value. No selling commissions will be payable with respect to shares purchased pursuant to the distribution reinvestment program. Participants in the Program may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Program Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

(b) Shares to be distributed by the Company in connection with the Program may (but are not required to) be supplied from: (1) the Program Shares which will be registered with the SEC in connection with the Company’s Offering, (2) Shares to be registered with the SEC in a Future Offering for use in the Program (a “Future Registration”), or (3) Shares purchased by the Company for the Program in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

(c) Shares purchased in any Secondary Market will be purchased at the then-prevailing market price for Shares, which price will be utilized for purposes of issuing Shares in the Program. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Program may be at prices lower or higher than the Share price which will be paid for the Program Shares of that class pursuant to the Offering.

B-1

(d) If the Company acquires Shares in any Secondary Market for use in the Program, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available for Shares of the class acquired. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Program will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Program, the Company is in no way obligated to do either, but may do so in its sole discretion.

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

7. Share Certificates. The ownership of the Shares purchased through the Program will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

8. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Participant with an individualized report on such Participant’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

9. Termination by Participant. A Participant may terminate participation in the Program at any time, without penalty, by delivering to the Company 10 days’ written notice. Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Program with respect to the transferred Shares. If the Company repurchases a portion of a Participant’s Shares, the Participant’s participation in the Program with respect to the Participant’s Shares which were not repurchased will not be terminated unless the Participant requests such termination pursuant to this Section 9. If a Participant terminates Program participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Program participation for any reason, Distributions following the expiration of the 10 day notice period will be distributed to the Stockholder in cash.

10. Amendment, Suspension or Termination by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend the Program; provided that the Program cannot be amended to eliminate a Participant’s right to terminate participation in the Program and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote (including a majority of the Independent Directors) suspend or terminate the Program for any reason upon 10 days’ written notice to the Participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

*****

B-2

APPENDIX C

FORM OF SUBSCRIPTION AGREEMENT

INDEPENDENCE MORTGAGE TRUST, INC.

INDEPENDENCE MORTGAGE TRUST, INC.

INSTRUCTION PAGE

In no event may a subscription of shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

PLEASE MAIL the properly completed and executed ORIGINALS of the subscription agreement with your check made payable to: “UMB Bank, N.A. Escrow Agent for Independence Mortgage Trust” to:

Overnight Delivery:	Regular Mail:

Independence Mortgage Trust, Inc.	Independence Mortgage Trust, Inc.
c/o	c/o

After the initial proceeds are released from escrow, checks should be made payable to “Independence Mortgage Trust,” except that Pennsylvania investors should continue to make checks payable to “UMB Bank, N.A., Escrow Agent for Independence Mortgage Trust” until the REIT has received and accepted subscriptions for $75 million, at which point checks should be made payable to “Independence Mortgage Trust, Inc.” The completed Subscription Agreement and check should be sent to the address set forth above.

*	For IRA Accounts, send investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or Independence Realty Securities, LLC at 215-243-9000.

Instructions to Subscribers

Section 1: Indicate investment amount (Make all checks payable to “UMB Bank, N.A. Escrow Agent for Independence Mortgage Trust”).

Section 2: Indicate type of ownership.

Non-Custodial Ownership

•	Accounts with more than one owner must have ALL PARTIES SIGN where indicated on Page 3.

•	For Pension Plans, Trusts or Corporate Partnerships, you must attach copies of all plan documents required in section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

Section 3: Provide all Names, Addresses, Dates of Birth, Social Security or Tax ID numbers of all Investors or Trustees.

Section 4: Choose Distribution Allocation option.

Section 5: To be signed and completed by your Financial Advisor (remember to include CRD number for FA and BD Firm and the Branch Manager’s signature).

Section 6: Have ALL owners initial and sign where indicated on Page 3.

INDEPENDENCE MORTGAGE TRUST, INC. SUBSCRIPTION AGREEMENT
1. YOUR INITIAL INVESTMENT

Investment Amount $

The minimum initial investment is 200 shares ($2,000).
The minimum purchase for Tennessee and New York residents is $2,500.
Cash, cashier’s check/official bank checks in bearer from, foreign checks, money orders, third party checks, or traveler’s checks, will not be accepted.

☐	I/WE AM/ARE EMPLOYEE(S) OF INDEPENDENCE REALTY SECURITIES, LLC. A FAMILY MEMBER OF ONE OF THE ABOVE, AN AFFILIATE AND/OR A “FRIEND”.

☐	REGISTERED REPRESENTATIVE NAV (NET ASSET VALUE) PURCHASE REPRESENTATIVE WILL NOT BE PAID A COMMISSION FOR THIS PURCHASE, BUT WILL RECEIVE ADDITIONAL SHARES OR FRACTIONS THEREOF.

☐	CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW. Existing Account Number

2. FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership	Custodial Ownership

☐ Individual	Send all paperwork and make check payable to Custodian.

☐ Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated.)	☐ IRA ☐ ROTH/IRA ☐ SEP/IRA ☐ SIMPLE ☐ OTHER

☐ Tenants in Common	Name of Custodian __________________________________

☐     TOD – Optional designation of beneficiaries for individual, joint owners with rights of survivorship or tenants by the entities. (Please complete Transfer on Death Registration Form. Please contact the dealer manager for this form)

Mailing Address ____________________________________ City, State Zip ______________________________________

☐ Uniform Gift / Transfer to Minors (UGMA/UTMA) of the State of	Custodian Information (To be completed by Custodian above)

☐ Pension Plan (Include plan documents)

☐ Trust (Include title and signature pages of trust documents)	Custodian Tax ID # ____________________________________________

☐ Partnership (Include agreement)	Custodian Account # ___________________________________________

☐ Corporate Ownership (Include corporate resolution)	Custodian Phone ______________________________________________

☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

☐ Other (Include title and signature pages)

3. INVESTOR INFORMATION (Please print name(s) in which the shares are to be registered)
A. Individual / Trustee / Beneficial Owner

First Name: _____________________ Middle Name: _____________________	Last Name: _____________________ Tax ID or SS#: _________________

State Address: _____________________________________________________	City: _______________ State: _______ Zip: ________________________

Date of Birth (mm/dd/yyyy): _________________________________________	If Non-U.S. Citizen, specify Country of Citizenship: ___________________

Daytime Phone #: __________________________________________________	If non-resident allen, Investor must submit an original of the appropriate W- 8 form.

Email Address: ____________________________________________________	U.S. Driver’s License # (if available): ________________ State of Issue: ____

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

B. Joint Owner / Co-Trustee / Minor

First Name: _____________________ Middle Name: ____________________	Last Name: _____________________ Tax ID or SS#: __________________

State Address: ____________________________________________________	City: _______________ State: _______ Zip: __________________________

Date of Birth (mm/dd/yyyy): ________________________________________	If Non-U.S. Citizen, specify Country of Citizenship: ____________________

Daytime Phone #: _________________________________________________	If non-resident alien, submit an original of the appropriate W- 8 form.

Email Address: ___________________________________________________	U.S. Driver’s License # (if available): ________________ State of Issue: _____

C. Trust / Corporation / Partnership / Other
(Trustee’s information must be provided in sections 3A and 3B)

Date of Trust (mm/dd/yyyy): ________________ Entity Name / Title of Trust: ______________________________ Tax ID number: _______________________

4. DISTRIBUTIONS (Select only one)

Complete this section to enroll in the Distribution Reinvestment Program or to elect how you wish to receive your dividend distributions.

A. ☐ Reinvest/Distribution Reinvestment Program (see the final prospectus for details)

B. ☐ Mail Check to the address of record

C. ☐ Credit Dividend to my IRA or Other Custodian Account

D. ☐	Cash/Direct Deposit (Please attach a pre-printed voided check (Non-Custodian Investor only) I authorize Independence Mortgage Trust, Inc or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify Independence Mortgage Trust, Inc. in writing to cancel it. In the event that Independence Mortgage Trust, Inc. deposits funds erroneously into my account, it is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)

Name / Entity Name / Financial Institution: _____________________________	Account Number: __________________________________________________

Your Bank’s ABA/Routing Number: __________________________________

Checking Account: ________________________________________________	Saving Account: __________________________________________________

PLEASE ATTACH COPY OF VOIDED CHECKS TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signature of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature: _______________________________________________________	Signature: _______________________________________________________

5. BROKER-DEALER / FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor’s legal residence.

Broker Dealer: ___________________________________________________	Financial Advisor Name / RIA: _____________________________________

Advisor Mailing Address: __________________________________________	City: _______________ State: _______ Zip: ___________________________

Advisor Number: ________________ Branch Number: _________________	Telephone #: _____________________ Email Address: ____________

Fax Number: ___________________ Broker Dealer CRD Number: _______________________________ Financial Advisor CRD Number: ______________

☐     AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA): All sales of securities must be made through a Broker Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer (Section 5 must be filed in). I acknowledge that by checking the above box, I WILL NOT RECEIVE A COMMISSION.

The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and/or RIA Signature: ___________________________	Date: ______________________________

Branch Manager Signature: ______________________________________	Date: ______________________________

6. SUBSCRIBER SIGNATURES

A.    The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following (you must initial each of the representations below):

		a)	I/We have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and estimate that (without regard to Independence Mortgage Trust, Inc.) I/We have a gross income due in the current year of at least $70,000; or I/We have a net worth (excluding home, home furnishings and personal automobiles) of at least $250,000. In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
Owner	Joint-Owner

		b)	I/We have received the final prospectus of Independence Mortgage Trust, Inc. not less than five business day prior to the date hereof.
Owner	Joint-Owner

		c)	I/We am/are purchasing shares for my/our own account.
Owner	Joint-Owner

		d)	I/We acknowledge that the shares are not liquid.
Owner	Joint-Owner

		e)	If an affiliate of Independence Mortgage Trust, Inc., I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.
Owner	Joint-Owner

		f)	My/our tax identification number(s) set forth in this Subscription Agreement is/are accurate and I/we am/are not subject to backup withholding.
Owner	Joint-Owner

B.	You MUST initial one of the representations below if you are a resident of Alabama, California or North Dakota. If you are not a resident of any of these states then you should leave these blank. In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase or the shares. Please carefully read and initial one of the representations below, if applicable. In each case, net worth excludes your home, home furnishings and automobiles.

I am a resident of Alabama and I have a liquid net worth of at least 10 times the amount of my investment in this real estate investment program and other similar programs.
Owner	Joint-Owner

I am a resident of California and my investment in this offering does not exceed 10% of my net worth.
Owner	Joint-Owner

I am a resident of North Dakota and my investment in Independence Mortgage Trust, Inc. and its affiliates does not exceed 10% of my net worth.
Owner	Joint-Owner

Owner Signature: _______________________________________________	Date: ______________________________

Joint-Owner Signature: __________________________________________	Date: ______________________________

Signature or Custodian(s) or Trustee(s) (if applicable). Current custodian must sign if investment is for an IRA account.

Authorized Signature (Custodian or Trustee): ________________________	Date: ______________________________

INDEPENDENCE MORTGAGE TRUST, INC. OR ITS DESIGNEE WILL SEND YOU A CONFIRMATION OF YOUR PURCHASE.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY ANY INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OR MARYLAND WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

Independence Mortgage Trust, Inc.

Common Stock

Maximum Offering of $1,650,000,000

Minimum Offering of $2,000,000

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until                     , 2012 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

                    , 2012

PART II

Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by the registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$189,090
FINRA filing fee	75,500
Printing costs	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent, escrow agent, fund administrator and custodian fees	*
Training and education seminars	*
Sales and advertising expenses	*
Blue sky fees and expenses	*
Miscellaneous expenses	*

Total	$264,590

*	To be filed by amendment.

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

On October 27, 2011, we issued 20,000 shares of our common stock at $10.00 per share to Independence Mortgage Advisor, LLC, our advisor, in exchange for $200,000 in cash. The issuance of such shares was effected in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, provided by Section 4(2) of the Securities Act. Our advisor, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

On November 18, 2011, our operating partnership issued 100 common unit in our operating partnership at $10.00 per unit to Independence Mortgage Trust OP Holder, LLC in exchange for $1,000. The issuance of such common units was effected by our operating partnership in reliance upon the exemption from the registration requirements of the Securities act provided by Section 4(2) of the Securities Act. Independence Mortgage Trust OP Holder, by virtue of its affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

Item 34.	Indemnification of Directors, Officers and Others.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity.

Maryland law permits a Maryland corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•

an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The registrant’s charter generally limits the liability of its directors and officers for monetary damages and requires it to indemnify and advance expenses to its directors, officers and advisor and its advisor’s affiliates for losses that they may incur by reason of their service in those capacities. However, the registrant may not indemnify its directors, its advisor or any affiliates of its advisor for any liability or losses suffered by them or hold its directors, its advisor or any affiliates of its advisor harmless for any loss or liability suffered by the registrant unless all of the following conditions are met:

•	the directors, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the registrant’s best interests;

•	the directors, advisor or affiliates were acting on the registrant’s behalf or performing services for the registrant;

•	in the case of affiliated directors, the registrant’s advisor or its affiliates, the liability or loss was not the result of negligence or misconduct; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct.

The indemnification or agreement to hold harmless is recoverable only out of the registrant’s net assets and not from the stockholders.

Indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the registrant or its stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

In addition, the registrant will not indemnify its directors, advisor and affiliates or any person acting as a broker-dealer for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the registrant’s securities were offered or sold as to indemnification for violation of securities laws.

The registrant’s charter further provides that it may pay or reimburse reasonable legal expenses and other costs incurred by its directors, its advisor and any affiliates of its advisor in advance of final disposition of a proceeding only if all of the following are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on the registrant’s behalf; the person seeking advancement provides the registrant with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement provides the registrant with a written agreement to repay the amount paid or reimbursed by the registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that he is not entitled to indemnification.

The registrant intends to enter into indemnification agreements with its executive officers and directors. The indemnification agreements will require, among other things, that, subject to the limitations in the registrant’s charter, the registrant indemnify its executive officers and directors and advance to its executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. These agreements will require the registrant, subject to the limitations in the registrant’s charter, to indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. The registrant will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the registrant, whether or not the registrant is required or has the power to indemnify them against the same liability.

The registrant has agreed to indemnify and hold harmless its advisor and its affiliates performing services for it from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, the registrant and its stockholders may be entitled to a more limited right of action than it would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect on investors of any arrangement under which any of the registrant’s controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from the registrant’s payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, the registrant’s payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to the registrant and its stockholders against the officers and directors.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements.

See page F-1 for an index of the financial statements included in the registration statement.

(b)	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) that, for the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6) that, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser;

(7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated during the distribution period;

(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(Unaudited and in Thousands)

The table below presents summary information on properties acquired during the nine month period ended September 30, 2011 and most recent three years ended December 31, 2010 by our sponsor, RAIT Financial Trust. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through September 30, 2011.

Property	Ownership	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet of Units	Date of Purchase	Mortgage Financing At Purchase	Cash Down Payment	Contract Price & Acquisition Fee (1)	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Price
Stonecrest	Fee	Birmingham, AL	Multifamily	315 / 370,386	8/7/2008	$22,500	—	$22,500	—	—	$29,291
Crestmont	Fee	Marietta, GA	Multifamily	228 / 201,200	10/3/2008	13,038	—	13,038	—	—	16,036
Copper Mill	Fee	Austin, TX	Multifamily	320 / 261,897	10/3/2008	13,955	—	13,955	—	—	17,101
Cumberland	Fee	Smyrna, GA	Multifamily	222 / 216,600	10/3/2008	12,811	—	12,811	—	—	15,970
Heritage Trace	Fee	Newport News, VA	Multifamily	200 / 179,148	10/3/2008	10,514	—	10,514	—	—	13,210
Mandalay Bay	Fee	Austin, TX	Multifamily	300 / 247,470	10/3/2008	21,545	—	21,545	—	—	26,816
Oyster Pt	Fee	Newport News, VA	Multifamily	278 / 260,900	10/3/2008	15,658	—	15,658	—	—	19,599
Tuscany Bay	Fee	Orlando, FL	Multifamily	396 / 340,440	10/3/2008	28,043	—	28,043	—	—	35,011
Prentiss Creek	Fee	Downers Grove, IL	Multifamily	700 / 614,872	10/3/2008	41,013	—	41,013	—	—	50,832
Colonial Parc	Fee	Little Rock, AR	Multifamily	239 / 222,145	1/27/2009	9,172	—	9,172	—	—	4,549
Stonecreek Apts	Fee	Ft Collins, CO	Multifamily	167 / 129,700	2/27/2009	10,310	—	10,310	35	183	12,218
Belle Creek Apts	Fee	Henderson, CO	Multifamily	162 / 123,800	2/19/2009	15,075	—	15,075	—	—	9,452
Willows	Fee	Las Vegas, NV	Multifamily	98 / 103,980	2/19/2009	11,800	—	11,800	—	—	10,922
Regency Meadows	Fee	Las Vegas, NV	Multifamily	120 / 96,864	2/19/2009	9,986	—	9,986	—	—	9,374
North Park Place	Fee	Detroit, MI	Multifamily	79 / 111,950	3/6/2009	—	—	—	50	—	1,650
Remington	Fee	Tampa, FL	Multifamily	369 / 357,348	3/4/2009	24,490	—	24,490	—	—	21,365
Desert Wind	Fee	Phoenix, AZ	Multifamily	216 / 137,372	4/24/2009	12,221	—	12,221	—	—	12,600
Eagle Ridge	Fee	Colton, CA	Multifamily	144 / 128,432	4/24/2009	16,585	—	16,585	—	—	15,990
Emerald Bay	Fee	Las Vegas, NV	Multifamily	337 / 319,215	4/24/2009	27,917	—	27,917	—	—	32,500
Grand Terrace	Fee	Colton, CA	Multifamily	208 / 178,580	4/24/2009	23,168	—	23,168	—	—	23,096
Las Vistas	Fee	Phoenix, AZ	Multifamily	200 / 134,000	4/24/2009	11,932	—	11,932	—	—	12,200
Penny Lane	Fee	Mesa, AZ	Multifamily	136 / 114,824	4/24/2009	9,316	—	9,316	—	—	7,700
Sandal Ridge	Fee	Mesa, AZ	Multifamily	196 / 134,900	4/24/2009	11,309	—	11,309	—	—	9,900
Preserve at Colony Lakes	Fee	Stafford, TX	Multifamily	420 / 385,548	9/15/2009	34,425	—	34,425	—	—	33,600
English Aire/Lafayatte Landing	Fee	Austin, TX	Multifamily	397 / 297,684	9/30/2009	16,877	—	16,877	—	—	17,200
Tresa at Arrowhead	Fee	Phoenix, AZ	Multifamily	360 / 324,983	10/13/2009	36,675	—	36,675	—	—	35,400

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(Unaudited and in Thousands)

Property	Ownership	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet of Units	Date of Purchase	Mortgage Financing At Purchase	Cash Down Payment	Contract Price & Acquisition Fee (1)	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Price
8600 Burton Way	Fee	Los Angeles, CA	Multifamily	19 / 18,171	11/2/2009	7,500	—	7,500	—	—	4,818
Madison Park/Southgreen	Fee	Indianapolis, IN	Multifamily	223 / 168,445	11/19/2009	7,520	—	7,520	—	—	6,300
Ventura	Fee	Gainesville, FL	Multifamily	208 / 159,200	3/4/2010	10,253	—	10,253	—	—	9,563
Lexington, Peppermill and Trails at Northpoint	Fee	Jackson, MS	Multifamily	480 / 482,064	2/9/2010	25,867	—	25,867	—	—	23,388
Silversmith	Fee	Jacksonville, FL	Multifamily	140 / 121,820	2/9/2010	9,515	—	9,515	—	—	5,239
Riverview	Fee	Yonkers, NY	Multifamily	116 / 94,100	3/25/2010	3,800	—	3,800	—	—	2,497
Biscayne aka Vista Lago	Fee	Miami, Florida	Multifamily	135 / 119,376	7/21/2010	14,972	—	14,972	—	—	10,500
Centrepoint	Fee	Tucson, AZ	Multifamily	320 / 317,440	7/23/2010	29,150	—	29,150	—	—	28,100
Regency Manor	Fee	Miami, FL	Multifamily	148 / 113,400	10/12/2010	—	—	—	—	—	11,600
Vista Springs	Fee	Moreno Valley, CA	Multifamily	212 / 174,360	11/1/2010	18,749	—	18,749	—	—	20,200
Somervale Apartments	Fee	Miami Gardens, FL	Multifamily	343 / 333,012	5/26/2011	31,801	—	27,100	537	—	27,637
Augusta Park Apartments	Fee	Las Vegas, NV	Multifamily	272 / 246,008	6/6/2011	35,000	—	30,900	237	—	31,137
Northpoint	Fee	Roswell, GA	Office	97,630	7/28/2008	10,232	—	10,232	—	—	13,573
Executive Center	Fee	Milwaukee, WI	Office	102,017	3/13/2009	8,409	—	8,409	—	—	7,905
Long Beach Promenade	Fee	Long Beach, CA	Office	25,809	8/18/2009	5,225	—	5,225	—	—	4,300
Mineral Business Center	Fee	Denver, CO	Office	79,318	12/4/2009	10,881	—	10,881	—	—	9,700
1501 Yamato Road	Fee	Boca Raton, FL	Office	171,489	12/23/2009	41,753	—	41,753	—	—	41,000
Tiffany Square	Fee	Colorado Springs, CO	Office	184,219	5/7/2010	12,395	—	12,395	—	—	12,000
Four Resource Square	Fee	Charlotte, NC	Office	151,849	1/20/2011	21,976	—	20,300	73	—	20,373
Sharpstown Mall	Fee	Houston, TX	Retail	681,463	1/9/2009	34,364	—	34,364	1	—	33,685
Murrells Retail Associates	Fee	Myrtle Beach, SC	Retail	434,649	9/3/2009	18,667	—	18,667	—	—	2,500
Corey Landings	Fee	St Pete Beach, FL	Land	N/A	1/7/2009	—	—	—	—	—	21,595

(1)	These properties were acquired by our sponsor through UCC sales or foreclosure. As such, the contract price presented above is equivalent to the mortgage balance at the time of acquisition.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(Unaudited and in Thousands)

Independence Realty Trust, Inc.

The table below presents summary information on properties acquired during the nine month period ended September 30, 2011 by Independence Realty Trust, Inc., or IRT, a program sponsored by our sponsor. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through September 30, 2011.

Property	Ownership	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet of Units	Date of Purchase	Mortgage Financing At Purchase	Cash Down Payment	Contract Price & Acquisition Fee (1)	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Price
Crestmont	Fee	Marietta, GA	Multifamily	228 / 201,200	4/29/2011	6,750	—	13,500	38	—	13,538
Copper Mill	Fee	Austin, TX	Multifamily	320 / 261,897	4/29/2011	7,350	—	14,715	73	—	14,788
Cumberland	Fee	Smyrna, GA	Multifamily	222 / 216,600	4/29/2011	6,900	—	13,800	38	—	13,838
Heritage Trace	Fee	Newport News, VA	Multifamily	200 / 179,148	4/29/2011	5,500	—	11,000	65	—	11,065
Belle Creek Apts	Fee	Henderson, CO	Multifamily	162 / 123,800	4/29/2011	10,575	—	14,100	27	—	14,127
Tresa at Arrowhead	Fee	Phoenix, AZ	Multifamily	360 / 324,983	4/29/2011	27,500	—	36,675	34	—	36,709

(1)	These properties were contributed by our sponsor to IRT. As such, the contract price presented above is equivalent to the mortgage indebtedness assumed and the limited partner interests issued at the time of contribution.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, in the Commonwealth of Pennsylvania, on this 30th day of December, 2011.

Independence Mortgage Trust, Inc.

By:	/s/ RAPHAEL LICHT
Raphael Licht
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ RAPHAEL LICHT Raphael Licht	President and Director (Principal Executive Officer)	December 30, 2011

/s/ JAMES J. SEBRA James J. Sebra	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 30, 2011

/s/ SCOTT F. SCHAEFFER Scott F. Schaeffer	Chairman of the Board	December 30, 2011

Exhibit Index

1.1**	Form of Dealer Manager Agreement

1.2**	Form of Soliciting Dealer Agreement

3.1*	Form of Articles of Amendment and Restatement of Independence Mortgage Trust, Inc.

3.2**	Bylaws of Independence Mortgage Trust, Inc.

4.1	Form of Distribution Reinvestment Program (included in the prospectus as Appendix B)

4.2	Form of Subscription Agreement (included in the prospectus as Appendix C)

5.1**	Form of Opinion of Venable LLP as to Legality of Securities

8.1**	Form of Opinion of Alston & Bird LLP as to Tax Matters

10.1*	Form of Advisory Agreement

10.2**	Form of Escrow Agreement

10.3*	Form of Long-Term Incentive Plan

10.4*	Form of Independent Directors Compensation Plan

10.5**	Form of Indemnification Agreement

21.1**	Subsidiaries of the Registrant

23.1*	Consent of Grant Thornton LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1)

23.3	Consent of Alston & Bird LLP (included in Exhibit 8.1)

*	Filed herewith
**	Previously filed